EXHIBIT 10.1

Execution Version
TRI-STATE CONTRACT NO. 24-TSGT-0016

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT TRI-STATE TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED ON THAT BASIS IS DENOTED IN THIS DOCUMENT AS “[***].”

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE ITS DISCLOSURE WOULD CONSTITUTE AN UNWARRANTED INVASION OF PERSONAL PRIVACY. INFORMATION THAT HAS BEEN OMITTED ON THAT BASIS IS DENOTED IN THIS DOCUMENT AS “[###].”

TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

(AXIAL BASIN SOLAR PROJECT)

Dated as of March 15, 2024

Between

Tri-State Generation and Transmission Association, Inc.

and

JSI Construction Group LLC

LIST OF EXHIBITS
EXHIBIT A        SCOPE OF WORK
EXHIBIT B        FORM OF CHANGE ORDER AND CHANGE REQUEST
EXHIBIT C        FORM OF WAIVER AND FINAL RELEASE
EXHIBIT D        FORM OF CERTIFICATION AND LIEN RELEASE
EXHIBIT E        MILESTONE COMPLETION CERTIFICATES
EXHIBIT E-1    CERTIFICATE OF COMMERCIAL DELIVERY OF POWER
EXHIBIT E-2    CERTIFICATE OF SUBSTANTIAL COMPLETION
EXHIBIT E-3    CERTIFICATE OF FINAL ACCEPTANCE
EXHIBIT F        PAYMENT APPLICATION
EXHIBIT G        PROJECT AND MILESTONE PAYMENT SCHEDULE
EXHIBIT H        MAJOR SUPPLIER WARRANTIES
EXHIBIT I        PERFORMANCE TESTS
EXHIBIT J-1        EPC CONTRACTOR PERMIT MATRIX
EXHIBIT J-2        OWNER PERMIT MATRIX
EXHIBIT K        APPROVED MAJOR SUBCONTRACTORS AND VENDORS
EXHIBIT L        SAFE WORK PRACTICES MANUAL
EXHIBIT M        EPC CONTRACTOR PARENT GUARANTY
EXHIBIT N        PROJECT SCHEDULE

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT
24-TSGT-0016
This Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project) (the “EPC Contract”), dated as of March 15, 2024 (the “Effective Date”) is by and between Tri-State Generation and Transmission Association, Inc., a cooperative corporation organized and existing under the laws of the State of Colorado (“Owner”), and JSI Construction Group LLC, a Delaware limited liability company (“EPC Contractor”). Owner and EPC Contractor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, subject to the terms and conditions set forth in this EPC Contract, Owner desires to have constructed and placed into operation a solar photovoltaic electric generating system and related ancillary equipment with a nameplate capacity of 145 MW AC of electrical power from a solar energy generation system to be located in Moffat County, Colorado (the “Facility” or “Project”);
WHEREAS, pursuant to an Asset Purchase Agreement entered into between Axial Basin Solar LLC (the “Project Company”) and Owner, dated as of March 15, 2024 (the “APA”), the Project Company agreed, subject to the terms and conditions set forth therein, to sell the Project and related assets to Owner (the “Acquisition”);
WHEREAS, the form of this EPC Contract was included as an exhibit to the APA;
WHEREAS, EPC Contractor, itself or through qualified Suppliers, is experienced, skilled, and prepared to provide all that is necessary for the permitting, development, engineering, design, procurement, project management, construction, interconnection, testing, start-up and commissioning of the Project.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1.
RULES OF INTERPRETATION AND DEFINITIONS
1.1 Rules of Interpretation. The Parties acknowledge and agree that:
1.1.1the Interconnection Agreement shall be a separate and free-standing contract and that the terms of this EPC Contract are not binding upon Interconnection Provider;
1.1.2this EPC Contract does not provide Owner or EPC Contractor authorization to interconnect the Project to Interconnection Provider or inject power into the transmission system;
1.1.3notwithstanding any other provision in this EPC Contract, nothing in the Interconnection Agreement shall alter or modify EPC Contractor’s or Owner’s rights, duties and obligations under this EPC Contract. This EPC Contract shall not be construed to create any rights between EPC Contractor and Interconnection Provider;

1.1.4for purposes of this EPC Contract, Interconnection Provider shall be deemed to be a separate entity and separate contracting party whether or not the Interconnection Agreement is entered into with Owner or an Affiliate of Owner; and
1.1.5any action, inaction, default or breach of Interconnection Provider shall not be constructed as an action, inaction, default or breach of Owner under this EPC Contract.
1.2 Definitions. Unless otherwise required by the context in which any term appears: (a) capitalized terms used in this EPC Contract shall have the respective meanings set forth in this Article 1; (b) the singular shall include the plural and vice versa; (c) the word “including” shall mean “including, without limitation”; (d) references to “Sections”, “Schedules” and “Exhibits” shall be to sections, schedules and exhibits hereof; (e) the words “herein,” “hereof” and “hereunder” shall refer to this EPC Contract as a whole and not to any particular section or subsection hereof; and (f) references to this EPC Contract shall include a reference to all schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time.
“AC” means alternating current.
“Acquisition” is defined in the Recitals to this EPC Contract.
“Additional Solar Equipment” is defined in Section 17.3.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly through one or more intermediaries, of the power to either (a) elect a majority of the directors (or Persons with equivalent management power) of such Person or (b) direct or cause the direction of the management or policies of such Person, whether through the ownership of securities or partnership, membership or other ownership interests, by contract, by operation of law or otherwise.
“Antiquity” means any man-made object, fossil, human remains, or evidence of human burials, which has a reasonable likelihood of being determined by any Governmental Authority both to be of historical value and to require preservation pursuant to any antiquities protection Law.
“Anti-Corruption Laws” means any Applicable Laws concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” means any Applicable Laws concerning or relating to financing terrorism, “know your customer” or money laundering.
“Applicable Law” or “Applicable Laws” means any constitution, charter, act, statute, law, ordinance, rule, regulation, tariff, or order, Permit, any final decree, judgment or order of a court, or code or standard of any Governmental Authority applicable to the Project, Work, or this EPC Contract.
“Apprenticeship Requirements” means the apprenticeship requirements established by the Code, including without limitation those contained in Section 45(b)(8) of the Code and the Treasury Regulations and any other administrative guidance promulgated thereunder, and the U.S. Department of Labor so that the Project qualifies for the increased tax benefits under the Inflation Reduction Act of 2022. For the avoidance of doubt, if there is a Change in Law after the Effective Date so as to provide for an exemption from the Apprenticeship Requirements in effect on the Effective Date, and such Change in Law permits the Project to qualify for the increased tax benefits under the Inflation Reduction Act of 2022 without adherence to the Apprenticeship Requirements in effect as of the Effective Date, the Apprenticeship Requirements, if any, adopted by the Change in Law shall control.
“As-Built Drawings” means the final corrected and redrawn drawings or documents that reflect the Work performed, Materials and Transformer installed, and the actual Project as constructed, which have been certified or sealed, as may be required by Applicable Law, by a duly licensed professional engineer. Such As-Built Drawings shall also be provided in CAD and .pdf format.
“Availability” is defined in Exhibit I, Part C.
“Availability Guaranty” means the test defined in Exhibit I, Part C.
“Business Day” means any day excluding Saturday and Sunday and any day which is (i) a legal holiday in the State of Colorado or (ii) a day on which banking institutions are permitted or required to be closed in the State of Colorado.
“Capacity Test” means the test defined in Exhibit I, Part B.
“Cash Deposit” means United States currency that is deposited with Owner to meet the requirements of the Performance Credit Support and the Workmanship Credit Support.
“Certificate of Commercial Delivery of Power” means a certificate issued by EPC Contractor and countersigned by Owner in accordance with Section 14.1, which shall evidence Owner’s acknowledgment that Commercial Delivery of Power has occurred.
“Certificate of Final Acceptance” means a certificate issued by EPC Contractor and countersigned by Owner in accordance with Article 15.2, which shall evidence Owner’s acknowledgment that Final Acceptance has occurred.
“Certificate of Substantial Completion” means a certificate issued by EPC Contractor and countersigned by Owner in accordance with Section 14.2, which shall evidence Owner’s acknowledgment that Substantial Completion has occurred.
“Change” means a Time Change or Price Change.
“Change in Law” means the adoption, enactment, amendment or change in Applicable Law after the Effective Date which, at the time of such adoption, enactment, amendment or change, has a material impact on the cost of the Work for the Project or the Critical Path; provided “Change in Law” shall exclude any adoption, enactment, amendment or change in Applicable Law to import taxes, import duties, custom duties, tariffs, minimum price floors and other similar remedies, including those that are imposed, assessed or levied pursuant to Section 232 of the Trades Expansion Act of 1962 (as amended), Section 301 of the Trade Act of 1974 (as amended.
“Change Order” means a written order executed by Owner and EPC Contractor pursuant to ARTICLE 22 (or only by Owner pursuant to ARTICLE 21) substantially in the form of Exhibit B authorizing a Change or other modification of this EPC Contract.
“Change Request” means a document, substantially in the form of Exhibit B, prepared by EPC Contractor as a proposal for a Change.

“Change Trigger Event” means (a) a Change in Law; (b) the occurrence of a Force Majeure Excused Event (subject to the limitations set forth in ARTICLE 20); (c) an Owner Directed Change (ARTICLE 21); (d) the occurrence of any delays with the Work resulting from delays by Interconnection Provider (or any party under Interconnection Provider’s direction or control) in completing Interconnection Provider’s obligations to interconnect the Project under the Interconnection Agreement, or any breach by Interconnection Provider of the Interconnection Agreement; (e) the occurrence of any delays or interference with the Work resulting from the breach of this EPC Contract by Owner or the acts or omissions or willful misconduct of any Owner Person, in each case, to the extent not attributable to the actions or inactions of any EPC Contractor Person or a breach of this EPC Contract by EPC Contractor. For the avoidance of doubt, the existence of Unforeseen Site Conditions on the Site is not a Change Trigger Event. Notwithstanding the foregoing, a Change in Law with respect to: (i) taxes or levies assessed on EPC Contractor’s income, profits, revenues, or gross receipts, or (ii) taxes, levies or withholdings that vary the compensation, benefits, or amounts to be paid to or on behalf of employees of EPC Contractor or any Supplier, shall not be a Change Trigger Event.
“Claim” is defined in Section 38.1.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the applicable regulations promulgated thereunder.
“Commercial Delivery of Power” is defined in Section 14.1.2.
“Contract Documents” means this EPC Contract, together with all exhibits, schedules, and attachments referenced or attached hereto, any LNTP, the Notice to Proceed, all EPC Contractor Deliverables, and the Final Construction Documents.
“Confidential Information” means, with respect to any Party, all written, verbal, and electronic information that such Party provides or makes available to the other Party relating in any way to this EPC Contract or the transactions contemplated hereunder that is marked as “proprietary” or “confidential,” or which by its nature can reasonably be understood to be confidential, including any Documentation.
“Credit Support” means a Cash Deposit or Letter of Credit.
“Critical Path” means those activities that are essential to the execution of the Work and without their execution, in the proper sequence, the Work cannot proceed in accordance with the provisions of this EPC Contract and one or more delays to the Project Schedule will result.
“Critical Performance Shortfall” is defined in Section 17.3.
“Day” means a calendar day.
“Defect” or “Defective” means any designs, engineering, installation, Materials, or other Work which: (a) does not conform to the Scope of Work, (b) is inconsistent with Industry Standards, or (c) with respect to Materials, (i) breaks, (ii) ceases to perform the function for which it was designed or installed, (iii) fails to conform to the requirements of this EPC Contract, or (iv) is not of uniform good quality. For the avoidance of doubt, cosmetic blemishes, non-functional color variations, and the use of Materials as part of the Work that perform the function required in the Scope of Work but are manufactured to a higher standard shall not be considered a Defect.

“Direct Pay” means the “elective pay” provisions in the Inflation Reduction Act as set forth in Section 6417 of the Code and the Treasury Regulations promulgated thereunder, as may be amended from time to time.
“Documentation” means all materials in printed or electronic format that are, or are required hereunder to be, delivered by EPC Contractor to Owner, including, without limitation, all Specifications and Drawings, design calculations, schedules, schematics, equipment and software manuals, drawings (including As-Built Drawings), reports and test data and results.
“Effective Date” is defined in the preamble of this EPC Contract.
“Eligible Bank” means a commercial bank organized under the laws of the United States or a political subdivision thereof or a U.S. branch of a foreign bank having: (i) a general long-term senior unsecured debt rating of at least “A-” (or equivalent) by at least two (2) rating agencies, one of which must be either S&P Global Ratings or Moody’s Investor Services, Inc.; and (ii) and an asset value of at least thirty billion Dollars ($30,000,000,000), or a Person otherwise approved by Owner in its sole discretion. An Eligible Bank cannot be an Affiliate of EPC Contractor.
“EPC Contract” means this EPC Contract between Owner and EPC Contractor and all the Exhibits and Appendices hereto.
“EPC Contract Price” is defined in Section 26.1.
“EPC Contractor” is defined in the preamble of this EPC Contract.
“EPC Contractor Deliverables” is defined in Section 19.2.
“EPC Contractor Event of Default” is defined in Section 36.1.
“EPC Contractor Parent Guaranty” is defined in Section 54.7.
“EPC Contractor Permits” means each and every Permit necessary to be obtained for EPC Contractor to carry out the Work as listed in the Scope, including, but not limited to, the Permits listed on Exhibit J-1. For the avoidance of doubt, all Permits not specifically listed on Exhibit J-2 as an Owner Permit shall be an EPC Contractor Permit.
“EPC Contractor Person” means EPC Contractor and its direct and indirect contractors, vendors, subsidiaries, owners and Affiliates (and any successor or permitted assignee of any of the foregoing Persons), any Supplier, and their respective employees, agents and representatives, in each case, to the extent the foregoing Persons are not Owner Persons.
“EPC Contractor Taxes” is defined in Section 11.1.
“EPC Contractor Termination Payment” is defined in Section 36.4.
“EPC Contractor’s Manager” is defined in Section 8.1.
“Estimated Remaining Transformer Payment Amount” means an amount equal to [***].
“Excluded Labor” means any labor employed or utilized by Owner and any other contractors, subcontractors (of any tier), vendors, suppliers, or consultants who or which may be providing services in respect of the Project on behalf of Owner, or any contractors, subcontractors (of any tier), vendors, suppliers, or consultants of Owner, or who or which are not under the control of EPC Contractor or its Subcontractors.
“Facility” is defined in the recitals of this EPC Contract.
“Facility Performance” is defined in Exhibit I, Part B.
“Final Acceptance” is defined in Section 15.1.
“Final Acceptance Date” means the date on which Final Acceptance occurs.
“Final Construction Documents” means the final designs, drawings, and specifications that are used for construction, and any Change Orders affecting those documents, that describe the technical requirements for the installation of all the materials and equipment pursuant to this EPC Contract.
“Financing Party” means any Person, including any trustee or agent representing any such Person, providing or potentially providing financing with respect to the Project to Owner or any of Owner’s Affiliates.
“Force Majeure Excused Event” is defined in Section 20.1.
“Good Faith Efforts Exception” means the provisions of Section 45(b)(8)(D)(ii) of the Code to the extent applicable to the Project.
“Governmental Approvals” means licenses, permits, franchises, approvals, authorizations, consents, waivers, rights, franchises, judgments, decrees, declarations, regulations, certifications, recordings, exemptions, releases, variances, rulings or orders of or issued by, or filings with, or notice to, any Governmental Authority under Applicable Law.
“Governmental Authority” means (i) the governmental and municipal authorities of the United States or any state therein or any department, subdivision (political or otherwise), municipality, instrumentality, county, agency, corporation or commission under the direct or indirect control thereof, (ii) the Reliability Coordinator, NERC, and WECC, or other NERC regional entities, and (iii) any regional transmission organization, independent system operator, or other wholesale electricity market operator with jurisdiction over the Project.
“Guaranteed Commercial Delivery of Power Date” means December 31, 2025, as may be extended pursuant to the terms of this EPC Contract.
“Guaranteed Availability” has the meaning set forth in Exhibit I.
“Guaranteed Capacity” has the meaning set forth in Exhibit I.
“Guaranteed Substantial Completion Date” means [***], as may be extended pursuant to the terms of this EPC Contract.
“Hazardous Material” is defined in Section 24.1.
“HAZWOPER” is defined in Section 5.5.
“Host” means Colowyo Coal Company L.P. and Axial Basin Coal Company, the owners of the Site.

“Indemnified Party” is defined in Section 38.5.
“Indemnifying Party” is defined in Section 38.5.
“Industry Standards” means those practices, methods, codes, and standards of care, safety, performance, and diligence that, as of the Effective Date, are either required by Applicable Law or that are normally practiced by [***] a significant portion of construction and installation firms experienced in the engineering, procurement and construction of utility-scale solar power plants (of a similar type, size and location) in performing services of a similar nature that, at a particular time and after the exercise of diligence and good judgment, are considered good, safe and prudent practices and would have been expected to accomplish the desired result in a manner consistent with good engineering, procurement and construction practices, Applicable Law, and other standards established for such Work. Industry Standards are not intended to be limited to the optimal standards, to the exclusion of all others, but rather are intended to include a range of acceptable standards generally accepted in the utility-scale solar power plant engineering, procurement and construction industry.
“Inflation Reduction Act” means U.S. federal public law 117-169 and all regulations and guidance promulgated thereunder.
“Intellectual Property Rights” is defined in Section 38.2.
“Interconnection Agreement” means the Amended and Restated Standard Large Generator Interconnection Agreement (LGIA), dated as of February 6, 2023, TSOA-21-0051A, between Owner and Interconnection Provider, as amended or amended and restated from time to time.
“Interconnection Provider” means Owner, in its capacity as the entity responsible under the Interconnection Agreement for providing any interconnection facilities and equipment with which the Project interconnects at the Point of Interconnection to the transmission system.
“Interest Rate” means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under “Money Rates” on such Day (or if not published on such Day on the most recent preceding Day on which published), plus two percent (2%) and (b) the maximum rate permitted by Applicable Law.
“Investment Tax Credit(s)” or “ITC(s)” means the investment tax credit provided for in Section 48 of the Code for certain qualifying property placed in service during the taxable year.
“ITC-Direct Pay Liquidated Damages” is defined in Section 16.1.
“Labor Hours” means the total number of hours devoted to the performance of construction work by any individual employed by EPC Contractor or any of its Subcontractors with respect to the Project under this EPC Contract. The term “Labor Hours” excludes any hours worked by foremen, superintendents, owners, or persons employed in a bona fide executive, administrative, or professional capacity (within the meaning of those terms in Part 541 of Title 29 of the Code of Federal Regulations), or by any Excluded Labor. The term “Labor Hour” means each individual hour otherwise satisfying the definition of “Labor Hours.”
“Labor Requirements” means, collectively, the Prevailing Wage Requirements and Apprenticeship Requirements.

“Lease” means the Solar Energy Ground Lease and Easement Agreement between Host and Owner, dated June 16, 2021, as may be amended from time to time.
“Letter of Credit” means an irrevocable standby letter of credit from an Eligible Bank in favor of Owner, permitting presentation by facsimile transmission at an office of such Eligible Bank located in New York, New York, in a form provided by Owner or reasonably acceptable to Owner.
“Lien” is defined in Section 10.1.
“LNTP” means any limited notice to proceed executed by Owner and EPC Contractor prior to or after the Effective Date which authorizes EPC Contractor to proceed with a limited scope of the Work as agreed thereunder. For the avoidance of doubt, any Work performed pursuant to any LNTP shall be a part of the Work for all purposes of this EPC Contract.
“Liquidated Damages” means, collectively the ITC-Direct Pay Liquidated Damages and the Substantial Completion Delay Liquidated Damages.
“Losses” is defined in Section 38.1.
“Major Subcontractor or Vendor” means (i) a Subcontractor listed on Exhibit K that provides Work for the Project or (ii) a Major Supplier if and to the extent it performs significant installation or construction work at the Site.
“Major Supplier” means the manufacturer or vendor of the solar modules, inverters, racking systems, and transformers for the Project (including the Transformer), as identified in Exhibit K.
“Materials” means any tangible personal property, articles, apparatus, goods, materials, products, items, data, documents, supplies, equipment, component parts and assemblies, or any other substances, parts, or any combination thereof used, consumed, furnished or installed by any EPC Contractor Person as part of the Project (excluding the Transformer).
“Milestone Payment” means, with respect to any milestone set forth on Exhibit G, that portion of the EPC Contract Price that EPC Contractor is entitled to receive upon completion of such milestone.
“Minimum PV Facility Rating” means 145.0 MW AC at the Point of Interconnection and 185.0 MW DC of installed modules.
“MW” means megawatt (AC).
    “MWh” means megawatt hour.
“NERC” means the North American Electric Reliability Corporation, or any successor organization.
“NTP” or “Notice to Proceed” means written notice from Owner to EPC Contractor that directs EPC Contractor to commence the Work, in accordance with ARTICLE 13 of this EPC Contract.
“NTP Date” is defined in Section 13.1.
“NTP Payment” is defined in Section 13.2.

“O&M Agreement” is defined in the APA.
“Operator” means JSI O&M Group LLC in its capacity as “Operator” under the O&M Agreement.
“OSHA” means the federal Occupational Safety and Health Administration.
“Owner” is defined in the preamble of this EPC Contract.
“Owner Delay” means any delay by Owner in performing its obligations under this EPC Contract or by any Owner Directed Change, which delay adversely affects EPC Contractor’s schedule or other performance under this EPC Contract.
“Owner Directed Change” is defined in Section 21.1.
“Owner Event of Default” is defined in Section 35.1.
“Owner Permits” means the permits listed in Exhibit J-2.
“Owner Person” means Owner, and each of its direct and indirect contractors, vendors, subsidiaries, owners and Affiliates (and any successor or permitted assignee of any of the foregoing Persons), and their respective employees, directors, officers, auditors, agents and representatives, in each case, to the extent the foregoing Persons are not EPC Contractor Persons.
“Owner’s Manager” is defined in Section 12.3.
“Payment Application” means the form of payment application set forth in Exhibit F.
“Performance Credit Support” means the Credit Support as described in Section 54.1.
“Performance Tests” means the Availability and the Capacity Test described in Exhibit I.
“Permit” means any permit, approval, license, consent, variance, notification or authorization required by any Governmental Authority in connection with the Work or the Project.
“Person” means any individual, entity, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.
“Placed In Service” means (a) all Permits have been obtained for the Project; (b) the Project has been synchronized to the transmission grid for generating electricity to produce income; (c) all critical tests for the various components of the Project have been performed and completed; (d) the Project is ready and available to begin daily regular operation of generating electricity; and (e) the Project has otherwise been “placed in service“ for purposes of Section 48 and all other applicable sections of the Code.
“Point of Change of Ownership” is defined in the Interconnection Agreement.
“Point of Interconnection” is defined in the Interconnection Agreement.
“Prevailing Wage Requirements” means the prevailing wage requirements established by the Code and the U.S. Department of Labor, including without limitation those contained in

Section 45(b)(7) of the Code and the Treasury Regulations and any other administrative guidance promulgated thereunder, so that the Project qualifies for the increased tax benefits under the Inflation Reduction Act of 2022. For the avoidance of doubt, if there is a Change in Law after the Effective Date so as to provide for an exemption from the Prevailing Wage Requirements in effect on the Effective Date, and such Change in Law permits the Project to qualify for the increased tax benefits under the Inflation Reduction Act of 2022 without adherence to the Prevailing Wage Requirements in effect as of the Effective Date, the Prevailing Wage Requirements, if any, adopted by the Change in Law shall control.
“Price Change” means the actual, verifiable incremental increase or decrease in costs reasonably and prudently incurred as a direct result of a Change Trigger Event. EPC Contractor’s compensation for performing the Work as the result of a Change Trigger Event shall be EPC Contractor’s [***].
“Project” is defined in the recitals of this EPC Contract.
“Project and Milestone Payment Schedule” means the project and milestone schedule set forth in Exhibit G.
“Project Company” is defined in the recitals of this EPC Contract.
“Project Default Completion Costs” is defined in Section 36.4.
“Project Schedule” has meaning set forth in Section 25.4.
“Project Substation” means the substation to be located on the Site and constructed by EPC Contractor, which will include a [***] kV to 345 kV step up transformer, and shall generally consist of all civil foundation, structures, circuit breakers, switches, metering and instrumentation, relays and controls, arresters, transformers, control buildings, SCADA, telecommunications and appurtenant facilities and equipment, as further described in this EPC Contract.
“Punch List” means, with respect to the Project, a list of uncompleted Work (which EPC Contractor prepares and with which Owner agrees prior to Substantial Completion) that remain to be completed by EPC Contractor after Substantial Completion but prior to Final Acceptance and which shall not materially and adversely affect the safety, reliability or mechanical or electrical integrity of the Project.
“PV Facility” means that portion of the Project that is required to generate renewable energy using the photovoltaic arrays necessary to connect the Project to the Point of Change of Ownership, protective and associated equipment, improvements, and other tangible and intangible assets owned or used for construction, operation, maintenance, generation, and delivery of the foregoing.
“PV Facility Rating” means the capacity of the completed PV Facility, expressed in MW as determined by the sum of the AC power output ratings of the PV Facility inverters.
“Qualified Apprentice” means an individual who is employed by EPC Contractor or any of its Subcontractors in the performance of construction work with respect to the Project under this EPC Contract, and who is participating in a registered apprenticeship program that meets the Apprenticeship Requirements.
“Reliability Coordinator” shall have the meaning as set forth in NERC’s Glossary of Terms Used in NERC Reliability Standards as modified from time to time.

“Reserved Intellectual Property Rights” means all rights recognized by any jurisdiction in the United States with respect to intellectual work product of EPC Contractor including, without limitation, patent rights, design rights, copyrights, trade secrets, trademarks, service marks, and domain name rights.
“Safe Work Practices Manual” means the project safety manual attached hereto as Exhibit L.
“Safety Situations” is defined in Section 5.4.
“Sanctioned Country” means, at any time, a country, territory or sector that is, or whose government is, the subject or target of any Sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or that is, or whose government is, the subject of any list-based or territorial or sectorial Sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury; provided however, that with respect to goods or equipment produced in China, “Sanctioned Country” shall only apply to the extent that the specific goods or equipment (or any component thereof) are covered by Sanctions.
“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority. For the avoidance of doubt, “Sanctions” does not include tariffs or quotas imposed, administered, or enforced by any Governmental Authority.
“Scope” or “Scope of Work” means the Scope of Work attached hereto as Exhibit A.
“Site” means the physical location where the Project is to be built, which is more particularly described in the Lease.
“Specifications and Drawings” means the specifications and drawings prepared by EPC Contractor Persons with regard to the Work as described in Exhibit A.
“Standard Test Conditions” means the conditions at which the photovoltaic (PV) modules comprising the Project are tested to determine the module nominal power output and performance characteristics.  The Standard Test Conditions are defined to be [***].
“Subcontractor” means any Person that performs physical labor on behalf of EPC Contractor at the Site for the Project.
“Substantial Completion” is defined in Section 14.2.2.
“Substantial Completion Date” means the date on which Substantial Completion occurs; provided however, that if (a) all conditions to Substantial Completion have been satisfied other than the successful completion of the Performance Tests described on Exhibit I and determination of the amount of Substantial Completion Delay Liquidated Damages (if any) (the “Performance Test Condition”), and (b) the Parties have determined, in their reasonable discretion, that the weather conditions at the Site do not comply with the weather conditions required to conduct the Performance Tests, as described on Exhibit I, and, consequently, have elected, in their reasonable discretion, to delay the performance of the Performance Tests until such time as the weather conditions at the Site comply with the weather conditions required to conduct the Performance Tests, as described on Exhibit I, then: (i) if the Performance Tests Condition is subsequently satisfied in accordance with ARTICLE 17 and Exhibit I, the Substantial Completion Date shall be deemed for purposes of calculating Substantial Completion Delay Liquidated Damages only to be the date on which all conditions to Substantial Completion have been satisfied other than the Performance Test Condition; or (ii) if the Performance Test Condition is not subsequently satisfied in accordance with ARTICLE 17 and Exhibit I, the Substantial Completion Date shall be the date on which all conditions to Substantial Completion have been satisfied.
“Substantial Completion Delay Liquidated Damages” is defined in Section 16.2.
“Sunset Date” means [***], which date shall be extended day-for-day by an Owner Delay, and may not be extended for any other reason.
“Supplier” means any Person, such as a Subcontractor, vendor or supplier of any tier that provides any part of the Work for EPC Contractor, including any Major Subcontractor or Vendor.
“Time Change” is the Day for Day extension or reduction in time necessitated by a Change Trigger Event that impacts the Critical Path of the Project necessary to achieve Commercial Delivery of Power by the Guaranteed Commercial Delivery of Power Date or Substantial Completion by the Guaranteed Substantial Completion Date, except that there shall be no Time Change granted to EPC Contractor to the extent the Change Trigger Event is the result of EPC Contractor’s negligence or breach of this EPC Contract, or failure to take adequate measures within EPC Contractor’s reasonable control to mitigate or alleviate the impact or effect of such Change Trigger Event. No Time Change shall be in excess of the minimum period necessary in accordance with Industry Standards to overcome the effects of the relevant Change Trigger Event.
“Title Company” means Stewart Title Company and its affiliates, subsidiaries, and agents.
“Transformer” means the one (1) transformer to be supplied by the Owner, which was originally purchased by JSI Equipment Purchasing Inc. pursuant to the Transformer Purchase Agreement and acquired by Owner pursuant to the APA.
“Transformer Supplier” means [***].
“Transformer Purchase Agreement” means [***].
“Unforeseen Site Conditions” means any unforeseeable natural or manmade subsurface conditions, underground voids, caves or groundwater, antiquities, flora or fauna protected by Applicable Law, or Hazardous Materials on the Site.
“Vendor” means any supplier of equipment or materials constituting part of the Work. Vendors that are approved Major Subcontractors are provided in Exhibit K.
“Warranty” is defined in Section 18.1.

“Warranty Agreement” means any contract with a Major Supplier containing warranty terms consistent with Exhibit H that will be assigned to Owner in accordance with the terms of this EPC Contract.
“Warranty Period” is defined in Section 18.2.
“WECC” means the Western Electricity Coordinating Council, a NERC regional entity, or any successor organization.
“Work” means any labor, supervision, technical advice, work direction, design, testing, inspection, engineering, procurement, or services (including planning and preparation, training, materials management, disposal or remediation) or Materials or other item or service of any type necessary or desirable for the supply of Materials, unloading, installation, testing of Materials and the Transformer, and construction of the Project in accordance herewith.
“Workmanship Credit Support” means the Credit Support described in Section 54.2.
ARTICLE 2.
STANDARDS; INTENT
2.1EPC Contractor shall provide all Work in accordance with this EPC Contract, in accordance with Industry Standards, and in a well-managed, organized, and efficient manner.
2.2Unless otherwise expressly specified herein, all Materials provided hereunder and the Transformer shall be tested and installed in part and in whole, in accordance with (a) Industry Standards and specifications (including the Specifications and Drawings), (b) the Permits, (c) the Interconnection Agreement, and (d) the Lease.
2.3EPC Contractor shall: (a) provide all necessary tests, inspections, and certifications required by this EPC Contract, Applicable Law, and Industry Standards; (b) perform the Work such that the Project will fully comply with and be capable of operation in accordance with the requirements of this EPC Contract, the Interconnection Agreement, and Applicable Law; and (c) perform the Work in a manner that is sufficient, complete, and adequate in all respects necessary to enable the Project to achieve Commercial Delivery of Power, to satisfy the requirements of Substantial Completion by the Guaranteed Substantial Completion Date, and to achieve Final Acceptance.
2.4It is the intent of the Parties that EPC Contractor develop, permit, engineer, design, procure, project manage, construct, interconnect, test, start-up, and commission the Project in accordance with this EPC Contract. EPC Contractor shall perform all of the Work specified by this EPC Contract in accordance with the terms and conditions of this EPC Contract. Where this EPC Contract describes the Work in general terms, but not in complete detail, it is understood and agreed that the Work includes any incidental work or services which can be reasonably inferred as required or necessary to construct and complete the Project in accordance with the requirements of this EPC Contract. EPC Contractor acknowledges that it has the experience, skill and expertise to perform this EPC Contract, which is a material inducement to Owner for entering into this EPC Contract.
ARTICLE 3.
SCOPE OF WORK; EPC CONTRACTOR RESPONSIBILITIES; OWNER SCOPE
3.1For the EPC Contract Price and subject to the terms and conditions of this EPC Contract, EPC Contractor hereby agrees to: (i) perform all of the design, engineering,

procurement assembly, installation, erection, construction, quality control, start-up, testing, and commissioning with respect to the Project for Owner; and (ii) provide and perform any and all inspection, testing, Work, and services required or appropriate under this EPC Contract, in each case, subject to and as more fully described in this EPC Contract, the Scope, and the Specifications and Drawings. EPC Contractor shall be solely responsible for all construction means, methods, techniques, sequences, procedures, and safety programs in connection with the performance of the Work (provided that all such means, methods, techniques, sequences, procedures, and safety programs are consistent with the requirements of this EPC Contract), and shall furnish the services of all supervisors, foremen, skilled and unskilled labor and all other personnel necessary to perform the Work.
3.2Without limiting the foregoing, EPC Contractor hereby agrees to do what is necessary to complete the Work including to:
3.2.1provide specifications, plans, engineering, and design of the Project, which shall be consistent with the design and equipment parameters set forth in this EPC Contract and compliant with Applicable Law, and perform the Work in accordance with such standards, specifications, engineering, design and construction requirements;
3.2.2procure and supply all Materials (unless expressly specified otherwise herein), supplies, and services for the construction, commissioning and testing of the Project, all in accordance with this EPC Contract (it being understood and agreed that Owner shall supply the Transformer);
3.2.3administer for procurement by Owner (if not already procured), all telecommunications circuits required for compliance with the Interconnection Agreement, and Owner operational needs;
3.2.4administer performance and commissioning tests required under the Interconnection Agreement;
3.2.5provide all utilities required for the performance of the Work;
3.2.6provide all construction tools and equipment, other tools, office facilities, telecommunications, and other items required to complete the Project and achieve Final Acceptance; clear the Site and dispose of all debris (except in cases of Hazardous Materials as provided in ARTICLE 24) to an acceptable and licensed location at its own expense and erect and construct the Project, including all civil, electrical, mechanical, and controls, works, foundations, and structures;
3.2.7transport to the Site, receive, unload, store, and secure at the Site all Materials and other components of the Work;
3.2.8obtain and maintain all the EPC Contractor Permits;
3.2.9procure on behalf of Owner, at Owner’s cost, recommended spare parts for the Project set forth in Exhibit A;
3.2.10except as otherwise set forth in this EPC Contract, give Owner [***] Days’ prior written notice before the expected commencement date of the initial and planned performance of any Performance Test, and, if the performance of any such Performance Test is delayed, provide Owner with commercially reasonable updates and information about the rescheduled commencement date of any such Performance Test;

3.2.11comply with the interconnection requirements in the Interconnection Agreement that are required to achieve Final Acceptance under this EPC Contract;
3.2.12support Owner in providing periodic status updates, data, responses to requests for information, and reports to Governmental Authorities;
3.2.13maintain in good order at the Site all material Documentation for the performance of the Work, including at least one (1) record copy of the Specifications and Drawings, marked currently to record changes made during construction, all of which will be available to Owner for inspection and use promptly following request therefor;
3.2.14to permit the Title Company to issue one or more title policies in respect to the Project insuring against loss or damage by reason of mechanic’s Liens (including any affidavit or similar document required by the Title Company to issue the title policies), EPC Contractor agrees to cooperate with any reasonable requirement of the Title Company;
3.2.15complete (a) any zoning or rezoning requirements in accordance with Applicable Law, and (b) an updated Project ALTA/NSPS Survey subject to Owner’s reasonable requirements (if required by Owner and the Title Company to issue any title policies); and
3.2.16comply with all applicable NERC reliability standards.
3.3Notwithstanding anything to the contrary herein, EPC Contractor is not required to observe the formal notice requirements contained in ARTICLE 44 for the matters described in Section 14.1.1, Section 14.2.1, or Section 17.5 to the extent such matters are described or included in a monthly progress report or other periodic update delivered by EPC Contractor to Owner hereunder, including the reports required to be delivered pursuant to Section 25.3.
3.4Notwithstanding anything to the contrary herein, Owner shall be solely responsible for, and shall construct, at no cost to EPC Contractor, the civil works features depicted in Exhibit A-3 (as such depiction may be revised in the normal course of engineering work), which work shall include all Industry Standard ancillary work normally performed for such a scope, including erosion control, removal of unsuitable materials, and soil stabilization.
ARTICLE 4.
PERMITS AND APPROVALS
EPC Contractor shall obtain, secure, and pay for all EPC Contractor Permits. In addition, EPC Contractor shall maintain in effect all Permits pertaining to EPC Contractor’s performance of its obligations under this EPC Contract. To the extent reasonably requested by EPC Contractor, Owner shall provide all information and documentation in Owner’s possession reasonably necessary to complete any Permit applications and otherwise cooperate with EPC Contractor in its efforts to secure any Permits. At least [***] Business Days prior to the submittal or filing of any Permit application (excluding any such application that has been submitted or filed prior to the NTP Date), EPC Contractor shall give to Owner a copy of such application. If Owner approves such Permit application, Owner shall, if applicable, execute such Permit application within such [***] Business Day period. If Owner objects to such Permit application and provides EPC Contractor with the reasonable grounds for such objection, EPC Contractor shall not proceed with the submittal of such Permit application and the Parties shall discuss and agree upon a mutually acceptable method to proceed with such submittal. Further, EPC Contractor shall perform its obligations under this EPC Contract in accordance with

Applicable Law, including but not limited to all permits and approvals obtained or held by Owner related to the Project.

ARTICLE 5.
SAFETY MEASURES
5.1EPC Contractor shall comply with, and require all Subcontractors to comply with, the procedures in the Safe Work Practices Manual set forth in Exhibit L.
5.2EPC Contractor shall take all precautions reasonably necessary to protect from personal injury, death, or occupational disease, all workers and all other Persons who may be on or about the Site or surrounding premises where Work is being done. EPC Contractor shall comply with the Safe Work Practices Manual and shall designate in writing to Owner a safety representative for the Site and surrounding premises where the Work is performed, with the requisite training and experience to observe on Site activities and assess the need for additional worker protections.
5.3EPC Contractor shall solely be responsible for the safety of all EPC Contractor Persons working at the Site or who enter the Site for any purpose until the Substantial Completion Date. EPC Contractor shall ensure that all EPC Contractor Persons comply with, and use reasonable efforts to encourage all Owner Persons to comply with, Applicable Law relating to health and safety applicable to activities at the Site. EPC Contractor shall provide security and fencing at the Site and other reasonable measures required to prevent vandalism, theft, and danger to the Project, the Site, Materials, the Transformer, and personnel. Without limiting the generality of the foregoing, EPC Contractor shall: (a) take all precautions to prevent injury to all Persons on the Site and arrange to have first aid administered to all Persons who are injured or become ill on the Site, and promptly report all accidents and injuries to Owner; (b) provide sufficient light to perform all Work; (c) make contact with the local fire department, police department, and hospital; and (d) be aware of local emergency response procedures.
5.4Owner shall have the right to stop Work whenever, in Owner’s reasonable judgment, safety violations or other conditions or circumstances exist that could reasonably be expected to result in personal injury, death, occupational disease or material damage to property (“Safety Situations”). Persons whose actions are responsible for creating Safety Situations shall be removed from the Site until such time as, in the reasonable judgment of EPC Contractor and Owner, such Persons have received appropriate safety instructions and training and have demonstrated a commitment to a safe work environment.
5.5All Work done and Materials used on the Site shall be in compliance with the Safety and Health Standards promulgated under the Occupational Safety and Health Act of 1970, as amended. The Work may require EPC Contractor to comply with OSHA regulation “Occupational Exposure to Bloodborne Pathogens” (29 CFR 1910.1030). EPC Contractor shall inform its employees and Subcontractors of this potential biohazard and ensure that precautions are exercised in the handling of such materials to minimize risk. Similarly, the requirements of OSHA’s Hazardous Waste Operations and Emergency Response (“HAZWOPER”) regulations (29 CFR 1910.120) may apply to the Work. EPC Contractor shall inform Owner as to whether HAZWOPER applies and the basis for that determination.
5.6EPC Contractor shall notify and provide Owner with (a) sufficiently detailed accident reports within [***] of EPC Contractor becoming aware of any OSHA recordable injury or illness, and (b) a copy of all reports made to Governmental Authorities and insurance companies relating to any recordable injury occurring during the performance of the Work within [***] of EPC Contractor becoming aware of their submission. In the event of an emergency posing or creating an imminent risk of bodily injury or material damage to property in any way relating to the Work, whether on the Site or otherwise, EPC Contractor shall take such actions as may be reasonable and necessary to prevent, avoid, or mitigate injury, damage or loss and shall report each such emergency, and EPC Contractor’s responses thereto, to Owner orally within [***] of the occurrence of such emergency or as soon as reasonably practicable.
5.7Except as otherwise authorized by Owner in writing, all Work furnished or delivered by EPC Contractor on, or in the vicinity of, the Site shall contain no refractory ceramic fibers, methylene chloride, polychlorinated biphenyl, or any coatings or paints that contain lead, cadmium or chromates/hexavalent chromium. If Owner authorizes such delivery or use, EPC Contractor shall clearly mark all containers or other materials containing the above constituents, and such containers or materials shall be sealed to prevent any leakage. Notwithstanding the foregoing, the preceding restrictions and requirements (a) regarding lead shall not be applicable to the modules, inverters, recombiner boxes or transformers to be installed as part of the Work, each of which may contain lead, and (b) regarding polychlorinated biphenyls shall not be applicable to any transformers to be installed as part of the Work which may contain less than 1 ppm of polychlorinated biphenyls. No Materials furnished by EPC Contractor shall contain asbestos, except as permitted by EPA Regulations (40 CFR 763.145).
5.8All trucks, vehicles, equipment, or machinery provided by EPC Contractor shall be in safe operating condition and shall be properly protected, maintained, and safely operated.
5.9EPC Contractor shall (a) adopt appropriate Work rules that prohibit the use of illegal drugs or alcohol on the Site, (b) prohibit EPC Contractors Persons from entering the Site while under the influence of illegal drugs or alcohol, and (c) have the right to perform appropriate drug testing on all EPC Contractor Persons having access to the Site. Owner shall promptly notify EPC Contractor if Owner has reasonable grounds for suspecting that any EPC Contractor Person is under the influence of alcohol or illegal drugs at the Site or while performing the Work.
5.10EPC Contractor shall follow good construction practices, including dust monitoring and control, at the Site.
5.11EPC Contractor shall implement and will enforce the Safe Work Practices Manual within the framework of Applicable Law, which manual was established for maintaining and supervising all environmental, health, and safety precaution and programs in connection with the performance of the Work, and which includes appropriate precautions and Work-specific, detailed programs for the handling, collecting, removing, transporting or disposing of Hazardous Materials on the Site in order to ensure standards of prudent practice on the Site for the safety of all EPC Contractor Persons.
5.12EPC Contractor is responsible for the quality assurance and quality control of the Work, including all Work performed by its Subcontractors. To accomplish this responsibility, EPC Contractor shall have in effect at all times a quality assurance program to which EPC Contractor and its Subcontractors shall adhere (the “Quality Assurance Program”) attached as Exhibit A, Appendix D.  EPC Contractor will follow the Quality Assurance Program throughout its performance of the Work; provided however, that the provisions of this EPC Contract shall always control over the provisions of the Quality Assurance Program.
ARTICLE 6.
PROTECTION OF WORK AND PROPERTY
6.1EPC Contractor shall be responsible for the security at the Site through the Substantial Completion Date. EPC Contractor shall be solely responsible for the risk of loss or of damage to real or personal property comprising the Work, including the Transformer after delivery to the Site, (and repair and replace such loss or damage at its sole cost and expense) until the Substantial Completion Date, excluding any such loss or damage that is caused by an interference with the Work resulting from Owner’s breach of this EPC Contract or the negligence or willful misconduct of any Owner Person, in each case, to the extent not attributable to the actions or inactions of any EPC Contractor Person or a breach of this EPC Contract by EPC Contractor. The preceding sentence shall not preclude or limit EPC Contractor’s rights regarding Change Orders pursuant to ARTICLE 22.
6.2EPC Contractor shall take all reasonable precautions necessary to protect all Work owned, leased, or rented by it, and the Transformer after delivery to the Site, from any loss or damage to the same due to fire, theft, accident, failure of parts, improper handling, incompetent operators, vandalism, strikes, depreciation, wear and tear, careless operation, neglect, failure to lubricate properly, or lack of protection from weather.
6.3EPC Contractor shall be solely responsible for any damage or injury to neighboring land, property, or property right by any EPC Contractor Person, shall use reasonable efforts to prevent such occurrences, and shall promptly notify Owner in writing of any such incidents of damage or injury.
6.4EPC Contractor shall timely inform Owner in writing of and address any notice that EPC Contractor receives (a) from any city, village, state or other Governmental Authority regarding any zoning, building, fire, air pollution, water pollution, environmental or health code violations of Applicable Law in respect to the Site, or (b) that would result in the termination of access to the Site from adjoining public or private streets or ways.
6.5In the event of any emergency on the Site relating to the Work endangering persons or property, EPC Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably practicable, report any such incidents, including EPC Contractor’s response thereto, to Owner. Owner’s taking or not taking any emergency action shall not limit EPC Contractor’s obligations or liability hereunder.
ARTICLE 7.
LABOR
7.1EPC Contractor shall comply with labor and immigration Applicable Laws that are relevant to EPC Contractor’s Work under this EPC Contract, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements. Without limiting the generality of the foregoing, to the extent required by Applicable Law, EPC Contractor shall perform all required employment eligibility and verification checks and maintain all required employment records for at least three (3) years following an employee’s date of hire or one (1) year following an employee’s termination of employment with EPC Contractor.
7.2EPC Contractor shall ensure that there are sufficient personnel to supervise, manage, and perform the Work in accordance with this EPC Contract. EPC Contractor’s personnel shall be appropriately qualified, skilled, and experienced in their respective trades or occupations and possess all necessary licenses, certifications or registrations.
7.3EPC Contractor, its Subcontractors and their respective employees shall work in harmony with all trades, employees, and contractors engaged in any work on the Site.
7.4Whenever threatened or actual picketing, slowdowns, work stoppages, or other labor dispute may delay or otherwise adversely affect the Work, EPC Contractor shall notify Owner in writing as soon as practicable. Such notice shall include all relevant information regarding the labor dispute, its background, and the steps EPC Contractor proposes to take to resolve or prevent its occurrence.
7.5A labor dispute involving EPC Contractor or any Subcontractor shall not entitle EPC Contractor to submit a Change Request. In the event of any such stoppages, slowdowns, strikes or disputes, EPC Contractor shall, after consultation with Owner, promptly initiate proceedings in such administrative, judicial, or arbitral forum having jurisdiction to resolve or minimize the impact of the dispute on Owner or its Affiliates.
7.6EPC Contractor shall comply with, and shall cause its Subcontractors to comply with, the Labor Requirements with respect to all applicable labor employed or utilized by EPC Contractor or its Subcontractors (as applicable) in the performance of all construction Work under this EPC Contract. The following shall apply to the Labor Requirements:
7.6.1In no event shall EPC Contractor have responsibility or risk for any noncompliance with the Labor Requirements by any Excluded Labor and, for the purpose of determining EPC Contractor’s compliance with the Labor Requirements, any threshold, ratio, percentage, rate, or other calculation shall be determined solely on the basis of labor employed or utilized by EPC Contractor and its Subcontractors and shall specifically exclude Excluded Labor.
7.6.2EPC Contractor or its Subcontractors (as applicable) shall register its apprenticeship program (each, an “Apprenticeship Program”) with the Department of Labor’s Office of Apprenticeship and shall comply with all requirements of the Apprenticeship Program (https://www.apprenticeship.gov/employers/registered-apprenticeship-program). EPC Contractor shall provide to Owner evidence of EPC’s Contractor’s or its Subcontractor’s registration of its Apprenticeship Program with the Department of Labor.
7.6.3EPC Contractor shall comply with U.S. Department of Labor weekly payroll reporting requirements and during the course of performing the Work, EPC Contractor shall provide Owner with evidence of compliance with the weekly reporting requirements. Upon reasonable notice to EPC Contractor, Owner shall have the right to audit EPC Contractor’s records for compliance with the Prevailing Wage Requirements and the Apprenticeship Program.
7.6.4For each calendar quarter during the period commencing with the first calendar quarter in which construction work occurs at the Site and continuing until the calendar quarter in which the earlier of (i) the Final Acceptance Date occurs, or (ii) termination of this EPC Contract as permitted herein occurs, EPC Contractor shall provide Owner with a report (the “Labor Compliance Quarterly Report”) within [***] days after the end of each applicable calendar quarter containing the following information, as reasonably estimated or compiled by EPC Contractor:
7.6.5.1As of the time of preparation the report, a breakdown of (i) the wage rates paid by EPC Contractor and its applicable Subcontractors to any laborers and mechanics employed by them in performing construction work at the Site, and (ii) the applicable prevailing wage rate required by the Prevailing Wage Requirements;

7.6.5.2If the Good Faith Efforts Exception does not apply to the Project (as reasonably determined by Owner), as of the time of preparation of the report, a breakdown of (i) the total Labor Hours worked with respect to the Project during the relevant quarter, (ii) the total Labor Hours worked by Qualified Apprentices with respect to the Project during the relevant quarter, and (iii) the total number of laborers, mechanics, and Qualified Apprentices employed by EPC Contractor and its Subcontractors in performing construction work with respect to the Project during the relevant quarter; and
7.6.5.3In the event of any noncompliance on the part of EPC Contractor or its Subcontractors with respect to the Labor Requirements, a reasonably detailed statement of the particulars of such noncompliance event.
Notwithstanding anything to the contrary herein, to the extent that the reporting obligations under this Section 7.6.4 require the disclosure of personal identifiable information of any laborers, mechanics, or other personnel (i.e., name, address, social security number or other identifying number or code, telephone number, email address, etc.), then EPC Contractor and/or the applicable Subcontractors may take appropriate protective measures with respect to such information, including, without limitation, redacting any such information or utilizing alternative identification codes or numbers in lieu of such information.
7.6.5Within [***] after Owner’s acceptance of the Substantial Completion Certificate, EPC Contractor shall prepare and deliver to Owner a report (the “Labor Compliance Final Report”) containing the following information:
7.6.5.1As of the Substantial Completion Date, a breakdown of (i) the wage rates paid by EPC Contractor and its applicable Subcontractors to any laborers and mechanics employed by them in performing construction work at the Site, and (ii) the applicable prevailing wage rate required by the Prevailing Wage Requirements;
7.6.5.2If the Good Faith Efforts Exception does not apply to the Project (as reasonably determined by Owner), as of the Substantial Completion Date, a breakdown of (i) the total Labor Hours worked with respect to the Project, (ii) the total Labor Hours worked by Qualified Apprentices with respect to the Project, and (iii) the total number of laborers, mechanics, and Qualified Apprentices employed by EPC Contractor and its Subcontractors in performing construction work with respect to the Project; and
7.6.5.3In the event of any noncompliance on the part of EPC Contractor or its Subcontractors with respect to the Labor Requirements, a reasonably detailed statement of the particulars of such noncompliance event.
7.6.6Within [***] following the receipt of the Labor Compliance Final Report, Owner shall, in good faith, review the Labor Compliance Final Report and submit to EPC Contractor in writing either (x) Owner’s agreement to the

Labor Requirements compliance matters as set forth in the Labor Compliance Final Report, or (y) Owner’s objections or proposed changes to the Labor Compliance Final Report. Unless Owner objects or proposes changes to the Labor Compliance Final Report in writing to EPC Contractor prior to the expiration of such [***] period, the Labor Compliance Final Report prepared and delivered by EPC Contractor to Owner shall be deemed agreed upon and Owner shall be deemed to have waived any claim to dispute the Labor Compliance Final Report or EPC Contractor’s compliance with the Labor Requirements. If Owner timely objects or proposes changes to the Labor Compliance Final Report in writing to EPC Contractor, then the Parties shall negotiate in good faith and attempt to resolve any dispute with respect to the objections or proposed changes from Owner within [***]after EPC Contractor’s receipt of Owner’s objections or proposed changes to the Labor Compliance Final Report. In the event that the Parties are unable to resolve any such dispute during the additional [***] period, each Party shall be entitled to the dispute resolution provisions of ARTICLE 41 with respect to such dispute.
7.6.7Owner shall cooperate, and shall cause its Affiliates, contractors, financing parties, and any tax credit transferees to cooperate, with EPC Contractor and its Subcontractors in connection with EPC Contractor’s efforts to comply with Section 7.6.6, including, without limitation, promptly providing, executing, and delivering such assistance and documentation, and making and filing such reasonable elections and requests reasonably satisfactory to Owner, as may be required to be completed by Owner or its Affiliates, contractors, financing parties, or tax credit transferees, in order for EPC Contractor to comply with the Labor Requirements. Within [***] prior to Notice to Proceed, Owner shall determine (in conjunction with its tax advisors) whether it believes the Good Faith Efforts Exception applies with respect to the Project and shall provide EPC Contractor with documentation reasonably satisfactory to EPC Contractor in order to evidence such determination by Owner. If Owner provides the foregoing determination to EPC Contractor with respect to the Good Faith Efforts Exception, then the Apprenticeship Requirements shall not apply to the Project, EPC Contractor shall be under no obligation to comply with the Apprenticeship Requirements, and Owner shall be deemed to have waived any claim against EPC Contractor with respect to the Apprenticeship Requirements.
7.7Prior to the date that Owner issues the NTP, EPC Contractor shall provide Owner with the information regarding best value employment metrics specified in 4 Colo. Code Regs. § 723-3-3102(e) from potential contractors through whatever means EPC Contractor uses to select Subcontractors for the Work.
ARTICLE 8.
EPC CONTRACTOR SUPERVISORY PERSONNEL
8.1Within a commercially reasonable period of time following the execution of this EPC Contract, EPC Contractor shall appoint a single representative to act as its manager and coordinator of the EPC Contract on EPC Contractor’s behalf who shall not be replaced without written notice to Owner (the “EPC Contractor’s Manager”). EPC Contractor’s Manager shall be replaced at the reasonable request of Owner if, in Owner’s reasonable judgment based upon certain specified acts or omissions of EPC Contractor’s Manager, Owner believes that EPC Contractor’s Manager has acted in an unscrupulous, dishonest, or unprofessional manner.
8.2EPC Contractor’s Manager (i) shall act as the liaison for EPC Contractor’s communications with Owner, (ii) shall be responsible for providing all reports due under this EPC Contract to Owner, and (iii) shall have authority to act on behalf of EPC Contractor; provided however, that neither EPC Contractor’s Manager nor any other Site personnel shall have the authority to execute Change Requests or to bind EPC Contractor by means of written or verbal agreements relating to this EPC Contract or otherwise. All written communications (other than Change Orders or any amendments to, or any waivers of any provisions of, this EPC Contract) given to or received from EPC Contractor’s Manager shall be deemed given to or received from EPC Contractor, as applicable.
8.3In addition to EPC Contractor’s Manager, EPC Contractor shall provide management and supervisory personnel to be on Site whenever and wherever Work is being performed and to ensure that all Work is being carried out in a safe and efficient manner and in accordance with this EPC Contract.
ARTICLE 9.
SUBCONTRACTORS AND VENDORS
9.1Subject to the requirements set forth below for Major Subcontractors, EPC Contractor may employ Subcontractors for the performance of portions of the Work, but may not subcontract the entire Work. EPC Contractor shall be responsible for performance of all the Work, whether performed by EPC Contractor, its Subcontractors, or Vendors. EPC Contractor shall at all times be responsible for the acts and omissions of its Subcontractors and Vendors. Owner shall not undertake any obligation to pay or to be responsible for the direct payment of any sums to any Subcontractor or Vendor. Appended to this EPC Contract as Exhibit K is a list of approved Major Subcontractors. If EPC Contractor is considering the selection of a Subcontractor not listed in Exhibit K for any portion of the Work that would result in such Subcontractor being considered a Major Subcontractor as defined in this EPC Contract, EPC Contractor shall notify Owner of the proposed Major Subcontractor. Owner, acting reasonably, shall have the right to reject any proposed Major Subcontractor, and EPC Contractor shall not enter into any subcontract with a proposed Major Subcontractor reasonably rejected by Owner. Any rejection of a Subcontractor as a Major Subcontractor shall not be effective unless accompanied by a reasonably detailed description of the basis for such rejection. Owner shall notify EPC Contractor of any such rejection as soon as reasonably practicable after such decision is made, but in no event more than five (5) Business Days after EPC Contractor has notified Owner of the intent to use such Subcontractor as a Major Subcontractor.
9.2The approval by Owner of any Subcontractor as a Major Subcontractor shall not (a) constitute any approval of the Work undertaken by any such Person; (b) cause Owner to have any responsibility for the actions, the Work, or payment of such Person or to be deemed to be in an employer-employee relationship with any such Person; or (c) in any way relieve EPC Contractor of its responsibilities and obligations under this EPC Contract. In no event shall any Subcontractor be deemed to be a third-party beneficiary of this EPC Contract. EPC Contractor shall use commercially reasonable efforts to cause each subcontract with a Subcontractor of any tier to contain provisions that (i) preserve all the rights of Owner under this EPC Contract and to the Work to be performed under such subcontract, so that the subcontracting thereof will not prejudice such rights; (ii) require that such Work (though performed under a subcontract) be performed in accordance with the applicable requirements of the Contract Documents; (iii) require such Subcontractor to provide and maintain adequate insurance coverage for such subcontracted Work, to the extent applicable, substantially similar to the insurance coverages required to be maintained by EPC Contractor under this EPC Contract, with due consideration given to the scope and nature of the subcontracted Work; and (iv) for subcontracts valued at or above [***], permit assignment of such subcontract to Owner upon termination of this EPC Contractor by Owner due to an EPC Contractor Event of Default.
ARTICLE 10.
LIENS
10.1EPC Contractor shall: (a) keep (and shall ensure that each Subcontractor keeps with respect to its portion of the Work) the Project, the Site, the Materials, and the Transformer free and clear of any lien notices, lien claims, liens of record, encumbrances, security interests, or other claims arising out of the Work (each, a “Lien”); (b) pay all costs and expenses, including bonding costs and legal fees, in connection with any claim resulting from EPC Contractor’s breach of the foregoing provision; and (c) secure the removal or discharge of any Lien, or bond around the Lien, in respect of the Work within the earlier of [***] Days after receipt of a notice of intent to file a Lien or [***] Days of the filing thereof, provided, that the foregoing shall not apply to any Lien that arises from (i) Owner’s failure to pay part or all of any undisputed amounts representing the EPC Contract Price when due, or (ii) any third party in connection with the financing of the Project by Owner.
10.2In the event that any Lien related to labor, Materials, supplies, or other charges is filed against Owner, Host, or the Site by any Subcontractor claiming under or hired by EPC Contractor, then EPC Contractor, at no cost or expense to Owner, shall within [***] Days: (a) pay the claimant thereof and obtain a discharge thereof from the claimant, or secure the removal or discharge of the Lien, or within the earlier of [***] Days after receipt of a notice of intent to file a Lien or [***] Days of the filing of the Lien, bond around and discharge the Lien in accordance with Colorado Revised Statutes Section 38-22-131, as amended, including any successor statute thereto (except to the extent that a Lien is a result of Owner’s failure to pay any undisputed amounts due and owing EPC Contractor hereunder for such labor, Materials, supplies, or other charges); and (b) take any and all other steps which may be necessary to resolve and discharge any such Lien.
10.3Upon the failure of EPC Contractor to pay or discharge any Lien as required hereby, Owner (i) may, but shall not be obligated to, pay, discharge or obtain a bond or security for such Lien (and shall provide EPC Contractor with reasonably prompt notice following the taking of such action by Owner), and (ii) shall be entitled to recover promptly from EPC Contractor the amount thereof together with all reasonable direct expenses (including attorney’s fees) incurred by Owner in connection with such payment, discharge, or bonding and may set-off all such amounts against any sums owed by Owner to EPC Contractor.
10.4EPC Contractor shall indemnify and hold harmless Owner from and against all Losses due to any and all Liens or Claims filed by any of the Subcontractors claiming under or hired by EPC Contractor except to the extent that a Lien is a result of Owner’s failure to pay undisputed amounts for the specific Work or the Subcontractor’s labor, Materials, or other charges to which such Lien relates. EPC Contractor shall, at Owner’s option and at EPC Contractor’s sole cost and expense, defend Owner against any and all Claims, whether just or unjust, which are premised upon a Lien made or suits filed by any of the Subcontractors which, in whole or in part, are based on the Work or the Subcontractor’s labor, Materials, or other charges provided or to be provided under this EPC Contract, except to the extent that a Claim is based on, or a Lien is a result of, non-payment by Owner of undisputed amounts due and owing EPC Contractor hereunder for any portion of the Work or the Subcontractor’s labor, Materials, supplies, or other charges to which such Lien relates.

ARTICLE 11.
TAXES
11.1EPC Contractor is solely responsible for all EPC Contractor Taxes. “EPC Contractor Taxes” means all payroll and other employment and compensation taxes related to EPC Contractor’s employees; all federal, state, local, and other taxes imposed on EPC Contractor’s income, franchise or net worth; all federal, state, local, and other sales, use, transfer, and transaction taxes which may be imposed on the Work or any equipment or components supplied or required for the Work; any ad valorem or personal property taxes for EPC Contractor’s construction equipment; and all import duties, taxes, tariffs, fees or imposts imposed on component parts or Materials required for the Work and all other taxes of any nature whatsoever (including goods and services, value-added, and gross receipts) imposed on EPC Contractor or the Work or on the purchase, sale or use of items required for the Work and all interest, penalties or other additions to any of the foregoing such taxes. EPC Contractor Taxes exclude any taxes not specifically allocated in this ARTICLE 11.
11.2EPC Contractor and Owner will each be responsible any taxes based upon income or any franchise type taxes or fees based upon the net worth, net income, or gross receipts of their respective business entities. Owner will be responsible for all ad valorem or personal property taxes due related to the Project and not to EPC Contractor’s construction equipment. As between Owner and EPC Contractor, Owner will be responsible for all ad valorem real property taxes due, and not captured by taxes related to the Project or the EPC Contractor’s construction equipment. EPC Contractor shall timely administer and timely pay all EPC Contractor Taxes and timely furnish to the appropriate taxing authority all required information and reports in connection therewith and will, upon reasonable written request, provide evidence of timely payment of all EPC Contractor Taxes to Owner.
11.3EPC Contractor shall be entitled to any and all benefits resulting from changes in the federal, state, or local tax Applicable Laws solely as they relate to EPC Contractor Taxes, any and all refunds, deductions, or reductions of EPC Contractor Taxes resulting for any reason, and any and all credits for EPC Contractor Taxes resulting for any reason. [***].
11.4EPC Contractor and Owner shall each use commercially reasonable efforts to assist the other in obtaining any federal, state, or local tax benefits available to either Party related to the Project. EPC Contractor and Owner shall each use commercially reasonable efforts to assist the other in defending against any federal, state, or local tax audit related to the Project. Each Party shall be responsible for its own costs, including any tax, interest, penalty, professional fees, or other charges that it might incur related to any tax audit.
11.5Nothing contained in this EPC Contract or any other correspondence between the Parties is to be construed as tax advice, and neither Party is relying on the other for tax or legal advice.
ARTICLE 12.
COORDINATION AND COOPERATION; OWNER’S MANAGER; TRANSFORMER RESPONSIBILITIES
12.1EPC Contractor shall cooperate with Owner, the local utility, and other contractors for the Project, if any, to ensure that the Work and their work is properly performed and on schedule.
12.2If any part of the Work depends upon the work of the local utility company, EPC Contractor shall inspect (where legally permissible) and promptly report in writing to Owner any defects in such work that renders it unsuitable for the proper execution of the Work.

12.3Within a commercially reasonable period of time following the execution of this EPC Contract, Owner shall appoint a representative to act as the manager and coordinator of this EPC Contract on Owner’s behalf (the “Owner’s Manager”). On or after the date of such appointment, Owner’s Manager shall act as the liaison for Owner’s communications with EPC Contractor and will be present at the Site as needed during the performance of the Work, except as otherwise agreed by the Parties. All written communications (other than Change Orders or any amendments to, or any waivers of any provisions of this EPC Contract) given to or received from Owner’s Manager shall be deemed given to or received from Owner. All costs and expenses relating to Owner’s Manager shall be borne by Owner. EPC Contractor shall promptly advise Owner if Owner’s Manager is unreasonably interfering with the Work or is acting in an unprofessional manner. EPC Contractor and Owner shall cooperate to ensure that Owner’s Manager does not unreasonably interfere with the Work and performs in a professional manner. All Owner Persons that are present on Site shall fully comply with EPC Contractor’s security and safety procedures and EPC Contractor’s Manager shall have the right to bar any such individuals from the Site if they fail to follow those procedures or otherwise in the opinion of EPC Contractor’s Manager act in an inappropriate manner while on the Site.
12.4EPC Contractor shall coordinate, manage, and execute design and engineering related to the Transformer in accordance with the terms of the Transformer Purchase Agreement.
12.5EPC Contractor shall receive, unload, and store the Transformer upon delivery to the Site by JSI Equipment Purchasing Inc.
12.6EPC Contractor shall be solely responsible for storing, handling, and utilizing the Transformer in a manner consistent with Industry Standards, this EPC Contract, and manufacturer specifications and storage recommendations. No Change Order shall be granted where EPC Contractor stores, handles, or utilizes the Transformer in a manner inconsistent with Industry Standards, this EPC Contract, or manufacturer specifications and storage recommendations necessary to maintain the Transformer warranty. EPC Contractor shall take appropriate action to ensure the Transformer is stored or protected, in accordance with Industry Standards and the written recommendations of the Transformer Supplier, from adverse environmental elements. Subject to the other terms of this EPC Contract, if the Transformer is damaged after delivery to the Site (including as a result of improper storage of the Transformer or during installation of the Transformer), EPC Contractor shall, subject to Owner’s prior written consent and direction, repair such Transformer and shall bear all cost and schedule impact associated with such repair or replacement, as applicable.
12.7EPC Contractor shall construct and install the Transformer in accordance with the Transformer Supplier’s specifications, manufacturer’s installation instructions, this EPC Contract, and as required to maintain the warranty provided by the Transformer Supplier and all warranties under this EPC Contract.
ARTICLE 13.
SEQUENCE OF WORK
13.1The Parties’ obligations under this EPC Contract related to the performance of the Work shall begin on the date that Owner delivers the NTP to EPC Contractor (the “NTP Date”). Owner shall be required to issue and deliver the NTP to EPC Contractor upon the closing of the Acquisition and the delivery of proof of all insurance coverage required under ARTICLE 39.

13.2At least [***] Days prior to the NTP Date, or on the Effective Date if the NTP is issued on the Effective Date, EPC Contractor shall deliver an invoice to Owner (or its direct or indirect parent company) for an amount equal to [***] of the EPC Contract Price (the “NTP Payment”), which NTP Payment shall be payable to EPC Contractor in immediately available funds on the later to occur of (i) the NTP Date; (ii) Owner’s receipt of the Performance Credit Support (provided if the Performance Credit Support is received by Owner after 2:00 p.m. Mountain Time then the following Business Day); and (iii) [***].

13.3Upon receipt by EPC Contractor of the NTP, EPC Contractor shall diligently pursue performance of the Work in accordance with this EPC Contract.

13.4Provided that Owner and the Project Company have closed on the APA, Owner shall issue the Notice to Proceed to EPC Contractor on or before June 1, 2024 (the “Notice to Proceed Deadline”). If the NTP has not been issued on or before the Notice to Proceed Deadline, EPC Contractor and Owner each shall have the right (but not the obligation), after such date, to terminate this EPC Contract upon written notice to the other Party (which termination right shall terminate upon the issuance of the Notice to Proceed). If this EPC Contract is terminated pursuant to this Section 13.4, then neither Party shall have any further rights or obligations under this EPC Contract (other than as provided in any LNTP and such other rights and obligations that by the express terms of this EPC Contract survive the expiration or earlier termination of this EPC Contract). For the avoidance of doubt, nothing in this EPC Contract shall be construed to obligate Owner to deliver the Notice to Proceed or any LNTP if Owner and the Project Company have not closed on the APA and, except to the extent expressly provided in an LNTP delivered by Owner under this EPC Contract, until the issuance by Owner of the Notice to Proceed to EPC Contractor, neither Party shall have any obligations with respect to the performance of the Work under this EPC Contract.
ARTICLE 14.
MILESTONES
14.1Commercial Delivery of Power.
14.2.1EPC Contractor shall notify Owner at least [***] Days prior to the anticipated achievement of Commercial Delivery of Power and shall reasonably cooperate with Owner and its Financing Parties and their independent engineers, if any, in connection with such milestone.
14.2.2“Commercial Delivery of Power” shall occur when all of the following conditions have been satisfied (or waived by Owner):
14.2.2.1the Project (other than items that would be permitted to be included in the Punchlist, or actions that are enumerated in Sections 14.2.2.2 through 14.2.2.12 and Sections 15.1.1 through 15.1.11), has been completely installed and is mechanically and electrically sound;
14.2.2.2EPC Contractor has provided to Owner a certificate addressed to Owner certifying that (i) all testing and commissioning of the Project required for delivery of commercial power (not test power) from the PV Facility to the Point of Interconnection and any tests required under applicable Permits have been satisfactorily completed, (ii) the Project has a PV Facility Rating of 145.0 MW AC, and (iii) the Project has achieved initial synchronization with Owner’s transmission system at the Point of Interconnection;
14.2.2.3the Project operates as a single unit capable of continuously generating electricity continuously at a PV Facility Rating 145.0 MW AC;

14.2.2.4EPC Contractor, on behalf of Owner, has obtained all Permits that are required to operate and maintain the Project, including self-certifications from the Federal Energy Regulatory Commission that the Project is an “exempt wholesale generator” under the Energy Policy Act of 2005, as amended, but excluding minor Permits that are expected to be obtained in the ordinary course, the failure of which to obtain would not adversely affect the operation or maintenance of the Project;
14.2.2.5the SCADA system has been programed and installed, and EPC Contractor has demonstrated it can reliably transmit data from the Project to Owner;
14.2.2.6the Project is capable of operating safely in accordance with Industry Standards and Applicable Law;
14.2.2.7the metering system has been installed and calibrated by EPC Contractor pursuant to Exhibit A and is functioning accurately;
14.2.2.8the Project has been Placed in Service;
14.2.2.9the Project complies with Applicable Law and has passed all inspections required by any applicable Governmental Authority for the commercial operation of the Project; and
14.2.2.10[***].
14.2.3When EPC Contractor believes that it has achieved Commercial Delivery of Power, EPC Contractor shall notify Owner in writing with a Certificate of Commercial Delivery of Power in the form set out in Exhibit E-1, which certificate shall be executed and delivered by an officer and a senior engineer of EPC Contractor, who is a registered professional engineer, both of whom are familiar with the Project and accompanied by any information deemed reasonably necessary by EPC Contractor. Immediately thereafter, Owner shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Commercial Delivery of Power has in fact been achieved. Within [***] Days after the receipt of EPC Contractor’s notice by Owner, Owner shall either (i) notify EPC Contractor that Commercial Delivery of Power has been achieved, or (ii) notify EPC Contractor that Commercial Delivery of Power has not been achieved and state the reasons therefor; it being understood and acknowledged by the Parties that if Owner fails to respond within such period, Commercial Delivery of Power shall be deemed to have occurred as of the date EPC Contractor submitted the Certificate of Commercial Delivery of Power.
14.2.4In the event Owner provides timely written notice that Commercial Delivery of Power has not been achieved, EPC Contractor shall, at its sole cost and expense, immediately remedy the defects, deficiencies, and other conditions which prevent Commercial Delivery of Power. The foregoing procedures shall be repeated until the date Commercial Delivery of Power has in fact been achieved. The effective date of the Certificate of Commercial Delivery of Power shall be the date on which Owner countersigns the Certificate of Commercial Delivery of Power submitted by EPC Contractor to Owner, provided however, that, if Owner notifies EPC Contractor that Commercial Delivery of Power has been achieved and countersigns such Certificate of Commercial Delivery of Power as submitted by

EPC Contractor to Owner, the effective date of such Certificate of Commercial Delivery of Power shall be the date on which EPC Contractor submitted such certificate to Owner. Any disputes between the Parties regarding whether or not Commercial Delivery of Power has been achieved shall be resolved in accordance with ARTICLE 41 hereof.
14.2.5Acceptance by Owner of the Certificate of Commercial Delivery of Power shall not constitute acceptance by Owner of defective or otherwise non-conforming Work or in any way operate to release EPC Contractor from any obligation under this EPC Contract (other than the obligation of EPC Contractor to achieve Commercial Delivery of Power).
14.2Substantial Completion.
14.2.1No fewer than [***] Days prior to the anticipated Substantial Completion Date, EPC Contractor shall notify Owner in writing that the Project is nearing Substantial Completion. Prior to the achievement of Substantial Completion, EPC Contractor, in conjunction with Owner, shall prepare and issue a Punch List. EPC Contractor shall deliver the Punch List to Owner's Manager for Owner’s review and approval prior to Substantial Completion and shall schedule a meeting with Owner to discuss the Punch List. Owner shall notify EPC Contractor of its approval of, or comments to, the Punch List within [***] Days after such meeting to discuss the Punch List. Owner shall not unreasonably delay, withhold or condition its approval of the Punch List and shall provide comments to the Punch List only to the extent such comments relate to outstanding items of Work.
14.2.2“Substantial Completion” shall occur when all of the following conditions have been satisfied (or waived by Owner):
14.2.2.1Commercial Delivery of Power has been achieved and continues to be achieved;
14.2.2.2Performance Tests described on Exhibit I have been successfully completed and EPC Contractor has provided to Owner a certificate signed by an officer of EPC Contractor addressed to Owner;
14.2.2.3all requirements for interconnection of the Facility that comprise part of the Work have been satisfied, and EPC Contractor has delivered to Owner evidence thereof reasonably satisfactory to Owner;
14.2.2.4all inspections and approvals necessary to authorize the production and, if applicable, delivery of energy generated by the Facility to Owner have been obtained;
14.2.2.5EPC Contractor has completed performance of all Work except for those items set forth in the approved Punchlist and those actions enumerated in Sections 15.1.1 through 15.1.11;
14.2.2.6EPC Contractor has provided to Owner and Operator the operation and maintenance manuals and any training materials for the Project including any provided by any Supplier;
14.2.2.7EPC Contractor has provided to Owner a list of the Project’s major equipment, including [***];

14.2.2.8EPC Contractor has delivered to Owner all Lien waivers required under Section 27.1 hereof;
14.2.2.9EPC Contractor has delivered to Owner manually marked drafts of As-Built Drawings to the extent available;
14.2.2.10EPC Contractor has assigned to Owner all of the Warranty Agreements provided by the Major Suppliers in accordance with Section 18.3 hereof;
14.2.2.11[***];
14.2.2.12[***];
14.2.2.13EPC Contractor shall have posted the Workmanship Credit Support; and
14.2.2.14the Facility complies with Applicable Law, Contract Documents, Industry Standards, Governmental Approvals, and Permits applicable to the Facility.
14.2.3When EPC Contractor believes that it has achieved Substantial Completion, EPC Contractor shall notify Owner in writing with a Certificate of Substantial Completion in the form set out in Exhibit E-2, which certificate shall be executed and delivered by an officer and a senior engineer of EPC Contractor, who is a registered professional engineer, both of whom are familiar with the Project and accompanied by the Punch List and any other information deemed reasonably necessary by EPC Contractor. Immediately thereafter, Owner shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Substantial Completion has in fact been achieved. Within [***] Days after the receipt of EPC Contractor’s notice by Owner, Owner shall either (i) notify EPC Contractor that Substantial Completion has been achieved, or (ii) notify EPC Contractor that Substantial Completion has not been achieved and state the reasons therefor; it being understood and acknowledged by the Parties that if Owner fails to respond within such period, Substantial Completion shall be deemed to have occurred as of the date EPC Contractor submitted the Certificate of Substantial Completion. Once Substantial Completion has been achieved, EPC Contractor and Owner shall thereafter mutually update the Punch List to remove items as and when they are completed.
14.2.4In the event Owner provides timely written notice that Substantial Completion has not been achieved, EPC Contractor shall, at its sole cost and expense, immediately remedy the defects, deficiencies, and other conditions which prevent Substantial Completion. The foregoing procedures shall be repeated until the date Substantial Completion has in fact been achieved. The effective date of the Certificate of Substantial Completion shall be the date on which Owner countersigns the Certificate of Substantial Completion submitted by EPC Contractor to Owner, provided however, that, if Owner notifies EPC Contractor that Substantial Completion has been achieved and countersigns such Certificate of Substantial Completion as submitted by EPC Contractor to Owner, the effective date of such Certificate of Substantial Completion shall be the date on which EPC Contractor submitted such certificate to Owner. Any disputes between the Parties regarding whether or not Substantial Completion has been achieved shall be resolved in accordance with ARTICLE 41 hereof.

14.2.5Acceptance by Owner of the Certificate of Substantial Completion shall not constitute acceptance by Owner of defective or otherwise non-conforming Work or in any way operate to release EPC Contractor from any obligation under this EPC Contract (other than the obligation of EPC Contractor to achieve Substantial Completion).
ARTICLE 15.
FINAL ACCEPTANCE
15.1“Final Acceptance” shall occur when all of the following conditions have been satisfied:
15.1.1Owner has countersigned a Certificate of Substantial Completion;
15.1.2the Site is free of construction debris;
15.1.3all items on the Punch List have been completed or otherwise resolved by mutual agreement of the Parties;
15.1.4EPC Contractor has provided Owner with (i) the final version of all Documentation required to be delivered to Owner by EPC Contractor hereunder and not otherwise delivered to Owner in connection with the achievement of Substantial Completion, including, without limitation, QA/QC (pursuant to Section 7.1.2 of the Scope of Work), (ii) all Major Suppliers’ instructions, tests and certified drawings relating to Materials furnished by EPC Contractor hereunder, (iii) other test and inspection certificates and reports applicable to the Work, and (iv) an as-built survey of the Project;
15.1.5EPC Contractor has delivered in escrow (or such equivalent arrangement as the Parties may agree) a Waiver and Final Release, in the form set forth in Exhibit C from EPC Contractor;
15.1.6Owner has received unconditional releases and waivers of all Liens against the Project, the Site, Owner, and Owner’s property from EPC Contractor and each Supplier; provided that EPC Contractor shall not be required to deliver such releases and waivers from any second tier (or lower tier) Supplier to the extent [***];
15.1.7EPC Contractor has delivered to Owner manually marked final version of As-Built Drawings;
15.1.8EPC Contractor has removed all of its construction equipment, material and support personnel from the Site;
15.1.9the amount of ITC-Direct Pay Liquidated Damages (if any) and Substantial Completion Delay Liquidated Damages (if any) have been determined and paid by EPC Contractor;
15.1.10EPC Contractor has assigned to Owner, and shall have provided evidence reasonably satisfactory to Owner that EPC Contractor has assigned to Owner, all of the Warranty Agreements set forth in Exhibit H with respect to the Project; and

15.1.11EPC Contractor has remedied any Defects in the equipment and materials provided by the Major Suppliers that were identified prior to the Substantial Completion Date.
15.2When EPC Contractor believes that it has achieved Final Acceptance, EPC Contractor shall notify Owner in writing with a Certificate of Final Acceptance in the form set out in Exhibit E-3, which certificate shall be accompanied by any information deemed reasonably necessary by EPC Contractor. Immediately thereafter, Owner shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Final Acceptance has in fact been achieved. Within [***] Days after the receipt of EPC Contractor’s notice by Owner, Owner shall either (i) notify EPC Contractor that Final Acceptance has been achieved, or (ii) notify EPC Contractor that Final Acceptance has not been achieved and state the reasons therefor; it being understood and acknowledged by the Parties that if Owner fails to respond within such period, Final Acceptance shall be deemed to have occurred as of the date EPC Contractor submitted the Certificate of Final Acceptance.
15.3In the event Owner provides timely written notice that Final Acceptance has not been achieved, EPC Contractor shall, at its sole cost and expense, immediately correct and/or remedy the defects, deficiencies and other conditions which prevent Final Acceptance. The foregoing procedures shall be repeated until Final Acceptance has in fact been achieved. The effective date of the Certificate of Final Acceptance shall be the date on which Owner countersigns the Certificate of Final Acceptance submitted by EPC Contractor to Owner; provided however, that, if Owner notifies EPC Contractor that Final Acceptance has been achieved and countersigns such Certificate of Final Acceptance as submitted by EPC Contractor to Owner, the effective date of such Certificate of Final Acceptance shall be the date on which EPC Contractor submitted such certificate to Owner. Any disputes between the Parties regarding whether or not Final Acceptance has been achieved shall be resolved in accordance with ARTICLE 41 hereof.
15.4Acceptance by Owner of the Certificate of Final Acceptance shall not constitute acceptance by Owner of defective or otherwise non-conforming Work or in any way operate to release EPC Contractor from any obligation under this EPC Contract (other than the obligation of EPC Contractor to achieve Final Acceptance).
ARTICLE 16.
SCHEDULE GUARANTEES
16.1Direct Pay.
16.1.1As a taxable wholesale electric power generation and transmission cooperative operating on a not-for-profit basis, Owner is relying on the Direct Pay regime in order to monetize and economically benefit from the ITCs generated with respect to the Project, which ITC for purposes of this Article 16 shall be not less than [***] of the EPC Contract Price. Owner shall use commercially reasonable efforts, including any commercially reasonable efforts suggested by EPC Contractor, to ensure that Owner qualifies for Direct Pay with regard to the Project, including without limitation diligently completing and filing all relevant supporting documentation and pursuing all reasonable administrative appeals or litigation if the U.S. Internal Revenue Service determines that Owner does not qualify for Direct Pay with regard to the Project.
16.1.2The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain the actual damages Owner would incur should EPC Contractor fail to achieve Commercial Delivery of Power on or before the Guaranteed Commercial Delivery of Power Date. In addition to Substantial Completion Delay Liquidated Damages payable pursuant to Section 16.2, as additional liquidated damages, EPC Contractor shall be liable for the amount set forth in this Section 16.1 to compensate Owner for the aggregate amount of ITCs Owner is unable to monetize under the Direct Pay regime (provided that Owner otherwise qualifies for Direct Pay with regard to the Project) or that Owner is otherwise not able to fully benefit from economically as a result of the failure of EPC Contractor to meet the Guaranteed Commercial Delivery of Power Date. As a calculated amount for such estimated damages to Owner, EPC Contractor shall pay Owner as liquidated damages an amount equal to [***] (“ITC-Direct Pay Liquidated Damages”).
16.1.3Owner shall invoice EPC Contractor for ITC-Direct Pay Liquidated Damages, if any, no sooner than the earlier of (i) [***] days after the date Owner claims Direct Pay with respect to the Project ITCs if such claim includes an impairment or loss of any ITCs under the Direct Pay regime and (ii) the date on which any such ITCs are ultimately and finally disallowed or recaptured by any taxing authority as a result of EPC Contractor’s failure to meet the Guaranteed Commercial Delivery of Power Date. Notwithstanding the foregoing, the ITC-Direct Liquidated Damages shall be adjusted [***]. Owner shall keep EPC Contractor fully and timely informed by written notice of any audit, administrative or judicial proceedings, meetings or conferences with the IRS with respect to the ITCs relating to the Project and the Direct Pay benefit relating thereto. Furthermore,
16.2Substantial Completion shall occur on or before the Guaranteed Substantial Completion Date. The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain the actual damages Owner would incur should EPC Contractor fail to achieve Substantial Completion on or before the Guaranteed Substantial Completion Date. Accordingly, the Parties hereby agree that if EPC Contractor fails to achieve Substantial Completion on or before the Guaranteed Substantial Completion Date, then EPC Contractor shall pay Owner, as liquidated damages for such delay and not as a penalty, an amount equal an amount equal to in the dollar amount set forth in the chart below, for each Day following the Guaranteed Substantial Completion Date until the Substantial Completion Date (the “Substantial Completion Delay Liquidated Damages”): [***]

16.3ITC-Direct Pay Liquidated Damages and Substantial Completion Delay Liquidated Damages, if applicable, shall be assessed [***].

16.4The Parties acknowledge and agree that the ITC-Direct Pay Liquidated Damages and the Substantial Completion Delay Liquidated Damages are Owner’s sole and exclusive remedies for EPC Contractor’s failure to achieve Commercial Delivery of Power by the Guaranteed Commercial Delivery of Power Date or Substantial Completion by the Guaranteed Substantial Completion Date, as applicable, except if an EPC Contractor Event of Default results in a termination of this EPC Contract, in which case the provisions of ARTICLE 36 shall also apply. Owner and EPC Contractor further agree that the liquidated damages identified in this Section are a good faith estimate of the damages Owner would suffer for such delay, for which EPC Contractor agrees to be responsible.

16.5Owner shall issue an invoice to EPC Contractor for any ITC-Direct Pay Liquidated Damages and Substantial Completion Delay Liquidated Damages, and EPC Contractor shall pay any such invoice within [***] Days after receipt of such invoice; provided that in lieu of such payment in cash, Owner shall accept upon the election of EPC Contractor, in its sole discretion, a credit for any ITC-Direct Pay Liquidated Damages and Substantial Completion Delay Liquidated Damages owed by EPC Contractor against amounts due by Owner hereunder or to Operator under that certain [***].

16.6Notwithstanding the payment of ITC-Direct Pay Liquidated Damages and/or Substantial Completion Delay Liquidated Damages, EPC Contractor shall complete the Work and achieve Final Acceptance. The assessment of ITC-Direct Pay Liquidated Damages shall not relieve Contractor of its obligation to achieve the Guaranteed PR.
ARTICLE 17.
PERFORMANCE GUARANTEES
17.1As a condition of Substantial Completion, EPC Contractor will verify system performance in accordance with the procedures and protocols set forth on Exhibit I.
17.2The Facility Performance will be calculated during the Capacity Test using the procedures outlined in Exhibit I. If the Facility Performance is greater than or equal to the Guaranteed Capacity, EPC Contractor will be deemed to have successfully passed the Capacity Test.
17.3If the Facility Performance is less than [***] (a “Critical Performance Shortfall”), then until not later than [***] Days after the Guaranteed Substantial Completion Date, EPC Contractor shall, at its sole cost and expense, remedy the Critical Performance Shortfall such that a subsequent implementation of the Performance Test procedure demonstrates the Project achieves [***].  In order to affect such remedy, EPC Contractor shall be permitted to repair or replace existing equipment or install additional equipment, including racking, modules, inverters, cabling and combiner boxes (“Additional Solar Equipment”), provided such Additional Solar Equipment does not cause the total nameplate AC or DC ratings to exceed any threshold values specified in the Interconnection Agreement.  If EPC Contractor elects to pursue the installation of Additional Solar Equipment as a remedy for a Critical Performance Shortfall, the values used in any calculation pursuant to Exhibit I shall, in all cases, reflect Project values before the installation of Additional Solar Equipment.
17.4If the Facility Performance is less than [***], [***].
17.5The Availability will be calculated pursuant to the procedures outlined in Exhibit I. If the Availability is greater than or equal to [***], EPC Contractor will be deemed to have successfully met the Availability Guaranty.
ARTICLE 18.
WARRANTY AND CORRECTION OF WORK
18.1Warranty. EPC Contractor warrants that: (a) the Work (i) shall be new and undamaged at the time of installation, (ii) shall be of suitable grade of its respective kind and for its intended use, (iii) shall be free from Defects, (iv) shall conform in all respects to the Scope of Work and the Contract Documents, (v) shall be fit for the intended purpose in accordance with the Scope of Work, and (vi) shall be in compliance with the standards of performance set forth in the applicable sections of ARTICLE 2; and (b) [***] (collectively, the “Warranty”). EPC Contractor is not providing any warranty as to the Transformer or any other Owner-supplied equipment and EPC Contractor shall have no warranty obligations as to the Transformer or any other Owner-supplied equipment.
18.2Warranty Period. The Warranty shall commence on the Substantial Completion Date and shall expire [***] thereafter (the “Warranty Period”); provided however, that if Work is repaired or replaced pursuant to the Warranty, then the Warranty Period with respect to such repaired or replaced Work shall continue until the later of (i) the expiration of the Warranty Period or (ii) [***] from the date of completion of such repair or replacement, provided that in no event will any Warranty Period for any Work replaced or reperformed pursuant to the warranties in this ARTICLE 18 extend beyond [***] after the Substantial Completion Date.
18.3Vendor Warranties. EPC Contractor shall be solely responsible for enforcing any claims under Vendor warranties for the Materials, including from the Major Suppliers, until such time as EPC Contractor achieves Substantial Completion. EPC Contractor shall, on or prior to the Substantial Completion Date, assign to Owner all of the Warranty Agreements set forth in Exhibit H provided by the Major Suppliers; provided however, [***]. EPC Contractor makes no warranty, and Owner will seek no recourse from EPC Contractor, regarding any terms governed by the Warranty Agreements provided by the Major Suppliers and properly assigned to Owner.
18.4Warranty Exclusions. The warranty provided by EPC Contractor shall be void with respect to any specific failure or breach if such failure or breach is the direct result of any of the following:
18.4.1material alterations or repairs made to the Project’s supporting structure, or to any part of such Project or associated wiring and parts without EPC Contractor’s prior written approval;
18.4.2use or operation of the Project beyond the scope contemplated in applicable operating manuals or technical specifications;
18.4.3Force Majeure Excused Events which damage or adversely impact the Project;
18.4.4any Defect or deficiency in the Project to the extent that the same results from the specific written direction of Owner issued after the Effective Date relating to Work on the Project;
18.4.5solely with respect to roads at the Site, loss, damage or failure to the extent caused by normal wear and tear; or
18.4.6loss, damage or failure to the extent caused by the negligent acts or willful misconduct of any Owner Person or other Persons not controlled by EPC Contractor or its Affiliates.
18.5Warranty Remedies. If, at any time after the Substantial Completion Date and prior to the expiration of the Warranty Period, (i) EPC Contractor or its Affiliates has knowledge of any failure or breach of the warranty provided by EPC Contractor hereunder or (ii) Owner discovers any failure or breach of the warranty provided by EPC Contractor hereunder and notifies EPC Contractor of such failure or breach during such period, EPC Contractor shall, at EPC Contractor’s sole cost and expense [***], promptly correct such failure or breach in a manner and at such times that minimize the nature and extent of any interruption of Owner’s operation of the Project [***] and otherwise cause the Work to comply with the Warranty and this EPC Contract. All parts and components employed in repairs and replacements shall be subject to the Warranty contained herein and have a level of quality and workmanship equivalent to or greater than that required of the Work as initially installed under this EPC Contract and shall conform in all material respects to the requirements of this EPC Contract. Any corrective work performed by EPC Contractor pursuant to this ARTICLE 18 shall be completed within a reasonable period of time and shall address the cause, and not just the effect, of such failure or breach. If EPC Contractor fails to initiate and diligently take steps to promptly correct such failure or breach within [***] Days after EPC Contractor receives Owner’s notice of any such failure or breach and to pursue that corrective action fully and continuously thereafter, Owner may undertake or arrange corrective action at EPC Contractor’s expense. Any such corrective action by or on behalf of Owner in accordance with Industry Standards pursuant to the previous sentence shall not limit or void EPC Contractor’s warranty. EPC Contractor shall provide Owner with notice prior to engaging any subcontractor to perform any corrective work.
18.6Free of Liens. EPC Contractor represents and warrants that the Work that becomes part of the Project or is furnished to Owner as spare parts or consumables shall be, when required by this EPC Contract, legally and beneficially owned by Owner free from any Liens (other than Liens created by the actions of Owner, including non-payment to EPC Contractor of undisputed amounts when due).
18.7Serial Defects. If, during the period from the Effective Date to the end of the Warranty Period, [***] of any part or component of the Work contains the same Defect then a serial defect shall be presumed to exist in all such parts or components (a “Serial Defect”). All parts or components delivered to the Site, including those that were rejected by Owner prior to installation, shall be included for the purposes of calculating the Defect percentage for such type of parts or component. If a Serial Defect is presumed to exist, EPC Contractor shall [***].
ARTICLE 19.
DOCUMENTATION; PROPRIETARY INFORMATION
19.1As required by this EPC Contract, or, if not specifically stated in this EPC Contract, as may be necessary or prudent for the safe and proper operation of the Project (but in any event prior to Final Acceptance), EPC Contractor shall supply to Owner physical or electronic copies of all Documentation. All Documentation shall include any corrections, improvements, and enhancements to such Documentation that were incorporated during the construction of the Project and shall be of an “as-built” status upon Final Acceptance. EPC Contractor shall provide Owner, during the Warranty Period and at no additional cost, any corrections to errors discovered by EPC Contractor or Owner in the Documentation after Final Acceptance. EPC Contractor shall promptly notify Owner of the discovery of any such errors.
19.2Other than the Reserved Intellectual Property Rights, all right, title and interest to all deliverables to be provided by EPC Contractor under this EPC Contract, including electronic and physical versions thereof (collectively, the “EPC Contractor Deliverables”) shall vest in Owner upon the earlier of payment for such deliverable by Owner or upon the Commercial Delivery of Power.
19.3Notwithstanding any other provision of this EPC Contract, the Reserved Intellectual Property Rights of EPC Contractor are and shall be owned solely by EPC Contractor and are not being sold to Owner, but rather are being licensed in accordance with the terms and conditions of this EPC Contract. EPC Contractor agrees to grant and hereby grants to Owner, for the life of the Project, an irrevocable, perpetual, nonexclusive, royalty-free right to use and license to, including the right to copy, the Reserved Intellectual Property and Owner may disclose such to third parties with which Owner directly or indirectly contracts for completion, financing, maintenance, operation, training, modification or repair (including remanufacturing components), consultation, or decommissioning of the Project or other activities relating to the

Project. This license may be assigned by Owner to any successor owners of the Project without consent or notice to EPC Contractor.
19.4All Documentation developed by EPC Contractor under this EPC Contract shall immediately become the property of Owner when prepared and shall be delivered to Owner upon completion of the Work; provided however, that nothing in the foregoing shall impair, alter or otherwise affect EPC Contractor’s proprietary rights in the Reserved Intellectual Property Rights. All such Documentation and EPC Contractor Deliverables are Confidential Information of Owner.
ARTICLE 20.
FORCE MAJEURE
20.1“Force Majeure Excused Event” means any event that wholly or partly prevents or delays the performance by the Party affected of any obligation under the Contract Documents, but only if and to the extent such event is (i) not caused by the fault, negligence, or willful misconduct of either Party, and (ii) beyond the reasonable control of the Party claiming the Force Majeure Excused Event. In particular, any of the following shall be considered a Force Majeure Excused Event (to the extent otherwise falling within the foregoing definition): war (whether or not war is declared), hostilities, revolution, rebellion, insurrection against any Governmental Authority, riot, terrorism (including cyber-terrorism), acts of a public enemy or other civil disturbance; acts of God, including epidemics or pandemics, storms, floods, lightning, earthquakes, hailstorms, ice storms, tornados, typhoons, hurricanes, landslides, volcanic eruptions, wildfires not caused by an EPC Contractor Person, sustained wind speeds in excess of ninety (90) miles per hour (provided however, that excessive winds rendering the Site unsafe to work constitute a Force Majeure Excused Event during the performance of any Work), and objects striking the earth from space (such as meteorites), sabotage or destruction by a third party (other than any contractor retained by or on behalf of the Party) of facilities and equipment relating to the performance by the affected Party of its obligations under this EPC Contract; regional or national strikes, walkouts, lockouts or similar industrial or labor actions or disputes; and acts of any Governmental Authority that materially restrict or limit EPC Contractor’s access to the Site or its activities at the Site. Notwithstanding the foregoing, the term “Force Majeure Excused Event” does not include (i) inability by EPC Contractor to procure equipment or any component parts therefor, for any reason (the risk of which is assumed by EPC Contractor), unless such inability is itself directly excused by reason of a Forced Majeure Excused Event, (ii) any other acts or omissions of any third party, including any Subcontractor or Supplier, unless such acts or omissions are themselves excused by reason of a Force Majeure Excused Event, (iii) failure of EPC Contractor to abide by Industry Standards, (iv) changes in market conditions that affect the cost or availability of EPC Contractor’s supplies, (v) any labor strikes, slowdowns or stoppages, or other labor disruptions against EPC Contractor [***], (vi) EPC Contractor’s failure to timely apply for, or diligently pursue, any required Permits, or (vii) weather events or sudden actions of the natural elements within twenty (20) year normal weather patterns at the Site based on National Oceanic and Atmospheric Administration Data, except that damage to the Project resulting from tornadoes, lightning, microbursts or wildfires occurring on the Site will constitute a Force Majeure Excused Event. [***].
20.2Force Majeure Excused Events shall not excuse a Party (i) if the failure to perform or delay is due to the non-performing Party’s negligence or breach or failure to perform its obligations hereunder; (ii) if the Party asserting a Force Majeure Excused Event fails to provide notice as provided herein; (iii) to the extent that the Force Majeure Excused Event was caused or provoked by the asserting party (or any EPC Contractor Person in the case that EPC Contractor is the asserting Party or any Owner Person in the case that Owner is the asserting Party); or (iv) if the failure to perform or delay is due to any strike or lockout with any employees of any EPC Contractor Person specifically targeted to the Project.

20.3If the Parties do not agree that a Force Majeure Excused Event has occurred, the burden of proof shall rest with the asserting Party. If a Force Majeure Excused Event has occurred that has impacted EPC Contractor’s ability to achieve the Guaranteed Substantial Completion Date or the Guaranteed Commercial Delivery of Power Date, and EPC Contractor otherwise satisfies the requirements of Section 20.4 and Section 20.5, EPC Contractor shall be entitled to an equitable adjustment of the Guaranteed Substantial Completion Date or the Guaranteed Commercial Delivery of Power Date, as applicable.
20.4EPC Contractor shall, at its sole expense, use its commercially reasonable efforts to avoid and minimize delay caused by the effects of any Force Majeure Excused Event and shall keep Owner promptly informed of any event which may delay performance of the Work and shall keep Owner apprised of any material developments in the progress of EPC Contractor in avoiding and minimizing any such delay.
20.5No later than forty-eight (48) hours from the beginning of any delay caused by the effects of a Force Majeure Excused Event, EPC Contractor shall provide written notice to Owner of the cause(s) of such delay. In a case of a continuing cause of delay, only one notice shall be necessary.
ARTICLE 21.
OWNER DIRECTED CHANGES
21.1Subject to the limitations set forth in the Lease, Owner shall have the right, as described below, to propose changes to the Scope and to make alterations, additions, deletions, modifications, changes, or departures in the Scope, schedule, sequence, method, or performance of the Work or make changes in any specifications, plans, or drawings, that it may desire (each, an “Owner Directed Change”) without invalidating this EPC Contract, and EPC Contractor agrees to make reasonable efforts to effect the Owner Directed Change following the execution of a Change Order.
21.2Owner may, at any time, by written notice to EPC Contractor, propose an Owner Directed Change. EPC Contractor shall, within [***] Days thereafter, submit to Owner a detailed lump sum proposal, stating (i) the increase or decrease, if any, in the EPC Contract Price which would result from such proposed Owner Directed Change, and (ii) any other effect on the Project or the terms and conditions of this EPC Contract, including any effect on the Performance Tests or on the Warranty to be provided by EPC Contractor hereunder.
21.3Following receipt of EPC Contractor’s proposal, Owner shall have [***] Days to accept or reject EPC Contractor’s proposal in relation to the requested Owner Directed Change. If Owner agrees with EPC Contractor’s proposal, Owner and EPC Contractor shall execute a Change Order reflecting the requested change in the Work and proposed adjustments, if any, in the EPC Contract Price, the Guaranteed Commercial Delivery of Power Date, and the Guaranteed Substantial Completion Date or other applicable EPC Contract terms. If Owner disagrees with EPC Contractor’s proposal, Owner shall notify EPC Contractor that Owner has decided to withdraw its requested Owner Directed Change or desires to initiate the process described in Section 21.4. If Owner fails to respond to EPC Contractor in writing within the foregoing [***] Day period, Owner shall be deemed to have withdrawn its requested Owner Directed Change.
21.4If the Parties do not reach an agreement on the proposed Owner Directed Change within [***] Days after EPC Contractor receives notice by Owner electing to initiate the process described in this Section 21.4, then Owner may, in writing, direct EPC Contractor to proceed with the proposed Owner Directed Change by unilaterally executing a Change Order, in which event EPC Contractor shall immediately proceed to perform the Work as modified by such

Change Order and such Change Order shall reflect EPC Contractor’s good faith determination of an equitable adjustment in the Guaranteed Commercial Delivery of Power Date, the Guaranteed Substantial Completion Date, and/or the EPC Contract Price or other applicable EPC Contract terms, provided that, to the extent that the Parties reach partial agreement on the proposed Owner Directed Change, such Change Order shall reflect such agreement and, if agreement was not reached with respect to any adjustment to the EPC Contract Price, such Change Order shall contain provision for payment of EPC Contractor’s reasonable direct costs (as evidenced by supporting documentation) in effecting the Owner Directed Change, plus [***], subject to adjustment if the matter is submitted to the dispute resolution procedures of ARTICLE 41. Notwithstanding the foregoing, if a proposed Owner Directed Change would decrease the cost or time of performing the Work, Owner shall be entitled to a reduction in the EPC Contract Price reflecting such decrease only if such Owner Directed Change is effected pursuant to a Change Order executed by the Parties.
ARTICLE 22.
CHANGES
22.1Under no circumstances, other than a Change Trigger Event, shall EPC Contractor be entitled to a Time Change or a Price Change under this EPC Contract.
22.2In order to be eligible for a Change (other than pursuant to ARTICLE 21), EPC Contractor must submit a Change Request in accordance with the procedures set forth herein. If EPC Contractor has demonstrated that it is entitled to a Price Change or a Time Change as a result of a Change Trigger Event, the Parties shall execute a Change Order.
22.3If EPC Contractor is expressly entitled to a Change because a Change Trigger Event has occurred, EPC Contractor must submit a Change Request in order to receive such Change and the Parties shall in good faith attempt to agree upon such Change following the procedures set forth herein.
22.4No Change Request shall be allowed to be submitted for any reason on or after the Substantial Completion Date if the incident giving rise to such Change Request occurred prior to the Substantial Completion Date.
22.5If EPC Contractor intends to submit to Owner a Change Request, EPC Contractor must do so within any applicable time period specified therefor in the relevant provision of this EPC Contract or the right to submit a Change Request shall be waived. All Change Requests shall contain at a minimum: (a) all modifications, if any, as may be required to this EPC Contract; and (b) such additional information or documentation as Owner shall reasonably deem to be necessary or helpful in considering such Change Request.
22.6Any Change Request submitted by EPC Contractor for a Price Change shall be accompanied by appropriate supporting documentation containing an itemized breakdown of all elements constituting the basis for such Change Request.
22.7Any Change Request submitted by EPC Contractor for a Time Change shall be accompanied by appropriate supporting documentation containing a detailed explanation of why the Guaranteed Commercial Delivery of Power Date, Guaranteed Substantial Completion Date, or other Critical Path item should be extended, and for how long, in accordance with Critical Path logic.

22.8The Parties shall attempt to agree upon a Change within [***] Days of EPC Contractor’s submission of a properly and fully documented Change Request to Owner, provided that while any Change Request is pending, EPC Contractor shall continue to perform the Work in accordance with the provisions of this EPC Contract. EPC Contractor shall not perform any extra or out-of-Scope Work unless expressly authorized in writing by Owner.
22.9When a Change has been determined and agreed upon pursuant to this Article, the Parties shall execute a Change Order reflecting such Change. Once the Parties execute a Change Order with respect to any matter, EPC Contractor shall not be entitled to any Change or any claim for a Change, schedule extension, variation, or modification of any other item that was included in such Change Order, nor will any subsequent Change Order (except as expressly set forth therein) be construed to alter a prior Change Order. Subject to Section 21.4, changes in this EPC Contract shall be made only to the extent expressly set forth in a Change Order executed by the Parties.
22.10Change Trigger Events which reduce the quantity of Work to be provided shall not constitute a claim for damages or for anticipated or lost profits on the Work involved in such reductions, and Owner shall be entitled to a credit against the EPC Contract Price for the value of the omitted Work, but subject to an allowance to EPC Contractor for any actual loss incurred by it in connection with expenses theretofore incurred in connection with the purchase, rental, delivery, and subsequent disposal of Materials related which are no longer useful or salvageable.
22.11Notwithstanding anything to the contrary, Owner shall have the right to request that EPC Contractor perform any Change on a lump sum fixed price basis. If the Parties agree that EPC Contractor will perform out of Scope Work on a lump sum basis in lieu of a Price Change, the markup for overhead and profit included therein for such Work shall be [***].
ARTICLE 23.
EPC CONTRACTOR INSPECTION
23.1EPC Contractor shall have inspected the Site and surrounding premises where the Work is to be performed before entering into this EPC Contract. Notwithstanding anything to the contrary herein, it shall not be a Change Trigger Event hereunder if EPC Contractor encounters Unforeseen Site Conditions.
23.2EPC Contractor shall conduct its own due diligence on the Project and the Site at its own cost and expense.
ARTICLE 24.
HAZARDOUS MATERIALS AND ANTIQUITIES
24.1“Hazardous Material” means oil or petroleum and petroleum products, asbestos and any asbestos containing materials, radon, polychlorinated biphenyl’s (“PCBs”), urea formaldehyde insulation, lead paints and coatings, and all of those chemicals, materials, substances, objects, conditions, waste, controlled substances or combinations thereof which are now or become in the future designated, classified or regulated in any manner as hazardous or toxic or as pollutants or contaminants under any federal, state or other Applicable Law. EPC Contractor represents and warrants, to the best of its knowledge and after reasonable inquiry and investigation that no Hazardous Materials are present at the Site as of the Effective Date; provided however, that unless EPC Contractor has actual knowledge that Hazardous Materials are present at the Site, a Phase I environmental site assessment conducted on the Site within [***] of the Effective Date, where such assessment determines that there are no recognized environmental conditions on the Site, shall be deemed to constitute reasonable inquiry and investigation.
24.2Promptly after discovering any material on the Site believed or considered to be a Hazardous Material or Antiquity, EPC Contractor shall: (i) immediately report the condition to Owner before disturbing such materials; (ii) promptly present a plan for properly addressing the situation; and (iii) stop Work in any affected area as appropriate and to the extent required by Applicable Law. Notwithstanding anything to the contrary contained in this EPC Contract and subject to the limitations set forth in the Lease, EPC Contractor and its Subcontractors may use or allow the use of, Hazardous Materials at the Site in connection with routine operations of EPC Contractor and its Subcontractors so long as such use is consistent with Industry Standards and materials are not discharged or released onto the Site in concentrations or amounts that could give rise to liability or reporting obligations under environmental Applicable Laws or that could materially reduce the value of the Site.
24.3EPC Contractor shall recommend to Owner reasonable legal alternatives for any required removal and disposal of such Hazardous Material, including options for off-Site disposal sites, and shall develop and implement a plan for any required removal and disposal of such Hazardous Materials, including obtaining any required Permits. Owner shall review such recommendations and direct EPC Contractor to implement a plan to address the existing condition as and to the extent required by environmental Applicable Law. EPC Contractor shall not submit a Change Request relating to any such discovery of Hazardous Material or Antiquity and shall not be entitled to a Price Change therefor. EPC Contractor shall provide to Owner copies of all documents in its possession relating to such Hazardous Material, including any hazardous waste manifests, approvals and/or authorizations from landfill or other treatment, storage or disposal facilities, and all related laboratory data.
24.4[***].
ARTICLE 25.
INSPECTION, TESTS, AND REVIEWS
25.1EPC Contractor shall allow Owner to monitor and inspect the Work and the progress of the Work in order to verify material compliance with the requirements of this EPC Contract and to maintain personnel at the Site for such purpose. Such inspection of any part of the Work shall in no way relieve EPC Contractor of its obligations to perform the Work in accordance with this EPC Contract.
25.2EPC Contractor shall give Owner every reasonable opportunity to determine that all Materials furnished by EPC Contractor hereunder meet the requirements of this EPC Contract.
25.3EPC Contractor shall furnish Owner with an electronic copy of all test reports of the Work in its possession and Owner shall have the right to review relevant test data in EPC Contractor’s possession prior to performance of the Work or shipment of any Materials furnished by EPC Contractor hereunder.
25.4A detailed baseline schedule supporting Guaranteed Commercial Delivery of Power Date and the Guaranteed Substantial Completion Date of the Project is included in Exhibit N (the “Project Schedule”). EPC Contractor shall prepare and submit to Owner updated progress schedules and progress reports on a monthly basis in accordance with the Project Schedule in such detail as Owner may reasonably request in each case, which reports shall detail EPC Contractor’s progress with respect to the Work and the Project Schedule, including progress made with respect to Critical Path items, as well as such other reports relating to the Work as

Owner shall reasonably request from time to time. From and after the issuance of the Notice to Proceed until Substantial Completion, EPC Contractor’s Manager shall hold weekly progress meetings with Owner’s Manager to assess and verify actual progress, to predict future progress and to review and, if possible, resolve any construction-related issues that Owner or EPC Contractor may wish to discuss.
25.5EPC Contractor shall conduct design review and comment meetings with Owner and other parties reasonably requested by Owner. These meetings shall be held as reasonably requested by Owner and not less than [***] Business Days prior to the final submission of the As-Built Drawings and will be utilized by EPC Contractor to review and incorporate Owner comments.

ARTICLE 26.
EPC CONTRACT PRICE
26.1As full consideration to EPC Contractor for EPC Contractor’s obligations hereunder and all costs incurred in connection therewith, Owner shall pay, and EPC Contractor shall accept ONE HUNDRED NINETY-FIVE MILLION, SIX HUNDRED ELEVEN THOUSAND, EIGHT HUNDRED AND SIXTY-THREE DOLLARS ($195,611,863.00) (as may be adjusted pursuant to any Change Orders, the “EPC Contract Price”).
26.2EPC Contractor shall not be entitled to any payment, reimbursement, or other compensation except as specified in this EPC Contract.
ARTICLE 27.
PAYMENTS
27.1EPC Contractor shall submit to Owner a Payment Application with respect to such milestone(s) as set forth in Exhibit G that EPC Contractor has completed and for which EPC Contractor has not been paid, together with a duly executed “Certification and Lien Release” in substantially the same form as Exhibit D, accompanying Payment Application in the form of Exhibit F from EPC Contractor. Each Payment Application shall be accompanied by such documents as Owner may reasonably request to verify the progress on the Project Schedule and other Work completed and the amounts, as set forth in Exhibit G.

27.2Except for disputed portions of any Payment Application, Owner shall pay EPC Contractor in accordance with Exhibit G. Except as provided in Section 13.2, payments shall be due and owing [***] Days after Owner’s receipt of a Payment Application and Certification and Lien Release related thereto in accordance with Section 27.1. Owner shall have the right to withhold payment on the disputed portion of such Payment Application until such dispute is resolved.

27.3Any amounts due and payable under this EPC Contract not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate. If a payment obligation falls due on a Day other than a Business Day, the obligation shall be deemed to be due on the next Business Day.

27.4[***].

27.5Until EPC Contractor has provided the information required by Owner and completed any forms required by Owner to allow payment by electronic means, all payments will be made to EPC Contractor by check. If EPC Contractor’s payment address or method of payment changes, EPC Contractor must contact Owner’s Accounts Payable Department via

AccountsPayableDept@tristategt.org at least [***] Days prior to the effective date of such change. In making payments under this EPC Contract, Owner shall be entitled to conclusively presume that payment information furnished by EPC Contractor, such as name, payment address, account number(s) and name of payee is accurate. In no event shall Owner make a second payment where the first payment is made in accordance with such EPC Contractor furnished information.
ARTICLE 28.
TITLE
28.1EPC Contractor shall maintain complete, detailed, and accurate records of the Work provided under this EPC Contract, including the dates Work was provided, the dates Materials and the Transformer were delivered to the Site, and the dates the last Work, services, Materials, or the Transformer were provided or delivered as applicable. Copies of said records shall be provided or made available to Owner by EPC Contractor, at no cost or expense to Owner, promptly following Owner’s request. Originals of such records (if such exist) shall be provided or made available for Owner’s review, at no cost or expense to Owner, promptly following Owner’s request.
28.2Title to all Materials that are purchased by EPC Contractor or Owner for permanent installation in the Project shall pass to Owner upon the earlier to occur of (a) delivery of such Materials to the Site, (b) payment of the amount then due under a Payment Application covering such Materials, and (c) the Commercial Delivery of Power. Except to the extent that a Lien by EPC Contractor is a result of non-payment by Owner, all such Materials shall be free and clear of any Liens, claims, unsatisfied demands, notices of intention, stop notices, unsatisfied judgments, security interests, or other encumbrances in favor of EPC Contractor or any other Person or entity. Such passing of title shall not be deemed to constitute Owner’s acceptance of non-conforming Work, including Materials. The transfer of title hereunder shall in no way affect the risk of loss provisions hereof or EPC Contractor’s responsibility for, and its obligation to take proper steps and precautions to protect all Materials and other portions of the Work until the Substantial Completion Date in the manner described in this EPC Contract. Notwithstanding the forgoing, all Materials not incorporated into the Project as of the Final Acceptance Date, excluding any Materials constituting spare parts or equipment ordered and specifically paid for by Owner, shall be the property of EPC Contractor who shall remove such items from the Site.
28.3EPC Contractor shall promptly pay each Supplier the amount to which such Supplier is entitled. EPC Contractor shall promptly notify Owner of any dispute with, or claim by, any (a) single Supplier if such claim or dispute exceeds [***] or (b) by all Suppliers if such claims or disputes exceed [***]) in the aggregate.
ARTICLE 29.
PAYMENTS NOT APPROVAL OF WORK
No payment made hereunder shall be considered an approval or acceptance of any Work or constitute a waiver of any claim or right that Owner may have at that time or thereafter, including claims and rights relating to warranty and indemnification obligations of EPC Contractor.
ARTICLE 30.
FINAL PAYMENT
30.1Upon achievement of the last milestone set forth in Exhibit G, EPC Contractor shall submit to Owner a final Payment Application which shall set forth all remaining amounts due to it pursuant to the EPC Contract. The procedures set forth in ARTICLE 27 shall be followed for payment of the final Payment Application. EPC Contractor’s acceptance, by endorsement or otherwise, of final payment shall constitute a waiver of any and all claims, including any and all Lien rights, claims, or notices of any kind, against Owner or its property, with the exception of any claim by EPC Contractor that Owner has wrongfully retained any portion of the Workmanship Credit Support.

30.2No payment or acceptance, final or otherwise, shall constitute acceptance by Owner of defective or otherwise non-conforming Work or in any way operate to release EPC Contractor from any obligation under this EPC Contract.
ARTICLE 31.
TAX AND ACCOUNTING MATTERS; PRICE CHANGES
31.1No later than [***] Days following mobilization by EPC Contractor under this EPC Contract, EPC Contractor shall deliver a written list of the categories of Materials and other components of the Work furnished by EPC Contractor hereunder and the price therefor (associated with each relevant category of Work) for Owner’s tax and accounting matters.
31.2If Owner has issued a Change Order, the undisputed cost therefor shall be paid to EPC Contractor on a percentage completion basis until any Price Change related thereto is resolved and Owner shall pay any such amounts due for such Change Order pursuant to invoices from EPC Contractor which shall be rendered no more often than monthly. Disputed costs [***].
ARTICLE 32.
SETOFF
All amounts due and payable by a Party (the “Payer”) to the other Party (the “Payee”) hereunder shall be subject to deduction or set-off by the Payer against any undisputed amounts due and payable by (i) the Payee to the Payer hereunder or (ii) under any other agreements between the Parties or their Affiliates related to the Project, including the APA and O&M Agreement.
ARTICLE 33.
RISK OF LOSS
33.1EPC Contractor shall retain care, custody, control and risk of loss of all Materials and, upon delivery to the Site, the Transformer, until the Substantial Completion Date. Prior to the Substantial Completion Date, EPC Contractor shall bear the risk of loss and be responsible for and obligated to replace, repair or reconstruct, all at its expense and as promptly as possible, any portion of the Work that is lost, damaged or destroyed (including any damage or loss that has occurred as the result of a Force Majeure Excused Event) prior to the Substantial Completion Date, except to the extent of intentional misconduct or gross negligence on the part of any Owner Person, in which case Owner shall reimburse EPC Contractor for the deductible under EPC Contractor’s insurance policy.
33.2Owner shall assume care, custody and control and risk of loss of the Work from and after the Substantial Completion Date (or upon termination of the EPC Contract if earlier). EPC Contractor shall not bear risk of loss to the Work subsequent to the Substantial Completion Date, including warranty Work, except to the extent of intentional misconduct or gross negligence on the part of any EPC Contractor Person, in which case EPC Contractor shall reimburse Owner for the deductible under Owner’s insurance policy. The maximum liability for a Party to reimburse the other Party for its insurance deductible in each case of Section 33.1 and Section 33.2 above shall be limited to [***] per loss event.

ARTICLE 34.
REPRESENTATIONS
34.1EPC Contractor hereby represents and warrants that as of the date hereof:
34.1.1it is duly organized and validly existing under the Applicable Law of its jurisdiction of incorporation or formation and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, and has all requisite legal power and authority to carry on its business and to execute this EPC Contract and to perform the terms, conditions and provisions hereof;
34.1.2the execution, delivery and performance by it of this EPC Contract have been duly authorized by all requisite action of its governing bodies;
34.1.3this EPC Contract constitutes the legal, valid, and binding obligation of it, enforceable in accordance with the terms hereof;
34.1.4none of the execution, delivery or performance by it of this EPC Contract, nor the consummation of the transactions contemplated hereby, will result in (a) the violation of, or a conflict with, any provision of the organizational documents of it; (b) the contravention or breach of, or a default under, any term or provision of any indenture, contract, agreement or instrument to which it is a party or by which it or its property may be bound; or (c) the violation by it of any Applicable Law;
34.1.5there is no action, suit or proceeding now pending or (to the best of its knowledge) threatened against it before any court or administrative body or arbitral tribunal that could reasonably be expected to adversely affect the ability of EPC Contractor to perform its obligations hereunder; to the best of EPC Contractor’s actual knowledge, there are no strikes, lockouts or other labor disputes pending, or threatened or scheduled to occur, with respect to any of the factories, offices or other facilities of any of EPC Contractor’s suppliers or subvendors or its proposed subcontractors;
34.1.6EPC Contractor has obtained or will obtain the EPC Contractor Permits, to the extent not obtained by Owner as of the Effective Date;
34.1.7all documents, data, and other written materials delivered to Owner by EPC Contractor in connection with this EPC Contract are, to EPC Contractor’s knowledge (after reasonable inquiry), true, correct and complete copies of such documents, data, or other written materials;
34.1.8EPC Contractor has (either directly or through its Suppliers) all the required authority, ability, skills, experience and capacity necessary to perform and shall diligently perform the Work in a timely and professional manner, using sound project management procedures, construction procedures and supervisory procedures, all in accordance with Industry Standards and EPC Contractor is in compliance with all Applicable Laws related to the Work; and
34.1.9EPC Contractor has (either directly or through its Suppliers) the experience and skills necessary to determine, and EPC Contractor has reasonably determined, that it can perform the Work for the EPC Contract Price.
34.2Owner hereby represents and warrants that as of the date hereof:
34.1.1it is duly organized and validly existing under the Applicable Law of its jurisdiction of incorporation or formation and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, and has all requisite legal power and authority to carry on its business and to execute this EPC Contract and to perform the terms, conditions and provisions hereof;
34.1.2the execution, delivery and performance by it of this EPC Contract have been duly authorized by all requisite action of its governing bodies;
34.1.3this EPC Contract constitutes the legal, valid and binding obligation of it, enforceable in accordance with the terms hereof; and
34.1.4neither the execution nor delivery nor performance by it of this EPC Contract nor the consummation of the transactions contemplated hereby will result in (a) the violation of, or a conflict with, any provision of the organizational documents of it; (b) the contravention or breach of, or a default under, any term or provision of any indenture, contract, agreement or instrument to which it is a party or by which it or its property may be bound; or (c) the violation by it of Applicable Law.
ARTICLE 35.
OWNER EVENTS OF DEFAULT
35.1Unless an EPC Contractor Event of Default shall be the cause thereof, from and after the Effective Date the following shall be events of default with respect to Owner (each of the following, an “Owner Event of Default”):
35.1.1Owner becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;
35.1.2Insolvency, receivership, reorganization or a bankruptcy proceeding is commenced by Owner;
35.1.3Insolvency, receivership, reorganization or a bankruptcy proceeding is commenced against Owner and such proceeding is not dismissed or stayed within forty-five (45) Days thereafter;
35.1.4Owner assigns or transfers this EPC Contract or any right or interest therein, except as otherwise expressly permitted hereunder; or
35.1.5Owner fails to make any undisputed payment to EPC Contractor when due pursuant to the terms of this EPC Contract and, if such failure is not remedied within [***] Days after written notice, unless Owner or EPC Contractor have requested that dispute resolution be commenced with respect to such failure to pay.

35.2If any Owner Event of Default has occurred and is continuing, EPC Contractor may elect to stop Work (which shall be treated as if it were a suspension ordered by Owner and a Change Order shall be issued in accordance with the provisions of ARTICLE 22) and shall take all steps necessary to preserve, protect, and care for all Work, Materials, and the Transformer at the Site, in transit thereto or at storage areas under its responsibility. If the Work is stopped for a period of [***] Days, EPC Contractor may give written notice of termination to Owner stating its intent to terminate this EPC Contract and setting forth a date of termination, which date must be at least [***] Days after the date of such notice. Unless the Owner Event of Default is cured before the end of such [***] Day period, EPC Contractor may terminate this EPC Contract. In addition, EPC Contractor shall have all other rights and remedies to which it is entitled at law or in equity.
ARTICLE 36.
EPC CONTRACTOR EVENTS OF DEFAULT
36.1Unless an Owner Event of Default shall be the cause thereof, Owner shall at all times have the right, at its option, to terminate this EPC Contract for cause, in whole or in part, by written notice to EPC Contractor if (each of the following, an “EPC Contractor Event of Default”):
36.1.1EPC Contractor becomes insolvent, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts, or fails to pay any of its debts as they become due;
36.1.2Insolvency, receivership, reorganization, or a bankruptcy proceeding is commenced by EPC Contractor;
36.1.3Insolvency, receivership, reorganization, or a bankruptcy proceeding is commenced against EPC Contractor and such proceeding is not dismissed or stayed within forty-five (45) Days thereafter;
36.1.4EPC Contractor fails to make prompt payment to any of its Suppliers for performing or providing any part of the Work and for which Owner has in turn made payments to EPC Contractor (but subject to EPC Contractor’s rights to dispute payments under its contracts with its Suppliers and only to the extent such failure continues for [***] Days following receipt of a notice in writing from Owner to cure such default);
36.1.5EPC Contractor fails to comply in any material respect with Applicable Law and EPC Contractor fails to cure such failure within [***] Days of the date EPC Contractor knew or should have known of the failure to comply with Applicable Law (provided that if such default is not reasonably capable of being cured within the [***] Day cure period specified above but is reasonably capable of being cured, EPC Contractor shall have such additional time as is reasonably necessary to cure such default, not to exceed [***] Days, so long as EPC Contractor promptly commences and diligently pursues such cure);
36.1.6EPC Contractor fails to achieve Substantial Completion by [***];
36.1.7EPC Contractor fails to achieve Final Acceptance within [***] Days after the Substantial Completion Date;

36.1.8EPC Contractor fails to perform any material covenant or obligation of EPC Contractor under this EPC Contract that is not caused by an Owner Event of Default hereunder (but only to the extent such failure continues for [***] Days following receipt of a notice in writing from Owner to cure such default);
36.1.9EPC Contractor fails to establish and, once established, maintain the Performance Credit Support and Workmanship Credit Support in accordance with ARTICLE 54;
36.1.10any material representation or warranty made by EPC Contractor or in any certificate or financial statement furnished to Owner by EPC Contractor shall prove to be false or misleading in any material respect as of the time made, confirmed or furnished (but, if such breach is capable of being cured, only to the extent such breach continues for [***] Days following receipt of a notice in writing from Owner to cure such default); or
36.1.11EPC Contractor assigns or transfers this EPC Contract or any right or interest herein, except as otherwise expressly permitted hereunder.
36.2The termination notice shall state the extent and effective date of the termination. On the effective date of such termination, EPC Contractor shall withdraw from the Site, shall assign to Owner those subcontracts and instruments used by EPC Contractor in the performance of the Work as selected by Owner and remove any or its construction equipment or any debris or waste materials generated by EPC Contractor in the performance of the Work as Owner may direct.
36.3In the event of an EPC Contractor Event of Default, Owner shall have the right to:
36.1.1take possession of and use the Site and all Work, Materials, or the Transformer, including tools, appliances, machinery, and equipment thereon, which shall be provided at cost without payment of any profit or sales commission, notwithstanding that such may belong to or be rented or leased by EPC Contractor, and finish the Work by whatever method it may deem expedient; EPC Contractor shall not remove any Work from the Site unless Owner so directs in writing;
36.1.2take possession of and keep and take title to any Materials located off Site under EPC Contractor’s possession or control that are unique, specially-designed or manufactured for use or incorporation in the Work or which are not readily available on the general market without delay;
36.1.3use any Supplier with or without assuming its agreements with EPC Contractor, and paying it in accordance with the terms of its agreements with EPC Contractor, or in accordance with such other terms as Owner and Supplier may agree to, and to credit such payments against the EPC Contract Price or charge EPC Contractor therefor upon written demand;
36.1.4suspend all payments due to EPC Contractor; and
36.1.5require EPC Contractor to assign any or all of the Warranty Agreements set forth on Exhibit H to Owner to the extent that any such

Warranty Agreements have not already been assigned to Owner and require EPC Contractor to provide evidence reasonably satisfactory to Owner that EPC Contractor has assigned such Warranty Agreements to Owner.
36.4In the event of termination resulting from an EPC Contractor Event of Default, and in addition to any rights otherwise available to Owner set forth in Section 36.3 above: (i) EPC Contractor shall use commercially reasonable efforts to reduce or otherwise mitigate any expense or damage to Owner; (ii) Owner shall be entitled to withhold further payments to EPC Contractor until Owner determines the Project Default Completion Costs; (iii) upon completion of the Work by Owner, Subcontractors or third parties on Owner’s behalf, Owner shall determine the Project Default Completion Costs; and (v) Owner shall provide EPC Contractor within [***] Days following the determination of the Project Default Completion Costs an accounting thereof in reasonable detail and a calculation of the EPC Contractor Termination Payment as determined below. In the event that (A) the sum of (1) the Project Default Completion Costs and (2) all amounts paid to EPC Contractor pursuant to ARTICLE 27 is greater than (B) the EPC Contract Price, then Owner shall determine and EPC Contractor shall pay to Owner within [***] Days after receipt of such invoice any positive difference determined by subtracting (x) the EPC Contract Price from (y) sum of (a) the amounts paid by Owner pursuant to ARTICLE 27 in connection with the Work and (b) the Project Default Completion Costs (the resulting positive difference (if any), the “EPC Contractor Termination Payment”). If EPC Contractor fails to pay, Owner shall be entitled to draw upon the Performance Credit Support or Workmanship Credit Support, as applicable. In no event shall Owner be liable to EPC Contractor for any Work that has not been performed or for unabsorbed overhead or loss of anticipated profit or revenue, or other consequential economic loss due to the termination resulting from an EPC Contractor Event of Default. “Project Default Completion Costs” means the total costs incurred by Owner, Subcontractors or third parties, following the EPC Contractor Event of Default, to complete the Work, including Owner’s costs (detailed in writing to the reasonable satisfaction of EPC Contractor), for all out-of-pocket costs and expenses incurred by Owner as a direct result of the EPC Contractor Event of Default.
36.5Owner shall be entitled to a credit for any amounts owed to EPC Contractor for the scrap, salvage, or resale value for Materials affected by the termination which Owner elects not to keep. Any Materials affected by the termination which Owner elects to keep shall be provided at cost without payment of profit or sales commission.
36.6The payment, if any, provided under this ARTICLE 36 shall be EPC Contractor’s total and exclusive compensation, which shall not exceed [***]. No such payment shall be made by Owner until Owner has completed, or elects not to complete, the Work terminated for cause. EPC Contractor’s full compliance with the requirements of this ARTICLE 36 shall be a condition of receiving any payment hereunder, and EPC Contractor’s failure to comply with these requirements shall constitute a waiver of any claim for compensation.
ARTICLE 37.
NATURE OF THE PARTIES’ RIGHTS
Except for the payment of ITC-Direct Pay Liquidated Damages for the failure to achieve Commercial Delivery of Power by the Guaranteed Commercial Delivery of Power Date, and Substantial Completion Delay Liquidated Damages for the failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date, which are the exclusive remedies for the failure to meet specific requirements, and subject to the other limitations set forth in this EPC Contract, the rights and remedies of Owner and EPC Contractor in this EPC Contract are cumulative and in addition to any other rights or remedies to which the such Party may be entitled under law or in equity, and the exercise of any such rights or remedies shall not exclude the exercise of any other rights or remedies to which such Party may be entitled. Except as otherwise set forth in ARTICLE 38, neither the exercise of Owner’s or EPC Contractor’s rights or remedies, nor the failure to exercise such rights or remedies, shall, in any manner, create any obligation to any third person or entity.
ARTICLE 38.
INDEMNIFICATION
38.1EPC Contractor shall defend, indemnify and hold harmless Owner and each Owner Person from and against any and all claims, complaints, suits, proceedings, demands, disputes or actions (collectively, “Claims”) asserted by any third party against Owner or any other Owner Person, or any and all liabilities, losses, damages, judgments, fines, penalties, fees or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) resulting from a Claim as a result of EPC Contractor’s performance or other acts or omissions (or that of its Suppliers) under this EPC Contract or otherwise relating to the performance of the Work by EPC Contractor or its Suppliers and:
38.1.1relating to personal or bodily injury, death, or occupational disease of any person (including any of EPC Contractor’s or any of its Supplier’s employees or agents);
38.1.2resulting from loss or damage to any real or personal property of third parties, including, without limitation, any neighboring land, property or property right;
38.1.3[***];
38.1.4resulting from a breach of EPC Contractor’s representations and warranties under this EPC Contract; or
38.1.5resulting from a violation or alleged violation of Applicable Law or Permit by EPC Contractor or any Supplier, in each case, other than to the extent the Claim or Loss is caused by or arises from the [***] of Owner or any Owner Person.
38.2EPC Contractor shall defend, indemnify and hold harmless Owner and each other Owner Person from and against Claims for unauthorized disclosure by any EPC Contractor Person or unauthorized or infringing use, or misappropriation, of any patents, copyrights, trademarks, service marks, trade secrets and all similar and related intellectual property rights protected under any Applicable Law (“Intellectual Property Rights”) with respect to the Project, the Documentation (including any software) or EPC Contractor’s or any Supplier’s performance of the Work under this EPC Contract, other than to the extent caused by or arising from the gross negligence or willful misconduct of Owner or any Owner Person or the modification by Owner or any Owner Person of goods, equipment, hardware, software, firmware, equipment, Documentation or instrumentation furnished hereunder. If an Intellectual Property Right Claim is successful, EPC Contractor shall, at its sole expense, either: (i) procure for the Indemnified Parties the right to continue to use such infringing item or Work, or part thereof; (ii) replace it with non-infringing or non-violating items that are substantially equal to or superior in quality; or (iii) so modify the item in conformance with the functional requirements of this EPC Contract such that it becomes non-infringing or non-violating. If Owner is enjoined from completion of any part of the Project, or from the use, operation, or enjoyment of the Project, the Documentation or any Work, EPC Contractor shall promptly arrange to have the injunction removed at no cost to Owner. EPC Contractor shall use commercially reasonable efforts to include, as a term or condition of each subcontract relating to the Work, a patent and intellectual property indemnification provision.
38.3Owner agrees to defend, indemnify and hold the EPC Contractor Persons harmless from and against any Losses on account of any Claim by a third party for bodily injury or property damage against the EPC Contractor Person caused by the sole negligence or gross negligence of Owner or any other Owner Person in connection with the performance of their respective undertakings under this EPC Contract, other than to the extent caused by or arising from the gross negligence or willful misconduct of any EPC Contractor Person.
38.4An Indemnified Party (as defined below) shall give the Indemnifying Party (as defined below) notice of any matter that an Indemnified Party has determined has given rise to a right of indemnification under this ARTICLE 38, within forty-five (45) Days of such determination; provided however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this ARTICLE 38 except to the extent that the Indemnifying Party is materially prejudiced by such failure.
38.5When required to indemnify any Person entitled to indemnification under this ARTICLE 38 (each an “Indemnified Party”), the Party providing the indemnity (the “Indemnifying Party”) shall assume on behalf of such Indemnified Party and conduct with due diligence and in good faith the defense of any Claim against such Party, whether or not the Indemnifying Party shall be joined therein, and the Indemnified Party shall cooperate with the Indemnifying Party in such defense. The Indemnifying Party shall have charge and direction of the defense and settlement of such Claim; provided however, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party’s right to control the defense or settlement thereof, the Indemnified Party may elect to participate through separate counsel in the defense of any such Claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the counsel employed by such Indemnified Party shall have reasonably concluded that there exists a material conflict of interest between the Indemnifying Party and such Indemnified Party in the conduct of the defense of such Claim (in which case the Indemnifying Party shall not have the right to control the defense or settlement of such Claim, on behalf of such Indemnified Party); or (b) the Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such Claim within a reasonable time after notice of the commencement thereof. In each of such cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party. Notwithstanding the foregoing, no compromise or settlement of any third party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent unless (i) there is no finding or admission of any violation of Applicable Law or admission of wrongdoing or misconduct; (ii) such compromise or settlement does not involve the entry by the Indemnified Party of a consent order or similar agreement with any Governmental Authority that would encumber any of the assets of an Indemnified Party, prohibit the use of any part of the Project, the Documentation or the Work by any Indemnified Party or impose a restriction on or otherwise materially adversely affect any Indemnified Party or the conduct of its business; (iii) as a condition of any such compromise or settlement, the Indemnifying Party obtains a complete release of any Indemnified Party potentially affected by such third party Claim; and (iv) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.
38.6In any and all Claims against Owner by any employee of an EPC Contractor Person or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated herein shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for EPC Contractor or any Supplier under any workers’ compensation Applicable Law, disability Applicable Law, or any other Applicable Law.

38.7The amount of any indemnity payment made under this ARTICLE 38 shall be reduced by the amount of all insurance proceeds actually received by the Indemnified Party, net of any self-insured retention, retrospective premium or similar charge payable by the Indemnified Party in respect of the event giving rise to the right of indemnity under this ARTICLE 38.
ARTICLE 39.
INSURANCE
39.1Before any Work is commenced under this EPC Contract, EPC Contractor shall, at its sole cost and expense, cause to be issued and maintained in force during the Work, the below listed minimum insurance coverages from underwriters reasonably acceptable to Owner.
39.1.1Worker’s compensation insurance, including occupational illness or disease coverage, or other similar social insurance in accordance with the Applicable Law of the state, territory or province exercising jurisdiction over EPC Contractor and including Employer’s Liability Insurance with a minimum limit of [***] per accident.
39.1.2Commercial general liability insurance on an occurrence form with coverage applicable to all Work performed pursuant to this EPC Contract including Contractual Liability (including extended Products and Completed Operations Liability through the Warranty Period), Products and Completed Operations Liability, blanket contractual liability, sudden and accidental pollution and without any exclusions for perils of XCU or Wildfire and all with a minimum combined single limit of [***] per occurrence and [***] in the annual aggregate. Such limits shall apply on a “per project” basis.
39.1.3Automobile liability insurance covering all owned, non-owned and hired automobiles used at the Site with a minimum combined single limit of [***] per accident for bodily injury and property damage liability.
39.1.4Professional liability (E&O) insurance with a one (1) year extended reporting period in an amount of [***] per claim and [***] annual aggregate.
39.1.5Excess or umbrella liability providing follow form coverage to the Employer’s Liability Insurance required in Section 39.1.1, the coverage required in Section 39.1.2, and the coverage required in Section 39.1.3. Coverage shall provide a minimum limit of [***] each occurrence and in the annual aggregate.
39.1.6Such benefits and such coverage as required of EPC Contractor herein, or in any other document to be considered a part hereof, shall not be deemed to limit EPC Contractor’s liability under the EPC Contract. EPC Contractor shall likewise require its Subcontractors, if any, to provide for such benefits and carry and maintain such insurance at no cost to Owner; provided however, that the limits of any Subcontractor’s excess or umbrella liability policy maintained in accordance with the requirements of Section 39.1.5. may have a minimum limit less than [***]; provided further, however, that (a) any Major Subcontractor or Vendor performing Work on the Site shall have excess or umbrella liability coverage having a minimum limit of at least [***]) and (b) any Major Subcontractor or

Vendor performing high-voltage work on Site or that are involved in testing or commissioning shall have excess or umbrella liability coverage having a minimum limit of at least [***].
39.1.7The foregoing coverages shall be primary as respects all Work performed pursuant to this EPC Contract and noncontributing with respect to any other insurance or self insurance which may be maintained by Owner or Financing Parties. The policies (except for Worker’s Compensation) shall be endorsed to name Owner, Financing Parties and their respective employees, directors, officers, agents and affiliates as additional insureds for both ongoing and completed operations coverage. EPC Contractor’s commercial general liability, excess or umbrella, and automobile liability policies shall contain a severability of interest or similar clause. EPC Contractor shall obtain from each of its insurers a waiver of subrogation in favor of all additional insureds with respect to losses arising out of or in connection with this EPC Contract.
39.1.8Builder’s “all-risk” insurance for the benefit of Owner, Financing Parties, EPC Contractor and all Subcontractors or suppliers performing work at the Site. Such coverage shall insure [***]. A separate transit insurance replacing this requirement in Section 39.1.8 is permitted in Section 39.1.9 below. The policy shall remain in full force and effect from mobilization to the Site until the Substantial Completion Date. Coverage shall include but not be limited to coverage against perils typically insured against for similar projects, including damage or loss caused by earthquake, earth movement, flood, windstorm (named or unnamed), tornado, hail, lightning, freezing, strike, riot and civil commotion, sabotage, vandalism and malicious mischief, subject to terms that are consistent with current industry practice and sublimits as commercially available, functional and acceptance testing; fire and extended coverage; and including mechanical breakdown and electrical breakdown, including resultant damage due to error in design, defect in materials or faulty workmanship. EPC Contractor shall obtain a waiver by the insurer of all subrogation rights against Owner and Financing Parties. Policy deductibles shall be on a per occurrence basis and, with the exception of natural catastrophe perils, shall not exceed [***]. Such deductibles shall be the responsibility of the party maintaining the risk of loss pursuant to Section 33.
39.1.9Transit insurance covering EPC Contractor provided Materials and the Transformer and equipment intended to form a part of the Project consistent with prudent industry practice. Policy deductible amounts shall be based on a “per occurrence” basis and shall be for the account of EPC Contractor.
39.1.10Before EPC Contractor or its Subcontractors may commence performance of the Work at the Site, EPC Contractor shall cause insurance underwriters or brokers to issue Certificates of Insurance reasonably satisfactory in form to Owner, evidencing that the coverages, coverage extensions, additional insured provisions and waivers of subrogation as required under this EPC Contract are maintained in force and that thirty (30) Days prior written notice will be given to Owner prior to any non-renewal or cancellation of the policies, except (10) days for non-payment of premium. At the request of Owner, EPC Contractor shall promptly provide Owner, at EPC Contractor’s place of business, for review by Owner, certified copies of each of the above-referenced insurance policies.
39.1.11No less than [***] Days before commencing Work at the Site, EPC Contractor shall deliver to Owner details of EPC Contractor’s insurance coverage with respect to the Project.  Owner shall have the opportunity to review the coverages to identify deficiencies in coverage, including where coverages are required to meet industry practice and commercial availability standards.
ARTICLE 40.
LIMITATION OF LIABILITY
40.1THE TOTAL LIABILITY OF A PARTY TO THE OTHER PARTY FOR ALL CLAIMS OR SUITS OF ANY KIND, WHETHER BASED UPON EPC CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY, STRICT LIABILITY, OR OTHERWISE, FOR ANY LOSSES, DAMAGES, COSTS, OR EXPENSES OF ANY KIND WHATSOEVER ARISING OUT OF, RESULTING FROM, OR RELATED TO THE PERFORMANCE OR BREACH OF THIS EPC CONTRACT SHALL, UNDER NO CIRCUMSTANCES, EXCEED [***], PROVIDED HOWEVER, THAT THIS LIMITATION OF LIABILITY SHALL NOT APPLY, AND NO CREDIT SHALL BE ISSUED AGAINST THAT LIMITATION, (A) IN THE CASE OF THE GROSS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT OF ANY EPC CONTRACTOR PERSON OR ANY OWNER PERSON, (B) WITH RESPECT TO AN INDEMNIFICATION OR DEFENSE OBLIGATION PURSUANT TO ARTICLE 39, (C) WITH RESPECT TO OWNER’S OBLIGATION TO MAKE PAYMENTS TO EPC CONTRACTOR PURSUANT TO ARTICLE 27, OR (D) [***]. IN NO EVENT SHALL THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION BE IN ANY WAY DEEMED TO LIMIT EPC CONTRACTOR’S OBLIGATION TO PERFORM ALL WORK REQUIRED TO [***].
40.2EXCEPT TO THE EXTENT THE PAYMENT OF LIQUIDATED DAMAGES EXPRESSLY PROVIDED FOR HEREIN COULD OTHERWISE BE DEEMED TO BE SUCH DAMAGES, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF USE, LOSS OF BUSINESS OPPORTUNITY, LOSS OF PROFIT OR REVENUE, COST OF CAPITAL, OR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER; PROVIDED HOWEVER, THE FOREGOING SHALL NOT LIMIT THE INDEMNITY OBLIGATIONS OF A PARTY HEREUNDER WITH RESPECT TO THIRD PARTY CLAIMS (TO THE EXTENT SUCH THIRD PARTY CLAIMS INCLUDE ANY OF THE FOREGOING TYPES OF DAMAGES).
40.3NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EPC CONTRACTOR’S AGGREGATE LIABILITY FOR SUBSTANTIAL COMPLETION DELAY LIQUIDATED DAMAGES IS LIMITED TO A MAXIMUM OF [***].
40.4The indemnity provisions and insurance coverages to be provided herein shall in no way affect, nor are they intended as a limitation of, EPC Contractor’s liability with respect to its performance of the Work.
ARTICLE 41.
DISPUTES
41.1All claims, disputes or controversies arising under this EPC Contract shall initially be submitted for resolution by mutual agreement between designated senior executives of each Party. The executives shall have settlement authority and shall meet in good faith for a period not to exceed thirty (30) Days after a written notice of a dispute has been delivered in accordance with ARTICLE 44. If the dispute has not been resolved within such period, the Parties agree to submit the dispute to non-binding mediation under the auspices of the American Arbitration Association, with each Party responsible for [***] of the associated mediation costs and expenses. If the dispute is not resolved within [***] Days thereafter, the Parties may seek all available judicial remedies.
41.2Notwithstanding the existence of a dispute between Owner and EPC Contractor, Owner and EPC Contractor shall diligently and without interruption continue to perform their respective obligations hereunder in accordance with this EPC Contract.
ARTICLE 42.
WAIVER
42.1Except as otherwise expressly set forth herein, a Party’s failure to insist in any one or more instances upon strict performance of any provision of this EPC Contract, or failure or delay to take advantage of any of its rights or remedies hereunder, or failure to notify the other Party of any breach, violation, or default, shall not be construed as a waiver of any such performance, provision, right, breach, violation, or default, either then or for the future. Any waiver shall be effective only if in writing and signed by the waiving Party’s authorized representative, and only with respect to the particular case expressly covered therein.
42.2In the event that Owner receives, accepts, or makes full or partial payment for any goods or services or Work that are defective, unsatisfactory, incomplete, delivered late, not performed on time, or which otherwise fail to conform to the provisions of this EPC Contract, Owner’s receipt, acceptance, or payment shall be deemed to be under protest and without prejudice to any of Owner’s rights or remedies.
ARTICLE 43.
ASSIGNMENT
43.1EPC Contractor shall not assign its rights or obligations under this EPC Contract (including by way of merger or operation of law) or any part thereof to any Person, without the prior written consent of Owner.
43.2EPC Contractor acknowledges and agrees that, without the consent of, but upon notice to, EPC Contractor, Owner (a) may assign or create a security interest in its rights and interest under or pursuant to this EPC Contract, any related document (including the Workmanship Credit Support), the Project, any movable property of Owner or any other rights or assets of Owner in favor of any Financing Party, and (b) may assign this EPC Contract or its rights or obligations hereunder to any Affiliate or joint venture of Owner, provided such Affiliate or joint venture assumes the liabilities and obligations of Owner under this EPC Contract and provides EPC Contractor with reasonable assurance of performance, after which Owner shall have no further obligation or liability hereunder.
43.3EPC Contractor shall provide such assistance as Owner may reasonably request in connection with obtaining financing for the Project, including any tax equity financing and any assistance requested by Owner’s or its Financing Parties’ independent engineer. EPC Contractor agrees that it shall make available to Owner and the Financing Parties information relating to the status of the Work, including non-proprietary information relating to the design, engineering and construction, and such other matters as Owner may reasonably request. At Owner’s reasonable request, EPC Contractor shall cooperate with the independent engineer and technical advisors, if any, of the Financing Parties.

43.4EPC Contractor hereby consents to the collateral assignment of this EPC Contract, and all related instruments and documents, to the Financing Parties. If requested by Owner, EPC Contractor also shall enter into a consent to assignment and other agreements with the Financing Parties regarding this EPC Contract which shall contain provisions that are typically provided to financial institutions in similar project financing, including the right to render and receive performance under this EPC Contract, and giving the Financing Parties copies of notices delivered to Owner under this EPC Contract. Owner will be entitled to assign, and EPC Contractor shall ensure that the relevant instruments permit the assignment of, the benefit of any standby letter of credit or other financial instrument at any time to the Financing Parties without the consent of EPC Contractor or the issuer of such standby letter of credit or other financial instrument being required. Owner shall reimburse EPC Contractor for any reasonably documented fees of consultants and attorneys incurred by EPC Contractor in connection with its obligations under Section 43.3 and Section 43.4 hereof.
43.5Any assignment by either Party in violation of this ARTICLE 43 shall be void and shall have no effect.
ARTICLE 44.
NOTICES
All notices to be given herein shall be effective upon (i) the date received, if delivered by reputable overnight courier service, or (ii) the date received by email (excluding automatic replies) of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and, in each case, shall be in writing and delivered to the Parties by at the following address (or such other address as may hereafter be designated in writing by a respective Party in accordance with this Article 44):
if to Owner:

Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Ave.
Westminster, CO 80234
Attention: Chief Executive Officer
Telephone: (303) 452-6111
Email: duane.highley@tristategt.org

with a copy to:

Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Ave.
Westminster, CO 80234
Attention: VP, Energy Resources
Telephone: (303) 452-6111
Email: [###]

if to EPC Contractor:

JSI Construction Group LLC
1710 29th Street, Suite 1068
Boulder, Colorado 80301
Attention:    [###]
Telephone:    [###]
Email:     [###]

with a copy to:

JSI Construction Group LLC
1710 29th Street, Suite 1068
Boulder, Colorado 80301
Attention:    [###]
Telephone:    [###]
Email:     [###]

ARTICLE 45.
GOVERNING LAW
This EPC Contract shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law, unless a court of competent jurisdiction rules that this EPC Contract cannot be enforced except under Colorado law, in which case, Colorado law shall govern. Any legal claim, suit, proceeding, or action hereunder shall be brought exclusively in the United States District Court for the District of Colorado or in any Colorado state court of competent jurisdiction sitting in the City and County of Denver. By execution and delivery of this EPC Contract, each of the Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts. Each of the Parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof to it by registered or certified mail, postage prepaid, return receipt requested, to each of the Parties at its address set forth herein. Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such respective jurisdictions. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS EPC CONTRACT OR ANY MATTER ARISING HEREUNDER.
ARTICLE 46.
ENTIRE AGREEMENT
This EPC Contract constitutes the full, complete and only agreement between the Parties with respect to the Work. This EPC Contract supersedes any course of performance, course of dealings, usage of trade, previous agreements, representations, understandings, either oral or written between the Parties and their Affiliates with respect to the Work. No terms, conditions, agreements, representations, understandings, course of performance, course of dealing, or usage of trade purporting to modify, vary, supplement, explain, or amend any provisions of this EPC Contract shall be effective unless in writing, in the form of a Change Order executed by both EPC Contractor and Owner. If any of the terms, covenants or conditions hereof or the application of any such term, covenant or condition shall be held invalid or unenforceable as to either Party or as to any circumstance by any court having jurisdiction, the remainder of such terms, covenants or conditions shall not be affected thereby, shall remain in full force and effect and shall continue to be valid and enforceable in any other jurisdiction.
ARTICLE 47.
CONFLICTING PROVISIONS
In the event of any inconsistencies between this EPC Contract, the Exhibits, Change Orders, written amendments to this EPC Contract, or documents delivered in connection herewith, the following order of precedence in the interpretation hereof or resolution of such conflict hereunder shall prevail:
(1)duly authorized and executed Change Orders and written amendments to this EPC Contract executed by both Parties in accordance herewith;
(2)this EPC Contract;
(3)the Exhibits hereto; and
(4)drawings produced and delivered pursuant hereto (in respect of which, precedence shall be given to drawings of a larger scale over those of smaller and figured dimensions on the drawings shall control over scaled dimensions).
ARTICLE 48.
CONFIDENTIAL INFORMATION; PRESS RELEASES
48.1Owner and EPC Contractor each agree to keep confidential all Confidential Information of the other Party. EPC Contractor will grant access to Confidential Information of Owner only to EPC Contractor Persons whose access is necessary to fulfill the terms of this EPC Contract and who shall be bound by the terms and provisions consistent with this ARTICLE 48, and Owner will grant access to Confidential Information of EPC Contractor only to Owner Persons whose access is necessary to fulfill the terms of this EPC Contract and who shall be bound by the terms and provisions consistent with this ARTICLE 48. In addition, Owner may disclose EPC Contractor’s Confidential Information to (i) actual or potential investors or lenders for the Project (or other Persons providing credit support) and their respective agents, trustees and representatives; (ii) third parties engaged by Owner to provide consultation or inspection services regarding the Project; (iii) third parties with which Owner directly or indirectly contracts for completion, maintenance, operation, training, modification, repair, consultation or decommissioning of the Project or other activities relating to the Project undertaken in order to comply with Applicable Law or request of Governmental Authorities having jurisdiction over the Project or Owner or its Affiliates; and (iv) purchasers and prospective purchasers of the Project, provided, that in any of the foregoing instances the third parties to which disclosure is made (including any actual or potential investors, lenders, consultants and purchasers) must first execute a written confidentiality agreement with Owner which provides EPC Contractor protections which are consistent with the requirements set forth herein, and the scope of Confidential Information to be disclosed to such third parties shall be limited as necessary to satisfy the purpose for which such Confidential Information has been requested.
48.2The Parties shall have no obligation with respect to any Confidential Information that (a) was already known to the receiving Party at the time it was disclosed, (b) is or becomes publicly known through no act of the receiving Party, (c) is approved for release by written authorization of the disclosing Party, (d) is required to be disclosed by the receiving Party pursuant to a legal, regulatory, or administrative Applicable Law process (whether by interrogatory, request for information or documents, subpoena, deposition, civil investigative demand or other formal process) but only for purposes of complying with such requirements, (e)

has been rightfully furnished to the receiving Party without any restriction on use or disclosure and not in violation of the rights of the other Party or (f) is independently developed by the receiving Party without benefit of any disclosure of Confidential Information by the other Party. Nothing in this EPC Contract shall bar the right of either Party to seek and obtain from any court injunctive relief against conduct or threatened conduct which violates this ARTICLE 48.
48.3Notwithstanding the foregoing, with the prior written approval of the other Party, not to be unreasonably withheld, either Party shall be entitled to announce by press release or other means that the Parties have entered into a contract for performance of the Work for the Project, provided however, that the other Party shall be deemed to have consented to the press release if the other Party fails to respond or disapprove of the press release within [***] Days of the notice thereof. The Parties agree that, with respect to press releases concerning the Project, they will endeavor to cooperate and share information with one another so that the Parties are identified, to the extent practicable in press releases regarding the Project. [***]. EPC Contractor and Owner will each provide copies of all press releases issued regarding the Project to the other. Notwithstanding the foregoing, each Party shall be entitled, without the prior written consent of the other Party, to issue any statements or disclosures required or compelled by any Governmental Authority or Applicable Law, in which case disclosing Party shall use reasonable efforts to provide advance notice of any such statements or disclosure to the other Party.
48.4The obligations contained in this ARTICLE 48 shall survive any expiration, cancellation, or termination of this Agreement for a period of [***].
ARTICLE 49.
INDEPENDENT CONTRACTOR
49.1EPC Contractor’s status shall be that of an independent contractor. Neither EPC Contractor, its Suppliers, nor any of their respective employees, agents, or subcontractors shall, for any reason or purpose, be deemed to be an agent, partner, or employee of Owner. This EPC Contract creates no rights or benefits between Owner and any Person other than EPC Contractor. No Supplier shall be deemed a third-party beneficiary of, or have any interest in, this EPC Contract.
49.2EPC Contractor shall have full responsibility for all labor and employment matters, including for all its and its Subcontractor’s selection, hiring, discipline, supervision, control, compensation, benefits, labor relations, collective bargaining, as well as payroll taxes and costs.
49.3EPC Contractor shall at all times be fully responsible for the acts or omissions of its employees, agents, or any other Person or entity under its direction or control, including the acts or omissions of its Suppliers and their employees, agents, or other Person or entity under EPC Contractor’s direction or control.
49.4Any general superintendence, inspection, review, coordination, monitoring, and oversight by Owner or the exercise of any of Owner’s rights under this EPC Contract shall not relieve EPC Contractor of any of its responsibilities under this EPC Contract.
ARTICLE 50.
SURVIVAL
All provisions providing for limitation of or protection against loss or liability of Owner or EPC Contractor and all remedies under this Contract, including all licenses, warranties,

protections, and indemnities, shall survive either termination, suspension, cancellation or expiration of this EPC Contract.
ARTICLE 51.
EQUAL EMPLOYMENT OPPORTUNITY/AFFIRMATIVE ACTION
EPC Contractor does not discriminate against its employees or applicants for employment and is in compliance with Applicable Law against discrimination, where applicable, including Executive Orders 11141, 11246, 11375, 11458, 11625, 11701, and 11758. EPC Contractor certifies that EPC Contractor’s facilities are not segregated and that EPC Contractor complies with the Equal Opportunity Clause (41CFR60-1.4), the Affirmative Action Clause for Handicapped Workers (41CFR60-741.4), and the Affirmative Action Clause for Disabled Veterans and Veterans of the Vietnam Era (41CFR60-250.4).
ARTICLE 52.
EMPLOYEE PROTECTION
EPC Contractor is familiar with Section 210, “Employee Protection,” of the Energy Reorganization Act of 1974, 42 USC 5851, as amended; Title 10 of the CFR Section 50.7, “Protection of Employees Who Provide Information”; and 29 CFR Part 24, hereinafter “Whistleblower Provisions.” EPC Contractor shall implement a program and develop procedures to advise all employees that they are entitled and encouraged to raise safety concerns to EPC Contractor’s management, to Owner, without fear of discharge or other discrimination. In the event any allegation is made to EPC Contractor by an employee of discriminatory acts prohibited by the Whistleblower Provisions or any indication that an employee intends to seek or has sought a remedy under the Whistleblower Provisions before the Department of Labor, EPC Contractor shall notify Owner both verbally and by written notice within two (2) Business Days thereof.
ARTICLE 53.
ADVERTISING
Neither EPC Contractor nor any EPC Contractor Person shall use Owner’s name, photographs, logo, trademark, or other identifying characteristics or that of any of Owner’s subsidiaries or Affiliates without Owner’s prior written approval. EPC Contractor shall not display, install, erect or maintain any advertising or other signage at the Site without Owner’s prior written approval, except advertising or other signage at the Site relating to EPC Contractor’s role herein or as may be required by Applicable Law.
ARTICLE 54.
EPC CONTRACTOR CREDIT SUPPORT; ADEQUATE ASSURANCES
54.1As a condition for payment of the NTP Payment, EPC Contractor shall post Credit Support in favor of Owner with a stated amount equal to [***] (the “Performance Credit Support”) which shall secure (i) the payment, performance and discharge of all obligations of EPC Contractor hereunder, including (a) the performance of the Work by EPC Contractor; (b) the failure to pay when due the ITC-Direct Pay Liquidated Damages, (c) the failure to pay when due the Substantial Completion Delay Liquidated Damages, (d) the failure by EPC Contractor to defend or discharge Liens in accordance with this EPC Contract, (e) EPC Contractor’s indemnification obligations under ARTICLE 38 or any other provision of this EPC Contract, and (f) payment of the EPC Contractor Termination Payment and (ii) the obligations of the Project Company under the APA. The Performance Credit Support shall expire no earlier than [***]. [***] has been successfully achieved, Owner shall return the Performance Credit Support to EPC Contractor. EPC Contractor may elect to have Owner withhold all or a portion of the

NTP Payment to meet the Performance Credit Support requirement until the Performance Credit Support requirement is replaced by a Letter of Credit. Owner shall be entitled to draw upon the Performance Credit Support as provided in this Section or as otherwise provide in this EPC Contract.
54.2As a condition of Substantial Completion, EPC Contractor shall post Credit Support in the stated amount equal to [***] (the “Workmanship Credit Support”). Owner shall be entitled to draw upon the Workmanship Credit Support in the event of a breach of any of (a) EPC Contractor’s obligations hereunder, or (b) [***]’s obligations under the APA. On the date that is [***] following the Substantial Completion Date, Owner shall return the Workmanship Credit Support to EPC Contractor. If a Letter of Credit is posted to meet the Performance Credit Support requirements, EPC Contractor may elect in its sole discretion to amend the Letter of Credit providing the Performance Credit Support in order to meet the requirements of the Workmanship Credit Support.
54.3In the event Owner draws upon the Credit Support pursuant to this ARTICLE 54 EPC Contractor [***].
54.4If EPC Contractor chooses to replace one form of Credit Support with another form of Credit Support, within [***] Days of receipt of the replacement Credit Support, Owner will return the original Credit Support to EPC Contractor.
54.5When a Letter of Credit is posted as Credit Support, EPC Contractor shall cause its renewal or extension for additional consecutive terms of three hundred sixty (360) Days or more no later than [***] Days prior to each expiration date of such Letter of Credit and written proof of such renewal shall be provided to Owner as soon as practicable thereafter, but in no event later than [***] Days prior to the expiration of the same. If the Letter of Credit is not renewed or extended as required herein, Owner shall have the right to draw immediately upon the entire amount of the Letter of Credit and hold such as a Cash Deposit. Upon the occurrence of a downgrade event, such that the issuer providing the Letter of Credit no longer meets the requirements of an Eligible Bank, (i) if the issuer providing the Letter of Credit has maintained a general long-term senior unsecured debt rating of at least [***], EPC Contractor shall within [***] Days after such downgrade event provide replacement security satisfying the requirements of this ARTICLE 54; or (ii) if the issuer providing the Letter of Credit has not maintained a general long-term senior unsecured debt rating of at least [***], EPC Contractor shall within [***] Days after such downgrade event, provide replacement security satisfying the requirements of this ARTICLE 54. If such replacement security is not provided within [***] Days, Owner shall have the right to draw immediately upon the entire amount of the Letter of Credit and hold such as a Cash Deposit.
54.6When a Cash Deposit is made with Owner as Credit Support, EPC Contractor grants to Owner a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral. EPC Contractor agrees to take such action as Owner reasonably requires in order to perfect Owner’s first priority security interest in, and lien on, such Credit Support.
54.7When a Letter of Credit is made as Credit Support, in addition to the Letter of Credit, EPC Contractor shall provide [***].
ARTICLE 55.
FURTHER ASSURANCES
EPC Contractor and Owner each agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party which are not inconsistent with the provisions of this EPC Contract and which do not involve the assumptions of obligations other than those provided for in this EPC Contract, in order to give full effect to this EPC Contract and to carry out the intent of this EPC Contract.
ARTICLE 56.
SANCTIONS; ANTI-CORRUPTION
56.1    EPC Contractor shall comply, and cause each of its EPC Contractor Person to comply, with all applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Neither EPC Contractor nor its Affiliates or will engage in any dealings or transactions with any Sanctioned Person. EPC Contractor shall not (a) directly or indirectly use the money paid by Owner pursuant to this EPC Contract or otherwise make available such money to any person to fund, any activities of or business with any Sanctioned Person, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any person of Sanctions or (b) directly or indirectly use the money paid by Owner pursuant to this EPC Contract for any purpose which would breach the Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
56.2    EPC Contractor shall implement and maintain in effect policies and procedures designed to ensure compliance by the EPC Contractor and its Affiliates with all applicable Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this EPC Contract to be executed by their authorized representatives as of the Effective Date.

Tri-State Generation and Transmission Association, Inc. By:__/s/ Barry W. Ingold Name: Barry W. Ingold Title: Chief Operating Officer	JSI Construction Group LLC By:__/s/ Michael J. Martin Name: Michael J. Martin Title: President

Signature Page to Axial Basin EPC Contract

EXHIBIT A
SCOPE OF WORK
Axial Basin Solar Project
185MWDC / 145 MWAC

3

1.INTRODUCTION
EPC Contractor’s Scope of Work is to develop, permit, engineer, design, procure, construct, interconnect, commission, startup and test the Project in accordance with the EPC Contract and in accordance with the Specifications and Drawings. The Scope of Work includes this Exhibit and all Appendices.
1.1Appendices to this Scope:
Appendix A    Drawings
Appendix B    Monthly Report
Appendix C    Turnover Package Table of Contents
Appendix D    Quality Assurance Program
Appendix E    Example Test Plan
Appendix F    Example Start Up Plan
Appendix G    Project Substation Design Criteria
Appendix H    Tri-State G&T Association Substation and Transmission Line Design Standards
Appendix I    Training
Appendix J    Deliverables
2.    GENERAL
EPC Contractor will design, or have designed by consulting engineers, all aspects of the Project including the Project Substation and encompassing the layout, civil, electrical and structural components. The Project shall be designed to a [***] life. All final design drawings. documents, calculations, and specifications shall be issued by EPC Contractor and those requiring a seal will be stamped by a professional engineer licensed in the State of Colorado.
EPC Contractor will be responsible for the Project complying with the Interconnection Agreement, including all telecommunications requirements. EPC Contractor shall coordinate with applicable Interconnection Provider regarding the control and integration of the solar substation including but not limited to the [***] kV breakers, 345 kV breaker, 345 kV disconnects, monitoring of the [***]kV to 345 kV transformer and all revenue meters located in the solar substation. EPC Contractor shall comply with all requirements of the Interconnection Provider.
EPC Contractor will perform the Work in a manner not to (i) void warranties provided by any Subcontractor, Supplier, or Owner-Supplied Equipment Supplier, or (ii) breach, or cause a breach by Owner of, the Interconnection Agreements or Lease.
EPC Contractor will procure, or have procured by Subcontractors, all Materials required to build and commission the Project according to this SOW and the Specifications and Drawings and all applicable codes and standards, with the exception of Materials which are required to be procured, installed or tested by Tri-State Generation and Transmission (“Utility”) pursuant to the Interconnection Agreement.

Ex. A

Except as otherwise expressly provided in the EPC Contract, Owner is not responsible for providing any material, labor or services of any kind during EPC Contractor’s execution of the Work. EPC Contractor is fully responsible for all development, permitting, engineering, procurement, demolition or relocation of existing utilities, facilities or equipment, construction, interconnection, startup, and testing activities and will deliver a complete, operational and reliable turnkey photovoltaic project to Owner.
2.1    EPC Contractor shall:
2.1.1Specify and furnish the Materials which shall include, but not be limited to perimeter fences, structural support and tracking systems, module string DC wiring harnesses and CAB system (as applicable), DC combiner boxes or load break disconnects (LBDs), inverter skid assemblies (ISAs), SCADA system, MET Stations, AC collection, and ancillary hardware required to connect and operate listed equipment. The scope shall also specify and furnish the Materials for the project substation which shall include, but not be limited to disconnect switches, circuit breakers, instrument transformers, auxiliary voltage transformers, capacitor banks, substation structures, relay equipment, control enclosures, gen-tie line structures, all foundations, and associated ancillary hardware.
2.1.2Prepare engineering designs, software models, and drawing packages for construction permitting, installation and “as-built” documentation.
2.1.3Construct the Project including all site/civil work, structural, electrical, mechanical and monitoring/control systems.
2.1.4 EPC Contractor shall obtain third party construction testing services (e.g. welding, concrete strength and placement, fill and backfill compaction testing, etc.) to ensure installation meets minimum requirements of the design and specifications.
2.1.5Provide Project and construction management, including quality assurance/quality control, site safety, site material control and management of all Subcontractors.
2.1.6Conduct design review meetings in accordance with the EPC Contract. All design review meetings will be held at an agreed upon meeting place and may be broken up into several meetings as required to meet schedule.
2.1.7EPC Contractor shall be responsible for contacting all involved utility companies prior to starting any work to coordinate schedule of work (including outage windows) and location of all temporary and permanent utilities in the Project area.
2.1.8EPC Contractor shall prepare an outage plan for all scheduled interruptions of electrical power or other utilities that would affect the Project, or third parties. This plan shall be submitted by EPC Contractor to Owner and the affected parties at least six (6) weeks prior to outage.
2.1.9Perform Project commissioning and testing in accordance with the EPC Contract.
2.1.10Complete Project turnover including Owner training, including as detailed in Appendix I, Training, and Project operations and maintenance documentation, including categories of items listed in Appendix C, Turnover Package Table of Contents.

Ex. A

2.2EPC Contractor shall provide all temporary electrical and internet services for use during construction and commissioning.
2.3EPC Contractor shall provide all design documents required to support Owner in obtaining Owner Permits and other regulatory agreements.
2.4Temporary Facilities
2.4.1EPC Contractor shall provide Owner with one furnished and conditioned office trailer complete with electricity and internet service. Minimum space shall include two (2) offices and a conference room.
2.4.2EPC Contractor shall be responsible for establishing and maintaining all restroom, lunchroom, and other office and meeting areas for the duration of the construction and commissioning portion of the Project.
2.4.3For in-field work areas EPC Contractor shall provide temporary sanitary facilities consisting of above ground Porta-John type. EPC Contractor shall be responsible for decommissioning the temporary sanitary facilities at the termination of construction.
2.4.4EPC Contractor shall be responsible for providing all temporary potable and non-potable water.
2.4.5EPC Contractor shall maintain on-site dumpsters and personnel to maintain a clean and rubbish free work site.
2.4.6EPC Contractor shall be responsible for designing and implementing temporary traffic control measures as required by applicable county or local agencies throughout construction duration.
2.4.7EPC Contractor shall be responsible for establishing and maintaining temporary parking areas for construction and office personnel. Temporary parking areas shall be returned to design grades and surfacing at the termination of construction.
2.5EPC Contractor shall be responsible for design, permitting and implementation of erosion control measures.
2.6EPC Contractor shall provide traffic management as necessary to ensure safe site access from nearby public roads for all vehicles and equipment.
2.7EPC Contractor is responsible for meeting storm water quality requirements and retention basin requirements as dictated by Applicable Law.
2.8EPC Contractor shall provide all relevant electrical engineering studies for a comprehensive and complete design. This will include, but not be limited to, grounding study, arc flash study, short circuit study, ampacity study, temporary over voltage study, load flow (reactive power) study, and relay settings and coordination study.
2.9EPC Contractor shall conduct a geotechnical study suitable for the Project design work including bearing capacities, soil characteristics (including electrical and mechanical) and infiltration requirements.
2.10EPC Contractor shall provide the deliverables as detailed in Appendix J. Deliverables.

Ex. A

3. PROJECT DESIGN

EPC Contractor shall design, fabricate, furnish, install, test, and commission a complete functional, operating, free-field horizontal tracking photovoltaic solar energy generation facility. The Project will be designed and built to operate at a maximum DC voltage of 1500 Volts (DC) and will interconnect to the utility grid at a nominal voltage of 345 kV (AC). EPC Contractor shall design, fabricate, furnish (except for the Transformer, which will be furnished by Owner), install, test, and commission a complete functional, operating, interconnection system as specified herein with a high degree of reliability, integrity, maintainability, efficiency, and environmental compatibility which conforms to normally accepted standards of HV substation and gen-tie facilities. The substation will consist of one (1) 345 kV line position to the POI, the Transformer, and [***]kV collection circuits connected to the medium voltage bus by [***] kV circuit breakers. The substation shall adhere to all applicable NERC CIP requirements.
The AC Medium voltage system shall be designed for [***] kV, 60Hz operation.
DC & AC electrical systems under 1000V shall be radially configured. Medium voltage AC transformer systems shall be radially configured with loop feed features. No redundancy is required.
Convenience Power: 120VAC
Instrumentation voltage: [***]
Communications network: Ethernet via direct buried fiber optic within the arrays to the communications interface. Field devices that are connected to the fiber network shall be designed in a ‘collapsed loop’ configuration, at a minimum, to provide redundant path back to the SCADA system. The network shall be 1 Gigabit and shall include adequate spare capacity to run parallel networks.
The DC/AC ratio of each inverter array shall be within [***] of the overall project DC/AC ratio.
Project design shall be based upon the design conditions listed below:
[***]

3.1    Equipment
Provisions shall be included in the design of all systems to allow the performance of all routine maintenance without requiring a plant shutdown.
3.1.1EPC Contractor shall:
3.1.1.1Receive, inspect, store, unload, maintain, erect, clean, align, and prepare all Materials in accordance with the manufacturer’s instructions.
3.1.1.2Provide lifting lugs on all equipment components or system components requiring removal for maintenance and weighing over [***] lbs.
3.1.1.3Design the facility [***] consistent with good engineering practice for solar generation facilities. However, it is understood that some of the equipment will require routine maintenance and possible replacement during the life of the facility.

Ex. A

3.1.2.Solar modules: EPC Contractor shall install solar modules manufactured by a supplier listed on Exhibit K, Approved Major Subcontractors and Vendors and will submit the module type and specifications for Owner review.
3.1.3.Mounting system: EPC Contractor shall supply and install a horizontal, single axis tracking system supplied by [***]. The racking supplier shall be a Major Supplier and will supply a warranty for the installed structure per Exhibit H, Major Supplier Warranties. The racking will have a corrosion-resistant coating on all corrosion-susceptible base materials that is based on the requirements of the site-specific corrosion studies and structural calculations, meet the design life of the Project.
3.1.3.1The module support structures shall be designed and constructed to provide a stable support system for the PV modules that will remain effective throughout the design life of the Project.
3.1.3.2Foundation shall be driven galvanized or equivalent corrosion-resistant steel members, mini-cast augured piles or equivalent. Corrosion resistance shall be as required by the findings of the Geotechnical Study and Corrosion Study. Corrosion Study shall be performed by an Owner-approved Corrosion Engineer.
3.1.3.3Module support sub-structure frame may be corrosion-resistant steel or extruded aluminum.
3.1.3.4Mounting hardware shall include corrosion resistant clips and fasteners.
3.1.3.5The maximum support structure deflections shall prevent PV module and electrical system damage and shall not exceed allowable limits provided by the manufacturer and the most recent edition of IBC and ASCE 7 codes.
3.1.3.6The module support system shall be designed and constructed to withstand environmental conditions and applied loads for the design life of the Project.
3.1.3.7Dynamic force conditions from wind shall be considered and included in design.
3.1.3.8Horizontal single-axis with backtracking.
3.1.3.9Trackers shall be driven by electric motors.
3.1.3.10Galvanized steel structural components.
3.1.3.11Accurate stowing required for wind events based on design tolerance. Capable of stowing based on accurate wind predictions or measurements.
3.1.3.12Designed and manufactured per applicable AISC, AISI, ASTM, ANSI & AWS codes and standards.
3.1.3.13The tracking system shall be designed and constructed to withstand environmental conditions and applied loads for the design life of the Project.
3.1.3.14Bearings and gears shall have Basic Rating Life (L10) of [***].
3.1.3.15Tracker supplier will be a Major Supplier and must have robust proven QA/QC program installed at shops supplying torque tubes, torque arms, drive struts, and other main components of tracker.
3.1.3.16DC cable management system - open cable tray or CAB systems may be used.
3.1.3.17Module mounting shall meet the relevant requirements of [***].
3.1.3.18All modules shall be a minimum height of [***] and a maximum height of [***] above the ground. Combiner boxes, disconnect switches, inverter/transformers, and any other electrical equipment shall be a minimum height above the 100-year flood level. Module height at stow position shall be above the 100-year flood level unless otherwise required by AHJ.

Ex. A

3.1.4Solar Photovoltaic Power Stations: EPC Contractor shall supply and install fully integrated skid-mounted power stations.
3.1.5Inverter: EPC Contractor shall supply and install [***] inverters that shall be suitable for direct outdoor installation at the project Site with no secondary enclosure. The inverter supplier will be selected from those listed in Exhibit K, Approved Major Subcontractors and Vendors.
3.1.5.1Inverter shall be sourced from a Major Supplier.
3.1.5.2Inverter shall be UL 1741 Supplement A listed.
3.1.5.3Inverter shall be rated for use in 1500 Vdc applications.
3.1.5.4Inverter shall have California Energy Commission (CEC) weighted efficiency greater than or equal to [***] (without medium voltage inverter step-up transformer).
3.1.5.5Inverter shall be capable of operation to maintain full nameplate rating of the Project at ambient air temperatures between [***] ([***]).
3.1.5.6Inverter electronic components (IGBTs, communications, etc.) shall be [***] or better (or European equivalent) and the overall enclosure rating shall be [***] or better (or European equivalent).
3.1.5.7Nameplate: Inverter shall be sized to deliver rated power at [***] power factor up to [***].
3.1.5.8Quantity: Adequate inverters shall be provided, considering losses and reactive power, in order to deliver the required power at the POI at the design temperature.
3.1.5.9Inverters shall have the capability of dynamic power factor adjustment from 0.95 lag to 0.95 lead, unless more stringently defined by Interconnection Agreement.
3.1.5.10Inverters shall not de-rate while operating within their rated DC voltage range for an ambient temperature of [***] and below. A gradual de-rate may be experienced in the case that the operating conditions are outside the rated DC voltage or ambient temperature range(s).
3.1.5.11Current and voltage harmonics: [***].
3.1.5.12Inverter shall be designed to the requirements of [***] to be compatible with its step-up transformer in terms of harmonics and resonance.
3.1.5.13Inverter cooling system shall not be susceptible to particle contamination and require minimal maintenance.
3.1.5.14Inverters shall be provided with surge suppression devices on both the DC Input and AC Output.
3.1.5.15Inverter shall have protective measures to prevent single IGBT failures from causing cascading failures.
3.1.5.16Inverter AC breaker shall be externally operated and capable of remote operation to minimize arc flash hazards.

Ex. A

3.1.5.17Inverter shall be provided with ground isolation detection devices where used with systems having ungrounded PV arrays.
3.1.5.18Inverter shall be operated in accordance with manufacturer’s recommendations. Any deviation shall be authorized in writing from the manufacturer and not before notification and acceptance by Owner.
3.1.5.19Inverter shall have built-in protection against undervoltage, overcurrent, overvoltage, and transients.
3.1.5.20Inverter shall have capabilities for voltage and frequency ride-through and the features shall be compliant with [***].
3.1.5.21Inverter shall integrate Inverter Step-up Transformer signals (low oil, high pressure, high-temp warning, and high-temp trip) into SCADA system and trip/warn/de-rate signals appropriately.
3.1.6Inverter Power Transformer: EPC Contractor shall supply [***] oil-filled inverter power transformers. Each transformer shall include low voltage bus and duct “throat” connection to the inverter AC terminals. Instrumentation Alarms will be integrated into the Project control and monitoring system for remote monitoring as described in the Specifications and Drawings. All factory performed test results will be submitted to the Owner.
3.1.6.1Transformers shall be of the compartmental pad-mount design with dead front and loop feed features.
3.1.6.2Ratings: Transformer kVA rating shall match ISA combined inverter rating. Impedance shall match inverter manufacturer requirements. Cooling class = ONAN
3.1.6.3Primary voltage: Matched to selected inverter.
3.1.6.4Secondary Voltage: [***] kV Delta/ with elbow surge arrestors located on transformers that do not contain a loop feed out.
3.1.6.5High efficiency: [***] at nameplate output.
3.1.6.6No-Load losses shall be limited to [***] of full KVA rating.
3.1.6.7BIL ratings: To be stated in data sheet for Owner review.
3.1.6.8Winding insulation: [***].
3.1.6.9Number of windings: Maximum of three.
3.1.6.10De-energized tap changer with high voltage taps: [***] above and below nominal position – fully rated.
3.1.6.11Hook stick disconnect switch shall be located such that Arc Flash protection is not required for operation.
3.1.6.12Over-current protection via bayonet fuse (with holder) in series with partial range current limiting fuse, or internal expulsion fuse in series with oil immersed with current limiting fuse shall be provided.

Ex. A

3.1.6.13Top powder coat of ANSI 70 light grey or other color as approved by Owner.
3.1.6.14Oil level, pressure/vacuum and oil temperature gauges: All instrumentation shall be read into SCADA. Oil temperature gauge to be furnished with two alarm contacts (warning and trip). Oil temperature and pressure transmitters shall provide binary outputs. Oil level gauge to be furnished with alarm contacts. Instrument gauges shall be located such that gauges can be read without requiring Arc Flash protection. Access to the equipment shall be provided in accordance with NEC and OSHA standards.
3.1.6.15Drain valve with oil and dissolved gas analysis (DGA) sampling provisions, readily accessible in normal operation.
3.1.6.16Transformer pad design shall incorporate features for secondary containment of oil. Both passive and active methods will be considered. Contractor shall conform to requirements of local authorities having jurisdiction and design shall be reviewed and accepted by Owner.
3.1.6.17In addition to all routine factory testing per most recent standard of ANSI/IEEE standard C57.12.90 and C57.12.00, the following tests shall be conducted:
3.1.6.18Full ANSI impulse test on one (1) unit, preselected during production by Owner.
3.1.6.19Heat run test on one (1) unit, preselected during production by Owner.
3.1.6.20Shall comply with the following latest ANSI/IEEE standards:
3.1.6.21C57.12.00 - IEEE Standard for General Requirements for Liquid-Immersed Distribution, Power, and Regulating Transformers
3.1.6.22C57.12.10 - IEEE Standard Requirements for Liquid-Immersed Power Transformers
3.1.6.23C57.12.28 – Switchgear and Transformers, Pad-Mounted Equipment – Enclosure Integrity.
3.1.6.24C57.12.34 - IEEE Standard Requirements for Pad-Mounted, Compartmental-Type, Self-Cooled, Three-Phase Distribution Transformers
3.1.6.25C57.12.90 - IEEE Standard Test Code for Liquid-Immersed Distribution, Power, and Regulating Transformers
3.1.6.26C57.91 – Oil-immersed transformer temperature monitoring
3.1.6.27Baseline DGA, conducted at factory or on Site, shall be provided with each transformer.
3.1.7 SCADA Enclosure: EPC Contractor shall design, procure, and install an outdoor Supervisory Control and Data Acquisition (SCADA) Enclosure and Motor Power Transformer at each power station to house the SCADA, tracker control system, communication, and auxiliary equipment.

Ex. A

3.1.8Substation Power High Voltage (HV) Transformer: EPC Contractor shall install and commission the Transformer that will step up the Project’s internal collection system voltage from [***]kV to [***] kV. The Transformer will contain mineral oil and be fitted with auxiliary components, including transformer monitor, de-energized tap changer, liquid level indicator/alarm, liquid temperature indicator/alarm, winding hot spot indicator/alarms, pressure relief device/alarm, sudden pressure relay, [***] relay, and fan failure alarms.  The HV transformer will also include forced air cooling.  Instrumentation will be integrated into the Project control and monitoring system for remote monitoring. The Transformer will be installed on a suitably designed secondary containment structure.
3.1.9Master Control Enclosure: EPC Contractor shall design, procure and install an indoor rack enclosed within the substation control building to house the SCADA master computer, Power Plant Controller (“PPC”), and communication equipment.
3.1.10Combiner boxes:
3.1.10.1Enclosure shall be rated [***].
3.1.10.2Combiner boxes shall be installed above ground.
3.1.10.3Factory assembled back panel complete with finger safe fuse holders rated for maximum VDC, reinforced, plated bus bars and power distribution blocks.
3.1.10.4Combiners shall have a load-break DC disconnect switch with the capability of being pad-locked in the off position.
3.1.10.5Enclosures doors shall have provisions for pad locking.
3.1.10.6Completed assemblies shall be listed to [***].
3.1.10.7Combiner shall be labeled to meet NEC code requirements and labeled with an arc flash warning.
3.1.10.8All feeders and cables into combiner boxes shall have preprinted labels with unique tags/identifiers.
3.1.10.9Safety covers shall be provided for live components.
3.1.10.10Surge suppression devices shall be mounted internal to combiner box.
3.1.10.11All terminals shall be [***]°C rated.
3.1.11Metering systems: EPC Contractor shall design, procure, install and test metering equipment needed for revenue metering and power quality monitoring at the Project’s interconnection facility. EPC Contractor shall coordinate metering design, installation, communication requirements for metering installed by Utility under the Interconnection Agreements.
3.1.12Electrical Interconnection: EPC Contractor shall design, procure, and install interconnection equipment that meets the requirements of the Interconnection Agreements and is in conformance with the design in Appendix A, Drawings.
3.1.12.1[***]kV Circuit Breakers (Feeders)

Ex. A

[***]
Current Transformer: [***]
Ratio [***]
3.1.12.2345kV Circuit Breaker(s) [***]
Current Transformer:  [***]
Ratio [***]
3.1.12.3345kV Disconnect Switches
[***]
Design to provide smooth, completely controlled simultaneous movement of switchblades throughout the entire cycle of operation with mechanism continually loaded to prevent switch from alternately leading or lagging the control.
Furnish group operated mechanism with necessary rods, bell cranks, interphase operating connections, bearings, supports, linkages, and vertical operating pipe. All operating pipe connections shall have set screws. All operating pipes shall be furnished precut to the specific lengths required for the phase spacing and bus height indicated.
Provide with permanently double sealed maintenance free automotive steel ball bearing assemblies.
Provide for individual adjustment of the operating mechanism of each pole; all hardware shall be fabricated with non-corrodible metal.
Provide a semaphore to be located at or near each operating mechanism to give positive indication of the open or closed position of the switch.
Operating handles or cranks shall have provision for locking in both the open and closed position.
Provide bolted ground connector and flexible grounding jumper for operating handle.
Switch bases shall be heavy duty galvanized steel.
Switches shall be of an essentially maintenance-free design.
[***]kV switches shall be provided with worm gear operating mechanisms operated with a non-detachable crank having a clockwise operation of crank to close switch, with all gears and worms completely sealed, and requiring a torque of no more than 40 pound feet to operate the switch.
Furnish mechanically operated auxiliary switches with operating points individually adjustable over the entire travel of the operating mechanism.

Ex. A

3.1.12.4[***] Disconnect Switches
[***]
Provide [***] terminal pads at each high-voltage connection.
Design to provide smooth, completely controlled simultaneous movement of switchblades throughout the entire cycle of operation with mechanism continually loaded to prevent switch from alternately leading or lagging the control.
Furnish group operated mechanism with necessary rods, bell cranks, interphase operating connections, bearings, supports, linkages, and vertical operating pipe. All operating pipe connections shall have set screws. All operating pipes shall be furnished precut to the specific lengths required for the phase spacing and bus height indicated.
Provide with permanently double sealed maintenance free automotive steel ball bearing assemblies.
Provide for individual adjustment of the operating mechanism of each pole; all hardware shall be fabricated with non-corrodible metal.
Provide a semaphore to be located at or near each operating mechanism to give positive indication of the open or closed position of the switch.
Operating handles or cranks shall have provision for locking in both the open and closed position.
Provide bolted ground connector and flexible grounding jumper for operating handle.
Switch bases shall be heavy duty galvanized steel.
Switches shall be of an essentially maintenance free design.
[***] switches shall be provided with worm gear operating mechanisms operated with a non-detachable crank having a clockwise operation of crank to close switch, with all gears and worms completely sealed, and requiring a torque of no more than 40 pound-feet to operate the switch.
Furnish mechanically operated auxiliary switches with operating points individually adjustable over the entire travel of the operating mechanism.
3.1.12.5[***] Surge Arrester
[***]
3.1.12.6[***] Combination Unit
[***]

Ex. A

3.1.12.7Station Service Transformer
[***]
3.1.12.8Tubular and Strain Bus
[***]
3.1.12.9Bus and Switch Insulators
[***]
3.1.12.10Bus Connector and Fittings
Provide connectors and fittings as required. Connectors shall be welded type for aluminum tubing connections and compression or puddle welded type for aluminum cable connections. Use expansion type connectors with internal ball-type alignment guides where tubing connections are made to switches. Fittings shall develop the full strength of the conductor and shall be capable of carrying the full current capacity of the conductor.
Bus support clamps for rigid bus shall be fixed or slip type as required to firmly support the bus while allowing for temperature expansion and contraction. Provide bolted ground connector and flexible type grounding jumper for operating handles of disconnect switches. Provide bus grounding stud weldments on main bus in at least three locations. Provide wire guides and bundled conductor spacers as required and indicated to maintain adequate clearance and support on cable jumpers, connections, and overhead lines. Provide corona shields for all [***]kV connections.
3.1.12.11Relaying
[***]
3.1.12.12Main Step-up Transformer
Owner will furnish the Transformer. [***]
3.1.13Control and Monitoring System: EPC Contractor shall supply and install:
3.1.13.1Sensor Suite – [***]
3.1.13.2Weather Suite – [***]
3.1.13.3Anemometer – [***]
The wind data collected from the meteorological station will be used in addition to the previously mentioned anemometers for the tracking system wind stow strategy. EPC Contractor shall supply [***] plane of array snow depth sensers to dictate tracking system snow stow events through the tracking controller.
3.2.SCADA System

Ex. A

3.2.1.EPC Contractor shall supply and install a monitoring system consisting of a local SCADA computer operating industrial software aggregating plant data from the inverters, transformers, trackers, meteorological stations, pyranometers and Project Substation equipment. The monitoring system shall provide operational data for listed equipment and provide alarming and fault reporting as available.  [***]. The central monitoring system shall be powered by an uninterruptable power source. Data shall be available to an off-site enterprise SCADA system via secure DNP3 protocol over DSL, cellular, or similar network service.
3.2.2.SCADA system shall be composed of hardware and software, field instrumentation, meteorological stations, and communications devices designed for remote monitoring, control, and historical trending of the Project.
3.2.3.Data shall be collected using [***].
3.2.4.SCADA requirements shall also conform to the requirements set forth iin Exhibit A, Appendix H, Chapter 15.
3.2.5.Module temperature sensors with a flat surface and pre-applied adhesive are preferred.  Sensor should avoid outer cells – EPRI recommends placing near center of a non-outer cell – At least 1 sensor per module under test; up to 4 spatially separated for redundancy and better (average) temperature representation. Back of module should be cleaned with alcohol wipe prior to placing sensor.  Strain-relief tape is recommended.
3.2.6.The SCADA system shall be NERC CIP compliant and meet cyber security requirements (password protected with permission levels).
3.2.7.Site SCADA and telecom shall be fully protected and behind a firewall.
3.2.8.The SCADA system shall allow for multiple external connections and be able to accommodate private networks (MPLS, etc.).
3.2.9.All power plant controller setpoints must be logged (set point, user, etc.).
3.2.10.The SCADA system shall include [***] spare hardware I/O points for Owner’s future use.
3.2.11.The SCADA system shall meet all data frequency and duration requirements specified in the Exhibit I, Performance Tests.
3.2.12.EPC Contractor shall supply, install, and commission the SCADA System hardware at the Site in connection with the performance of its services pursuant to the terms of the EPC Contract.
3.2.13.SCADA system shall display data in real time and record and log performance data at regular intervals from the Project.
3.2.14.All SCADA data shall be made available for a Pi interface and other third parties as required for remote access, monitoring and data collection.
3.2.15.Communications infrastructure shall be fiber optic based and incorporate a collapsed-loop ring fiber network or equivalent.

Ex. A

3.2.16.SCADA System:
3.2.16.1.EPC Contractor shall deploy [***] as the Project SCADA and historian software platform.
3.2.16.2.EPC Contractor shall program the control software for the Project on an industry-standard SCADA platform for easy integration into Owner’s operation. Software shall employ both remote monitoring and control and an Antivirus server.
3.2.16.3.EPC Contractor shall provide a historian capable of capturing all data points, at one second intervals (or fastest available or permitted by each device) and log data for at least 1 year or minimum required to meet local ISO, NERC, or other requirements.
3.2.16.4.IP addressing to be coordinated with Owner.
3.2.16.5.All SCADA and network equipment must be of utility grade substation quality equipment by standard industry grade suppliers.
3.2.16.6.Field Area Network (FAN) shall maintain a dedicated redundant fiber gigabit Ethernet backbone from the central control room to each ISA. Inverter structures switch sub connections to Ethernet based inverter devices may be 10/100 megabit minimum connectivity.
3.2.16.7.Field network connectivity shall be established using Owner approved protocol and a physical ring topology. Each ring will be comprised of [***]. Loop connectivity for field network may be achieved [***].
3.2.16.8.All fiber shall be terminated on [***].
3.2.16.9.All fiber networks shall support 1 Gigabit network architecture.
3.2.16.10.EPC Contractor shall install minimum one operator station for access to the SCADA system and historian server and provide all SCADA/historian licensing for the Project. Such hardware/software shall be located at the Site, and title to such hardware/software shall be transferred to Owner.
3.2.16.11.SCADA shall employ [***].
[***]
3.3.Power Plant Controller: The Power Plant Controller shall be able to accept commands from the following locations and distribute these commands to all equipment on Site as necessary: [***]
At a minimum, the following controls capabilities shall be available at the plant level: [***]
3.4.Power Plant controller shall utilize an [***]
3.5.Control Room (Shall be located in either O&M Building or Control House of the Solar Substation)

Ex. A

3.5.1.The Project shall have a Control Room that will act as the central point for the SCADA System. The Control Room will also function as the SCADA room. SCADA network and all associated hardware will be located here.
3.5.2.The Control Room shall also function as the communications center for the site.
3.5.3.The Control Room shall also contain the EPC Contractor-supplied SCADA communications equipment which will transport all SCADA to the Solar Substation control house via fiber optic cable. The EPC Contractor will be allowed access to this data via [***]. The access method must be agreed upon by the Owner.
3.6.Meteorological Station (the “Met Station”). The Met Station shall, at a minimum, consist of instruments to measure the meteorological parameters listed in section 3.1.13 of Exhibit A. Minimum accuracy and quantity requirements of Met Stations and associated measuring devices are specified in Exhibit I. Met Station must have a backup power supply to allow normal data collection for a period of [***] without external power. Proposed locations shall be reviewed and accepted by the Owner.
3.7.Typical SCADA points monitored include the following:
3.7.1.Meteorological Parameters shall conform to all Participating Intermittent Resource Program (PIRP) requirements including but not limited to the following unless otherwise specified in these Contract documents (accuracy requirements specified in Exhibit I):
[***]
3.7.2.ISA Points (per ISA)
[***].
3.7.3PV Module Points
PV Module Back Surface Temperature (minimum [***] per MET Station). Temperature sensors shall be placed so as to accurately represent the average module temperature in the inverter array.
3.7.4PV Sub-Array DC Current Points
PV Sub-Array DC Current Transmitters (one for each Inverter DC Sub-Array or inverter feeder input)
3.7.5Inverter step-up Transformer at ISA Points
[***]
3.7.6Tracker
[***]
3.7.7Soiling Station (as required for Capacity Test, see Exhibit I, Performance Tests)
[***]

Ex. A

3.7.8Solar Substation Points
[***]

3.7.9AC Revenue Meter Points
[***]
3.8Storage Container: A Subcontractor shall supply and install one (1) O&M shed to serve general storage purposes during operations and maintenance and three (3) shipping containers for additional storage.
3.9O&M Building: EPC Contractor shall supply and install one (1) [***] O&M building to serve as office and meeting space, outfitted with HVAC conditioning, lights, and receptacles.
3.10Project Substation: EPC Contractor shall design, procure and install the Project Substation located on the Site, which will incorporate Owner’s Transformer. The Project Substation shall generally consist of all civil foundation, structures, circuit breakers, switches, metering and instrumentation, relays and controls, arresters, transformers, control buildings, SCADA, telecommunications and appurtenant facilities and equipment.
3.11Spare Parts: At a minimum, the spare parts listed in the table below shall be delivered to site by the EPC Contractor for Owner use prior to the Substantial Completion Date. Pursuant to an Owner Directed Change, EPC Contractor shall procure on behalf of Owner and have delivered to the Site, certain spare parts as mutually agreed to between the Parties. [***]
3.12Applicable Codes and Standards. The Project’s engineering, design, construction, startup and testing shall follow the applicable codes, standards and publications that are in effect on the NTP Date and which are consistent with Industry Standards.
3.13For the avoidance of doubt, the key codes and standards applicable to the Project’s design include but are not limited to the most up to date version applicable:
3.13.1The latest version adopted by the AHJ of the International Fire Code with local amendments
3.13.2NFPA
3.13.3IEEE
3.13.4IBC - International Building Code
3.13.5ICEA - Insulated Cable Engineers Association
3.13.6IEC - International Electrotechnical Commission
3.13.7ISA – Instrumentation Society of America
3.13.8NEC - National Electrical Code
3.13.9NEMA - National Electrical Manufacturers Association
3.13.10NESC - National Electrical Safety Code

Ex. A

3.13.11NETA - National Electrical Testing Association
3.13.12UL – Underwriters’ Laboratories
3.13.13NETA ATS
3.13.14NETA MTS
3.13.15NERC MOD
3.13.16NERC PRC
3.13.17ASME – American Society of Mechanical Engineers
3.13.18ASTM - American Society for Testing and Materials
3.13.19AWS – American Welding Society
3.13.20ASCE 7 all structural forces
3.13.21ANSI - American National Standards Institute
3.13.22AISI – American Iron and Steel Institute
3.13.23AISC-360 – Steel Code
3.13.24ADM– Aluminum Code
3.13.25ACI 318 – Concrete Code
3.13.26IEEE 1547 “IEEE Standard for Interconnecting Distributed Resources with Electric Power Systems” or the IEEE standard required by the Interconnection Agreement
3.13.27In the case where standards have conflicting requirements, Owner and EPC Contractor will develop a mutual agreement of the prevailing standards.
3.14Interconnection.
EPC Contractor shall be responsible for all design, procurement, construction, startup and testing of any and all equipment or services required to be provided by Interconnection Customer under the Interconnection Agreements, including the Interconnection Customer’s Interconnection Facilities (as defined in the Interconnection Agreements). EPC Contractor shall also be fully responsible for (a) integrating and coordinating the design to properly interconnect to the Interconnection Facilities (as defined in the Interconnection Agreement), and (b) obtaining all necessary permits, land, rights of way and easements for the construction and continued maintenance of the Interconnection Facilities (as defined in the Interconnection Agreement).

4. PERMITS

All EPC Contractor Permits required to execute the Work, interconnect and operate the Project through Final Acceptance are the responsibility of EPC Contractor. A list of known EPC Contractor Permit requirements is shown in Exhibit J-1, EPC Contractor Permit Matrix. Any

Ex. A

other Permits required to execute the Work that are not listed on the Permit matrix in Exhibit J-1 or identified in Exhibit J-2, Owner Permit Matrix as an Owner Permit are the responsibility of EPC Contractor and shall be obtained and maintained in accordance with Article 4 of the EPC Contract. The cost of preparing, filing, and obtaining the EPC Contractor Permits and any other Permits required to execute the Work is included in the EPC Contract Price.
5. PROJECT MANAGEMENT

EPC Contractor shall have project management responsibilities for the duration of the Work. EPC Contractor shall appoint a single representative as its EPC Contractor’s Manager pursuant to Section 8.1 of the EPC Contract. In addition to the reports required under the EPC Contract, the primary project management deliverables are described below:
5.1Monthly progress reports shall be provided by EPC Contractor covering the prior month’s activities and progress. The report shall cover each of the major areas of responsibility as follows: Schedule and Overall Status, Permits and Environmental, Procurement, Engineering & Design, Construction Progress and Safety Record, Utility/Interconnection Update, Startup and Testing, Invoice and Payment Status and a Gantt chart demonstrating a progress versus planned report. The reports shall outline areas of concern and plans for corrective action to maintain the Project Schedule. The reports shall include the total field man hours worked for the month and from construction start so that OSHA recordable incident rates can be calculated and reported. The report’s format shall be similar to EPC Contractor’s standard monthly report, a form of which is attached hereto as Appendix B, Monthly Report.
5.2Monthly progress reports will commence on the month following the month in which NTP is issued.
5.3EPC Contractor shall report to Owner the total field man hours worked for the month and incidents that have occurred from construction start so that OSHA recordable incident rates can be calculated. These records shall be reported not later than the third business day of each month.
5.4A monthly onsite status meeting or conference call will be held with Owner and EPC Contractor to discuss current and planned activities or significant issues. EPC Contractor shall issue an agenda and an action items list at least one business day prior to the monthly status meeting or conference call.
5.5A weekly status meeting or conference call will be held with Owner and EPC Contractor to review a 3-week look-ahead schedule, safety updates, current and planned activities or significant issues. EPC Contractor shall issue an agenda and an action items list and least one (1) business day prior to the weekly status meeting or conference call.
5.6EPC Contractor will develop a detailed execution plan and Critical Path Method (“CPM”) schedule specifically for the Project that will integrate related activities and comply with agreed-upon milestones. EPC Contractor will provide updates of the CPM schedule in accordance with Owner’s meeting and reporting requirements.
5.7EPC Contractor shall provide and manage a document control platform, mutually agreed upon with the Owner, capable of managing all aspects of the project, including document management, drawing revision management, submittal review workflows, RFI management, NCR management, and change order management.

Ex. A

6.    ENGINEERING

6.1EPC Contractor is responsible for all engineering and design. Where required by applicable Law or Permits, Drawings and documentation shall be signed and sealed by a professional engineer licensed in the State of Colorado.
6.2EPC Contractor will submit to Owner design drawings, calculations, system studies and specifications for review. Owner shall have the right, but not the obligation to review and comment within [***] days. No such review or requested changes shall impose any liability on Owner (other than to make payment in accordance with any applicable Change Order) or relieve EPC Contractor of any of its responsibility for the design, engineering and performance of the Facility as provided in the EPC Contract.
6.3The technical basis for the Project Substation and Project Interconnection are identified in Appendix G, Project Substation Design Criteria of this Exhibit. General site and Project design criteria listed below shall still apply to the Project Substation.
6.4EPC Contractor shall provide copies of the following studies and reports as they are completed and issued in final form. [***]
6.5 Other Documentation: EPC Contractor shall provide the following documentation: [***]
6.6Submittals: EPC Contractor will provide copies of all submittals, As-Built Drawings and/or completion documentation for major components of the Work. EPC Contractor will provide electronic files containing AutoCAD details with respect to the Project.
6.7Detailed Site Layout and Design
6.7.1EPC Contractor shall generate a Site layout that specifies a Project with an AC nameplate capacity of 145 MW (AC). The DC system design for the Project will accommodate 185 MW (DC) of module capacity.
6.7.2Plant power shall be controlled by a Power Plant Controller at the POI such that the remaining inverters can operate to their full AC nameplate in the event one or more inverters are out of service.
6.7.3The Site Plan, as herein defined, shall include the location of photovoltaic arrays, power station, interconnection equipment, fencing, staging areas, Site access roads, control enclosure, temporary and permanent utilities and any other features of the Project such as landscaping and storm water management provisions, if applicable. The Site Plan shall include dimensions of key Site features to existing landmarks or survey monuments. EPC Contractor shall not make changes to the Site Plan drawings which affect the Owner’s ability to maintain and operate the Project without Owner’s prior review and written approval, which approval shall not be unreasonably withheld. The preliminary “Site Plan” is defined as drawing G101 in Appendix A, Drawings.
6.7.4The Site Plan shall not result in any pinch points between solar Modules and the perimeter fence. The distance between any solar Module and the perimeter fence shall be no less than [***].
6.7.5The site layout provides a minimum clearance of [***] between the ground and the lowest point of the module.

Ex. A

6.8Structural Engineering
6.8.1Structural analysis and design of the photovoltaic arrays, mounting systems, concrete foundations, piers and storm water management provisions (if applicable) are the responsibility of EPC Contractor. The design shall be based upon the requirements of the applicable codes, standards and permits as well as the Site-specific reports and the data supplied by the module supplier and inverter, transformer and racking suppliers. All structures shall be designed in accordance with the recommendations of soil, geotechnical and hydrological reports for the Project. Pull tests shall be performed on an appropriate number of piles to confirm structural design.
6.8.2Materials
6.8.2.1Steel
[***]
6.8.2.2Aluminum
[***]
6.8.2.3Concrete
[***]
6.8.2.4Concrete Testing [***]
6.8.2.5Structural Loading[***]
6.8.2.6Wind Loads [***]
6.8.2.7Seismic Loads [***]
6.8.2.8Thermal Loads [***]
6.8.2.9Vehicle Loads [***]
6.8.2.10Transmission Line Loads [***]
6.8.2.11Load Combinations [***]
6.8.2.12Structural Foundations [***]
6.8.2.13Building and Equipment Foundations [***]
6.8.2.14Transformer Foundation and Containment [***]
6.8.2.15Corrosion Protection
In general, all exposed carbon steel surfaces shall be treated for corrosion protection. EPC Contractor shall design and specify corrosion protection systems, which shall include surface preparation measures, for the following conditions:[***]

Ex. A

6.8.2.16Buildings/Structures (if applicable) [***]
6.9Civil Engineering
6.9.1All civil engineering and design requirements will be completed by EPC Contractor.
6.9.2EPC Contractor shall design and install all systems for the containment and management of storm water, as required by Law, codes, standards, Permits and the Site-specific reports. EPC Contractor shall be responsible for acquiring any and all agreements, easements, etc. necessary to comply with State drainage and other applicable Laws.
6.9.3The security system as provided by EPC Contractor shall include the following: [***]
6.9.4Site shall be designed considering the impacts of a 100-year storm event.
6.10General Requirements
6.10.1This section covers the minimum scope and quality for the Plant civil design and construction.
6.10.2EPC Contractor shall include in its site safety orientation a section on relevant environmental topics.
6.10.3EPC Contractor is responsible to inspect the Site, obtain all necessary Site data, obtain all required geotechnical and drainage investigations, and determine all Site data for the design and construction of the PV power plant. This shall include determination of local code requirements for seismic and wind design loads. It is EPC Contractor’s sole responsibility to ensure that the Site work complies with all federal, state, and local code requirements and all applicable industry codes and standards, including standards if applicable AHJ.
6.10.4The scope shall include, but not be limited to the following:
6.10.4.1Design and prepare the construction plans, final design reports, and project specifications for the civil site work, including the storm water drainage, grading, roads, temporary construction facilities, etc. All must meet the approvals of the Owner and jurisdictional government agencies.
6.10.4.2Coordinate design with other engineering firms and utilities responsible for scope outside of its own scope.
6.10.4.3Obtain all necessary permitting associated with civil site work construction such as grading permits, haul permits, dust permits, and storm water pollution prevention plans, in compliance with City or County requirements and other jurisdictional government agencies as may pertain.
6.10.4.4Construction of all civil site work, including the storm water drainage infrastructure, earth grading, roads, and security fencing. Construction of any temporary civil site work such as temporary security fencing, temporary construction roads, etc.

Ex. A

6.10.4.5Perform flood damage management and storm water pollution management during construction in compliance with state and local sediment and erosion control rules, regulations, ordinances and approved Storm Water Pollution Prevention Plan (SWPPP).
6.10.4.6Perform dust control measures during construction in compliance with state and local rules, plans, regulations, permits and ordinances for fugitive dust emissions.
6.10.4.7Perform the geotechnical evaluations as necessary for the civil site work.
6.10.4.8Prepare the drainage report(s) to meet applicable agency’s permit requirements.
6.10.4.9Perform all construction surveys (construction staking).
6.10.4.10Prepare record drawings that depict any deviation from original design drawings.
6.10.4.11The Project design shall take into account existing site conditions with respect to soil characteristics, site clearing, grading, and drainage. The EPC Contractor shall be responsible for all site preparation including any demolition, soil stabilization, grading, drainage, roadways, and temporary parking areas.
6.10.5Units
All design dimensions and design calculations shall be in British (United States Customary) units.
6.10.6Geotechnical
EPC Contractor’s final design shall be based on the recommendations of a final Geotechnical investigation and report performed by a licensed professional Engineer in the applicable state.
6.10.7Site Surveys and Construction Surveys
6.10.7.1EPC Contractor will provide the ALTA/NSPS Land Title Survey and topographical survey covering the Site in form and substance satisfactory to Owner in its reasonable discretion. EPC Contractor shall satisfy themselves as to accuracy of the Owner provided surveys and shall obtain additional survey as needed for design of the site.
6.10.7.2EPC Contractor is responsible for the construction surveying and staking. All construction surveying and staking shall be performed under the supervision of a surveyor licensed in the applicable state. Environmentally sensitive areas shall be flagged in a different color than other flagging.
6.10.7.3EPC Contractor is responsible for all surveys required for environmental and cultural permitting; and shall meet all such permit requirements during the execution of the Project.
6.10.8Site Preparation and Maintenance

Ex. A

6.10.8.1Site Clearing and Grubbing
EPC Contractor shall be responsible for all applicable permitting with jurisdictional agencies for use of herbicides should the decision be made to use them during construction.
6.10.8.2Debris
All construction-related debris and unsuitable material including material from site clearing and grubbing shall become the immediate property of EPC Contractor and shall be removed from the premises and lawfully disposed of off-Site by EPC Contractor at EPC Contractor’s cost.
6.10.9Stormwater Management and Erosion Control
6.10.9.1EPC Contractor shall prepare a Storm Water Pollution Prevention Plan (SWPPP) for its construction activities. EPC Contractor shall be responsible for installing and maintaining the storm water controls and best management practices in compliance with the SWPPP. EPC Contractor shall provide for sediment and erosion control during and after construction in accordance with Permits and Applicable Law.
6.10.9.2Drainage facilities shall be designed and constructed in a manner to minimize erosion and prevent excessive erosion within the array areas.
6.10.9.3Drainage design shall be approved by the local AHJ, as applicable.
6.10.9.4EPC Contractor shall design and construct site grading/drainage to minimize potential for site flooding and ponding. The working area of the site shall be well drained during and after construction.
6.10.9.5EPC Contractor shall prepare drainage report(s) to support obtaining construction permits for the project, as applicable. The report(s) shall meet the standards and requirements of the applicable agency and shall describe the final design of the storm water drainage infrastructure and provide the hydrologic and hydraulic calculations applied. Waters of the United States shall not be impacted, filled, or used in connection with the site drainage plan unless proper permits are obtained.
6.10.10Road Maintenance
6.10.10.1All temporary access roadways used by EPC Contractor, as well as the Site permanent roads shall be maintained in serviceable condition. EPC Contractor shall keep the surfaces of those roadways free from spills, mounds, depressions, and obstructions, which might present a safety hazard or annoyance to traffic.
6.10.10.2EPC Contractor shall be responsible for securing authorization and permits to transport oversized/overweight loads on local, county and State roads for the supply of Materials.
6.10.10.3EPC Contractor shall supply and install any temporary or permanent facilities required to facilitate delivery of Materials. EPC Contractor shall also be responsible for removing all such temporary facilities.

Ex. A

6.10.11Signs and Barricades
Signs and barricades shall be provided and maintained by EPC Contractor and shall be in accordance with jurisdictional regulations for accident prevention and the Exhibit L, Safe Work Practices Manual. Signs installed off the Site shall further comply with any County-specific design standards.
6.10.12Earth Grading
6.10.12.1The grading design shall attempt to balance the earth work such that no major volumes of soils will be imported or exported from the Site or stockpiled on the Site. Any permitting, or costs for import or disposal will be the responsibility of the EPC Contractor.
6.10.12.2EPC Contractor is responsible to meet the grades and slopes as necessary to support the solar installation. EPC Contractor is responsible for any re-grading or repair costs associated with not providing ground surfaces which adequately support the solar installation.
6.10.12.3EPC Contractor shall identify site specific grading restrictions, if any.
6.10.13Excavation, Filling, and Backfilling
6.10.13.1Excavated native material may be used on the site for embankment and backfill, if suitable. All unsuitable materials such as; rock, concrete, wood, metal, and other materials from the excavation shall be considered debris and disposed of as described herein.
6.10.13.2Structural fill, bedding material, topsoil, and other materials not readily available on site shall be procured, tested, and delivered to the site by the EPC Contractor.
6.10.13.3EPC Contractor shall be solely responsible for maintaining the stability of all excavated faces and shall provide adequate sheeting, shoring, and bracing to support any lateral earth pressure.
6.10.13.4EPC Contractor shall be solely responsible for protecting personnel and adjacent structures against any damage from cave-ins, heaving or other earth movements. Sheeting, shoring and bracing shall be removed as backfilling proceeds or it may, with the approval of Owner, be left fully or partially in place.
6.10.13.5Fill characteristics and compaction requirements shall be determined by geotechnical investigation and report recommendations.
6.10.13.6All equipment used to meet compaction requirements shall be specifically designed for such duty.
6.10.14Roads
6.10.14.1Site Access:
1.Site access road improvement shall be the responsibility of the EPC Contractor.

Ex. A

2.Access to the Site will be constructed in accordance with applicable agency requirements, including, but not limited to the local fire department.
3.EPC Contractor shall be responsible to obtain and comply with all encroachment permits required to construct driveway aprons or otherwise connect access roads to county-maintained roads, as applicable.
6.10.14.2Roads on-site shall consist of the following:
The roads shall provide access to the Project Substation, O&M Building (if applicable), inverters, and any areas designated for flood management. Roads shall be designed, installed, and stabilized in accordance with the recommendations of the geotechnical evaluations. Widths will vary depending on design, but design should consider access requirements for operations and maintenance.
6.10.14.3Access Design Characteristics
The following plant design characteristics shall be adhered to:
[***]
6.10.15Security
6.10.15.1A security fence shall be installed around the perimeter of the site. Alternative fencing is not allowed unless authorized by Owner.
6.10.15.2Permanent perimeter fence shall consist of [***].
6.10.15.3EPC Contractor shall provide a temporary physical barrier between energized circuits and circuits under construction. The physical barrier shall allow for controlled access to the energized circuits. EPC Contractor shall move or extend such barrier, as necessary, as circuits are energized, and shall remove all temporary barriers prior to Substantial Completion.
Gates: [***]
6.10.15.4Cameras and Lighting: [***].
6.10.16Site Revegetation
Prior to Final Acceptance, EPC Contractor shall prepare the site in compliance with Permits. Owner requires re-seeding with an approved ground cover that will prevent erosion and be easily controlled and managed.

6.11As-Built Drawings
EPC Contractor shall prepare as-built drawings as may be necessary to meet the standards of the jurisdictional government agencies. At minimum, EPC Contractor shall prepare as-built drawings for the Owner’s record which include as-built plans, elevations and dimensions and any variation from the design drawings, sealed by an engineer or surveyor licensed in the applicable state.
6.12. Electrical Engineering and SCADA
6.12.1.    The engineering and design shall include the appropriate sizing of all cabling (above and below ground) that will connect all power

Ex. A

equipment between and including the modules, auxiliary equipment, and the Point of Interconnection.
6.12.2.Detailed physical connection drawings shall be prepared for each inverter (or a typical inverter, if appropriate) detailing which cable number (DCB number) is to be connected to which DC terminal.
6.12.3.All protection equipment throughout the Project shall be sized and specified to reduce damage, coordinate with upstream protection, and mitigate arc flash hazards on all components and the Point of Interconnection in case of electrical failure.
6.12.4.The above ground portion of the electrical systems shall be neatly routed to facilitate access, troubleshooting, and maintenance.
6.12.5.The electrical design shall include the design of equipment grounding, and lightning / surge protection for the entire Site. Lighting/surge arresters shall be implemented at a minimum in the following areas: combiner boxes and inverters. The weather station, PLC and SCADA equipment shall be supplied meeting standard withstand requirements.
6.12.6.All monitoring, controls, and communication equipment and cabling shall be designed and specified.
6.12.7.The solar collector nominal voltage will be [***]kV and the interconnection nominal voltage is [***] kV. EPC Contractor shall design, procure, install, and test all interconnection equipment which is to be provided by Interconnection Customer under the Interconnection Agreement, including Interconnection Customer’s Interconnection Facilities (as defined in the Interconnection Agreement).
6.12.8.Cable couplings will be installed where spool lengths require connections. GPS log and markers will be utilized at these locations as specified.
6.12.9.EPC Contractor shall conduct an arc flash study for the AC and DC sides of the facilities. DC arc flash shall also be included for all DC equipment. Arc flash contributions from modules shall be completed to accurately model the non-linear nature of the module as a current source. Applicable industry practices and IEEE white papers shall be utilized
6.12.10.No splices shall be allowed unless long AC collection cabling runs required due to site geometry. In such cases, only above ground splice boxes, approved by Owner, shall be acceptable.
6.12.11.EPC Contractor shall design and specify all communications hardware and software required for system protection, control, and remote monitoring as required by the Interconnection Agreement.
6.12.12.EPC Contractor shall design, procure and install any necessary power, communications and internet facilities required for solar system operation, control, and remote monitoring by EPC and plant cameras. This shall include all of the service provider’s initial setup and installation charges, as well as all usage charges through the Substantial Completion Date. Usage charges shall pass to Owner after the Substantial Completion Date.
6.12.13.EPC Contractor shall install [***]

6.13General
6.13.1Grounding lugs installed outdoors within [***] of grade shall be UL-listed for direct burial. Other grounding lugs installed outdoors shall be copper or brass with brass or stainless-steel hardware, or tin-plated aluminum with stainless steel hardware. All grounding lugs shall be UL listed.

Ex. A

6.13.2Backfill and compaction of trenches shall meet geotechnical recommendations and shall be performed with compaction equipment specifically designed for such duty. Lifts shall not exceed 12”.
6.13.3All cables and cable ties shall be [***].
6.13.4Direct-buried wiring shall meet [***].
6.13.5Electrical equipment shall be located a minimum of [***] the 100-year floodplain elevation unless otherwise noted.
6.13.6Conduit openings shall be sealed to protect against intrusion of pests and other wildlife.
6.14DC System Wiring
6.14.1EPC Contractor may combine strings in combiner boxes or with factory-supplied in-line fused connections and load break disconnects (LBD).
6.14.2System shall be designed such that the maximum DC voltage drop for any one inverter array (from module string to inverter DC input) at full load and STC do not exceed [***]%.
6.14.3Series string connections between modules will be via locking multi-contact connectors factory-supplied with modules.
6.14.4All wiring shall be supported per NEC and manufacturer’s requirements.
6.14.5DC cabling may run above grade, where allowed by code. Method to be reviewed and accepted by Owner.
6.14.6EPC Contractor shall submit cable data sheets and project cable schedule to Owner for approval for each application prior to procuring the cable.
6.14.7DC cable for the wiring from the combiner box or trunk cable to the inverters shall [***].
6.14.8DC cable for the wiring from the modules to the combiner boxes or trunk cables shall be [***].
6.14.9Harnesses or cabling shall be rated to withstand sunlight and extreme heat as defined per table 1-1 [***].
6.14.10Fuses shall be accessible and replaceable.
6.14.11Factory cable assemblies may be pre-cut to length.
6.14.12Locking multi-contact connectors shall mate with module terminations.
6.14.13Wiring harnesses and cabling shall be UL listed.
6.14.14Metal wire loom clamps or approved equivalent shall be used for cable fastening.
6.15Low Voltage AC System Wiring

Ex. A

6.15.1All conductors, lugs and cable accessories shall be UL listed.
6.15.2No splicing shall be allowed.
6.15.3System wiring installed in raceways shall be type [***].
6.15.4System wiring installed in direct burial applications shall be type [***].
6.15.5When terminating aluminum conductors, coat conductor with oxide inhibitor and install per terminator manufacturer’s instructions.
6.16Medium Voltage AC System Wiring
6.16.1Phase conductors shall be [***].
6.16.2Equipment grounding conductor shall meet NEC requirements.
6.16.3Conductor size to not exceed temperature rating of conductor insulation at full generation and to allow for no more than [***]% voltage drop at full generation at the Project Substation connection.
6.16.4System shall be designed such that MV conductor kW losses (from high-side of padmount transformer to the Project substation) do not exceed [***]% in total across the entire facility at Project nameplate rated capacity.
6.16.5Medium voltage terminations shall be [***].
6.16.6Provide fault indicators at MV terminations, except for those at the end of a circuit.
6.16.7No splices shall be allowed unless long AC collection cabling runs required due to site geometry. In such cases, only above ground splice boxes, approved by Owner, shall be acceptable.
6.17Overhead Medium Voltage AC Wiring
6.17.1Overhead wiring shall be used where economically efficient in routing power to Solar Substation with minimal losses.
6.17.2Overhead wiring and poles shall be routed so as to minimize shading on the solar arrays.
6.17.3All overhead lines shall be designed to maintain all applicable code and regulatory clearance requirements.
6.18Grounding
6.18.1Grounding system shall meet the requirements of [***].
6.18.2All grounding hardware shall be listed and approved for the application.
6.18.3Where applicable, ground equipment per the manufacturer’s requirements.

Ex. A

6.18.4A ground test well shall be furnished at each inverter location. A flush cover over the test well shall expose one ground rod and cable with mechanical cable to rod connectors to allow disconnection for testing purposes.
6.18.5EPC Contractor shall install supplemental fence grounding or isolation sections where deemed necessary by the grounding study.
6.19Labeling and Identification
6.19.1For diagnostic and troubleshooting purposes, all combiner boxes shall be uniquely tagged and identified with such tagging on the record construction drawings. All string harnesses and array jumpers shall be labeled with a string number. These cables shall have a label affixed to the outer jacket with a cable marker tape at each termination. The marker tapes shall be vinyl or vinyl-cloth, self-adhesive wraparound type, with circuit identification legend machine printed by thermal transfer or equivalent process. Marker tapes to be approved by Owner before installation.
6.19.2EPC Contractor shall submit an “As-Built” drawing set depicting the physical location of each array, combiner box, and harness indicating the unique tag number for each combiner box. Electrical equipment shall be labeled to meet applicable safety codes and requirements.
6.20Electrical Studies:
EPC Contractor shall prove the design meets EPC Contract requirements and all relevant standards by performing the following studies:
6.20.1Short Circuit Study: fault analysis of collection system. EPC Contractor shall show that all equipment is rated for the relevant fault current.
6.20.2Ampacity Study: EPC Contractor shall prove equipment will not exceed its temperature rating at full load. Ambient temperatures shall be per ASHRAE. EPC Contractor shall use no less than a [***] load factor for cable design. Greater values for AC cables shall be used if the interconnect agreement requires VAR-at-night support or energy storage is included.
6.20.3Load Flow and Reactive Power Compensation Study: EPC Contractor shall prove Project performance will meet all GIA and [***] requirements.
6.20.4Harmonics Demonstration: EPC Contractor shall demonstrate the Project meets all [***] harmonics requirements once it is in operation.
6.20.5Grounding Study: EPC Contractor shall prove the Project meets all [***]. Show that step and touch potentials on all exposed conductors, including tracker tubes and fence, do not pose a hazard to site personnel or the public. Perform the analysis using a soil model based on the geotechnical survey, taking freezing and thawing conditions into account. Assume a 50 kg body and no PPE. Fault duration shall be per a protection coordination study, or 0.5s if it has not yet been performed.
6.20.6Arc Flash Study: EPC Contractor shall perform an arc flash hazard analysis in accordance with [***], taking the relevant switching and generation scenarios into account.
6.21Electrical Equipment Enclosures:

Ex. A

Control cabinets, pull boxes and junction boxes shall be in accordance with [***] and type number and shall be suitable for the location conditions. Base design shall be:
[***]
6.22Lightning Protection for Field Enclosures
6.22.1Lightning protection, (where required) shall be limited to air terminals, down conductors and a connection to the inverter grounding electrode loop as well as surge arrestors at the inverter step-up transformer and inverter. Lightning protection (where required) shall comply with the requirements of [***]. Master label certification is not required.
6.22.2All components shall be un-insulated, copper, and exposed for inspection purposes.
7.    PROCUREMENT
7.1Procurement and expediting tasks for all Materials, are the responsibility of EPC Contractor.
7.2The Materials shall be purchased by EPC Contractor and the cost of such Materials, including the risk of any escalation in the price of such Materials, is included in the EPC Contract Price.
7.3Exhibit K, Approved Major Subcontractors And Vendors lists acceptable Major Suppliers for specific pieces of Materials. EPC Contractor can use these Major Suppliers if they supply Materials that meets EPC Contractor’s specifications for the Project.
7.4Supplier drawings that shall be submitted to Owner when received by EPC Contractor include, but are not limited to:
7.4.1.1Racking and Mounting System
7.4.1.2Inverter
7.4.1.3Transformer
7.4.1.4Combiner Boxes
7.4.1.5Weather Stations
7.4.1.6Other drawings necessary for the operation and maintenance of the Project
8. CONSTRUCTION

EPC Contractor shall build all aspects of the Project as depicted in the Project Specifications and Drawings. This includes the electrical system from the modules through the Point of Change of Ownership (as defined in the Interconnection Agreements). EPC Contractor shall also provide all temporary equipment, materials or facilities required to construct the Project and place it into operation.
8.1Construction Management and Quality Control

Ex. A

8.1.1Construction management shall be provided by EPC Contractor with an on-Site construction management team.
8.1.2EPC Contractor shall implement its Quality Assurance / Quality Control (“QA/QC”) plan for construction activities on the Project Site. The QA/QC plan will be similar to the form attached hereto in Appendix D, Quality Assurance Program. EPC Contractor shall submit a copy of the QA/QC plan to Owner for review and approval, that clearly outlines the management, communication, and overall quality control procedures that will be employed on the Project. EPC Contractor will develop forms and quality checks to ensure all Work is inspected prior to being deemed complete.
8.1.3Quality control shall include inspection of the electrical collection cable tray and trench system, electrical cabling placement, module placement, racking layout and assembly, foundation excavation, concrete forms (including dimensional checks and embedment placement) concrete strength and slump testing and appropriate soil compaction testing. Inspections and testing shall be in accordance with EPC Contractor’s QA/QC procedures and applicable code requirements.
8.1.4EPC Contractor shall comply with the Safe Practices Work Manual for construction activities on the Site, which is attached to the EPC Contract as Exhibit L, Safe Practices Work Manual. EPC Contractor shall provide, or shall cause its Subcontractors to provide, a qualified health and safety representative who shall be present on Site in accordance with Article 5 of the EPC Contract.
8.1.5EPC Contractor shall supply all labor, tools, machinery, equipment, and equipment transportation for all Work.
8.1.6EPC Contractor shall keep the Site clean and orderly throughout the duration of construction.
8.1.7EPC Contractor shall maintain a copy of all drawings, specifications, Permits and vendor installation manuals at the Site.
8.1.8EPC Contractor shall be responsible for storage and maintenance of all installed Materials. Copies of all installed Materials maintenance records shall be kept at the Site and included in the turnover packages. EPC Contractor shall be responsible for obtaining any required off-Site warehouse space, temporary parking and staging areas.
8.1.9EPC Contractor shall provide permanent equipment marking and labeling for the Project per Drawings C401 and C402 in Appendix A, Drawings.
8.1.10EPC Contractor shall, during Project development, identify any environmentally or culturally sensitive areas on the Site. If applicable, EPC Contractor shall erect temporary construction fences and use best management practices to protect these environmentally sensitive areas prior to performing any other construction Work. The construction fences and best management practices shall be inspected and maintained throughout the duration of construction to prevent any unauthorized discharge and to protect the environmentally sensitive areas.
8.1.11EPC Contractor shall recognize and respect any properties adjacent to the Site and shall use reasonable efforts to minimize disruption to those neighbors (e.g., sediment control, dust control, traffic control, trash control, noise control, etc.)

Ex. A

8.1.12EPC Contractor shall fully comply with all applicable notification, safety and Work rules when working either on or near the facilities of Utility or other Utility easements.
8.1.13It is intended that EPC Contractor re-use all excavated soils in other areas of the Site via re-grading and incorporation into final Site grading. Should any excess soils be unsuitable for re-use on Site, that soil shall be removed from the site or stockpiled and covered in accordance with applicable Law. Upon completion, if excess soils exist and must be removed from site, they shall be tested and disposed of off-Site in accordance with applicable Law.
8.1.14No on-site burning of cleared trees or vegetation shall be permitted. All such cleared trees and vegetation shall be either chipped and spread on site as mulch (if allowed by local codes and Law) or removed from site and properly recycled or disposed of in accordance with applicable Law.
8.1.15EPC Contractor shall route the electrical collection system in a neat and orderly fashion and in accordance with all applicable code requirements. All cable terminations, excluding Module-to-Module, shall be permanently labeled.
8.1.16EPC Contractor shall provide all temporary road and warning signs, flagmen or equipment as required to safely execute the Work. Street sweeping services shall also be provided as required to keep any dirt, soil, mud, etc. off public roads.
8.2Project Site
8.2.1All roads, photovoltaic arrays, ancillary structures, storage yard, and fencing shall be built in the locations and orientations set forth in the Site Plan and Specifications and Drawings and in accordance with the design specifications.
8.2.2EPC Contractor shall prepare the Site, as necessary, to install the Work. Site restoration work, including seeding, shall be completed as weather and other Work activities allow, but in all cases will be completed before Final Acceptance.
8.2.3Excavated material and/or imported fill material shall be used on Site, as needed, to complete the Work.
8.2.4EPC Contractor shall demolish or relocate any existing utilities, facilities or equipment as required to perform the Work.
8.2.5Monitoring and maintenance of erosion control measures shall be performed during all construction activities as per the environmental Permits, best management practices and Project documents. For signs of scouring or sediment transport, EPC Contractor shall incorporate matting, additional compaction, or other slope stabilization methods. Re-vegetation efforts shall commence as soon as practicable to promote growth and root structure to aid in stabilizing the site. Erosion control measures shall continue to be monitored through termination of the relevant construction permit.
8.2.6Dust control shall be performed during construction in compliance with Applicable Law, Permits and Industry Standards and to not disturb or impact Project neighbors.
8.2.7Dewatering shall be performed as required to perform the Work.

Ex. A

8.2.8All roads, storage areas, and other project civil design features shall meet all County, State and local grading and environmental requirements.
8.2.9In addition to any local requirements, EPC Contractor shall provide secondary containment for all on-site fuel storage.
8.2.10All road features shall be designed and constructed to allow delivery, ingress and egress of all Project components, including Materials and Owner-Supplied Equipment, and construction equipment to their respective design and working locations. At the termination of construction, the newly constructed road will be repaired to meet the designed specifications. Inverter access aisles and Project Substation access roads shall include a gravel base and adequate turn arounds and shall be designed in accordance with the geotechnical report.
8.2.11For any EPC Contractor caused damage to pre-existing roads, EPC Contractor shall repair such damages to pre-existing or better conditions.
8.2.12Control, monitoring, and communications equipment shall be installed according to the engineering and design requirements.
8.2.13If the permits set out in Exhibit J-1, EPC Contractor Permit Matrix have any conditions which need to be met prior to, during or with completion of construction, it is in the scope of the EPC Contractor to meet those.
8.2.14Re-seeding of a hydroseed native seed mix shall be applied to all temporary areas, enlarged entrances, collection system paths, fill slopes and any other areas of disturbance not considered “permanent”. All such areas will be restored and monitored, including reseeding as needed, per local regulations until NPDES permit close-out.
8.3Solar Installation
8.3.1Structural solar array works shall be performed in accordance with the technical Specifications and Drawings, which include installation of the array foundation, racking, and cable management system.
8.3.2Electrical solar array works shall be performed in accordance with the technical Specifications and Drawings, which include installation of Modules, wire harness, DC combiner boxes, array feeders, ground grid, power stations and all electrical connections.
8.3.3The racking analysis shall be based on a 105-mph wind speed and conform to the 2018 IBC and the ASCE 7 latest edition for wind forces unless a higher design wind speed is required by local codes and applicable Law.
9. PERFORMANCE TESTING
9.1The Performance Tests, as outlined in Exhibit I, Performance Tests, shall be performed by EPC Contractor.
[***]

10.    COMMISSIONING

Ex. A

All commissioning procedures will be carried out according to the Interconnection Agreement and EPC Contractor’s standard protocol. For any aspect of commissioning for which the Interconnection Agreement does not specify a procedure, EPC Contractor shall develop and carry out the procedure in accordance with Industry Standards. EPC Contractor’s commissioning procedures will consist of executing the Test Plan and Startup Plan. Appendices E and F contain an example Test Plan and Startup Plan, respectively. EPC Contractor shall provide to Owner a draft of the final Test Plan and Startup Plan, which will be in substantially similar forms as the examples provided in Appendices E and F, at least [***] Days prior to start of each activity for Owner to review and comment. Owner comments must be satisfactorily addressed to the extent they can be reasonably accommodated by EPC Contractor, and Test Plan and Startup Plan must be issued as final prior to commencing activities. On a limited basis EPC Contractor may begin aspects of the Test Plan prior to being issued as final, but in no case shall activities begin before [***] provided for Owner review of such plan. If the final Test Plan standards or processes conflicts with testing activities performed prior to final Test Plan approval, such previous tests shall be readministered to comply with the final Test Plan.
11. SUBSTANTIAL COMPLETION
EPC Contractor shall develop, permit, construct, commission and test the Project such that it achieves Substantial Completion pursuant to Article 14 of the EPC Contract.
12.    FINAL ACCEPTANCE
EPC Contractor shall develop, permit, construct, commission and test the Project such that it achieves Final Acceptance pursuant to Article 15 of the EPC Contract.

****End of Scope****

Ex. A

EXHIBIT B
FORM OF CHANGE ORDER

CHANGE ORDER

Change Order No.: __________                    Change Order Date: ________________

    Reference is made to the Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project) between Tri-State Generation and Transmission Association, Inc., (“Owner”) and JSI Construction Group LLC (“EPC Contractor”), dated as of March 15, 2024 (the “EPC Contract”). Capitalized terms not otherwise defined in this Change Order have the same meaning as specified in the EPC Contract.

(a)General description (state as much information as necessary regarding the history of events leading up to this proposed Change):

(b)Work approach to accomplish Change:

(c)Change Trigger Event:

(d)If Price Change, describe cost impact:

(e)If Time Change requested, describe schedule impact:

Item(s)	Description	Costs
EPC Contract Price increase or decrease (if any): Description of enclosed supporting documentation:

Ex. B

Original EPC Contract Price: _________________
Previously approved Price Changes: _________________	_________________
EPC Contract Price adjusted for previously approved Price Changes: _________________
Amount of this Price Change Order: _________________	_________________
New EPC Contract Price: _________________	_________________
Original Guaranteed Substantial Completion Date: _________________	_________________
Previously approved Schedule Changes: _________________	_________________
Amount of this Schedule Change Order: __________________________________	_________________
New Guaranteed Substantial Completion Date: _________________	_________________

Accepted and agreed this _____ day of _______________, 20__.

JSI Construction Group LLC By: __________________________ Name: ________________________ Title: _________________________	Tri-State Generation and Transmission Association, Inc. By: __________________________ Name: ________________________ Title: _________________________

Ex. B

EXHIBIT C
FORM OF WAIVER AND FINAL RELEASE

STATE OF __________    )                                , 20__
    ) ss:
COUNTY OF __________    )

Reference is made to the following contract:

Title:    Turnkey, Engineering, Procurement and Construction Contract for a Solar Photovoltaic Project
    Contract/Date            March 15, 2024
    Owner:                Tri-State Generation and Transmission Association, Inc.
    EPC Contractor:         JSI Construction Group LLC
    Name/Address of Project:     Axial Basin Solar
7785 State Highway 13
Meeker, CO 81641

THE UNDERSIGNED EPC CONTRACTOR, for and in consideration of the sum of ______________, being payment for work performed, services rendered and material furnished as a supplier on the Project under all contracts, orders and instructions, including extras, written and verbal, and for other good and valuable consideration paid by Owner, the receipt whereof is hereby acknowledged, hereby covenants and warrants that said premises on or for which said work was performed, services rendered and material furnished, and all contract funds, are free from all liens and claims chargeable to said premises and contract funds by reason of the work performed, services rendered and materials furnished by the undersigned EPC Contractor and by any subcontractor, materialman, supplier or employee working for or under the undersigned EPC Contractor.

    And the undersigned EPC Contractor further covenants and warrants that no subcontractor, materialman, supplier or employee working for or under the undersigned EPC Contractor on or for said job has any claim or right to lien against said job. The undersigned EPC Contractor hereby waives and releases all liens or right of liens on said premises and contract monies now existing, or that may hereafter arise and does hereby waive and release any right to any state or federal statutory bond right, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to claim or payment rights for persons in the undersigned’s position The undersigned EPC Contractor covenants and warrants that all debts owed by the undersigned EPC Contractor to any third party waiving these lien rights and relating to the goods or services covered by the waiver of these lien rights have been paid or will be timely paid.

    The undersigned EPC Contractor warrants and covenants that it has paid in full and in accordance with all applicable contract provisions, labor union agreements, federal and state laws and regulations, for all work performed, services rendered and materials, tools and equipment
Ex. C

furnished on or for said job by the undersigned EPC Contractor and by any subcontractor, material man, supplier or employee working for or under the undersigned EPC Contractor, for all payroll taxes, sales, use and other taxes applicable thereto, and for all other charges and expenses required for the providing of labor and materials for this job, and that there are no outstanding claims on the part of any person, firm, corporation or federal and state authorities and agencies, against the undersigned EPC Contractor by reason of said work performed, services rendered and materials furnished on or for said job.

    Signed and delivered this ___ day of ______, 20____.

                        JSI Construction Group LLC
By:
Officer’s Title:                ______
For:

Subscribed and sworn before this
___ day of ____________, 20___.

NOTICE:    THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

                    _________________________
Ex. C

EXHIBIT D
FORM OF CERTIFICATION AND LIEN RELEASE
ACCOMPANYING PAYMENT APPLICATION

    Reference is made to the following contract:

Title:        Turnkey, Engineering, Procurement and Construction     Contract (Axial Basin Solar Project)
    Contract/Date            March 15, 2024
    Owner:                Tri-State Generation and Transmission Association, Inc.
    EPC Contractor:         JSI Construction Group LLC
    Name/Address of Project:     Axial Basin Solar
7785 State Highway 13
Meeker, CO 81641

    Part I of this Certification and Lien Release relates to the work performed for which the accompanying payment application (the "Invoice") is hereby issued and provides for a conditional release of liens against the Project with respect to such work pending, and subject to, receipt by the undersigned EPC Contractor of the amount payable for such work as set forth in the Invoice. Part II of this Certification and Lien Release relates to all previous work performed as shown in previous invoices issued under the contract for which the undersigned EPC Contractor has been paid and provides an unconditional release of liens against the Project with respect to such work. Part III of this Certification and Lien Release contains general provisions applicable to this Certification and Lien Release.

I.    WORK PERFORMED, CURRENT INVOICE, CONDITIONAL RELEASE OF LIEN.

    Upon receipt of the sum of $ ______________ as set forth in the Invoice [Insert total amount of current invoice], the undersigned EPC Contractor releases Owner from all claims, demands and rights of lien that it may have against the Project to the extent of the amount shown in the Invoice, and through the date of such Invoice, for all work, labor, materials, machinery, plant or other goods, equipment or services done, performed or furnished as specified in such Invoice (the "Current Work Performed").

    Upon receipt of the sum set forth in the Invoice, the undersigned waives and releases any claim and right of lien which it may now or hereafter have in connection with the Current Work Performed, and warrants and agrees that it has not and shall not assign any claims for payment or right to perfect a lien against the Project with respect to such Current Work Performed. The undersigned EPC Contractor covenants and warrants that debts owed by the undersigned EPC Contractor to any third party waiving the lien rights related to the Current Work Performed and relating to the goods or services covered by the waiver of lien rights related to the Current Work Performed have been paid or will be timely paid.

II.    PREVIOUS INVOICES AND PAYMENTS; UNCONDITIONAL RELEASE OF LIEN.

    In consideration of the payment of $______________ [Insert TOTAL amount received to date under all previous invoices listed below.] received from Owner, the undersigned EPC Contractor releases Owner from all claims, demands and rights of lien that it may have against the Project to the extent of the amount shown immediately above and previously paid, and through the date hereof, for all work, labor, materials, machinery, plant or other goods, equipment or services done, performed or furnished as specified in the invoices listed below (collectively, the “Previous Work Performed and Paid For”):

    [List all previous invoices that have been paid by invoice number, date and amount invoiced and paid.]

    The undersigned EPC Contractor waives and releases any claim and right of lien which it may now or hereafter have in connection with the Previous Work Performed and Paid For, and warrants and agrees that it has not and shall not assign any claims for payment or right to perfect a lien against the Previous Work Performed and Paid For. The undersigned EPC Contractor covenants and warrants that all debts owed by the undersigned EPC Contractor to any third party waiving the lien rights related to the Previous Work Performed and relating to the goods or services covered by the waiver of lien rights related to the Previous Work Performed have been paid or will be timely paid.

    The undersigned EPC Contractor agrees to indemnify and defend Owner and to hold Owner free and harmless from any and all losses, claims, damages, expenses, including attorneys’ fees, arising directly or indirectly from any failure of the undersigned to pay in full all sums due its laborers, subcontractors, material men and suppliers on the Project, or from any liens against the Project or the Project monies filed by such laborers, subcontractors, material men or suppliers, with respect to the Previous Work Performed and Paid For.

    [Please note that the following invoice has not yet been paid: _________________. Part I of the Certification and Lien Waiver issued with such invoice remains in effect.][Use the bracketed clause only if necessary and insert invoice number, date and amount.]

III. GENERAL.

    The undersigned EPC Contractor agrees that all guarantees and warranties required under the terms of the said contract pertaining to the work, labor and materials furnished by the undersigned shall remain in full force and effect in accordance with their terms which shall not be extended nor enlarged hereby.

    The undersigned EPC Contractor represents that all amounts due to its subcontractors or material suppliers for labor, material, equipment employed in the performance of said contract have been fully paid with respect to the work referenced above to the date of this Certification and Lien Waiver, or will be paid from these funds; and, that there are no amounts for which Owner would be liable under any subcontract for the work referenced above; and, that all other terms of the relevant subcontract, relating to the work set forth above, have been fully complied with by the undersigned.

    The undersigned EPC Contractor warrants that it has not been delayed in the performance of its work to date and that it has incurred no extra costs in connection therewith. The undersigned EPC Contractor specifically waives, relinquishes and releases any and all claims incurred or alleged in connection with its work to date except only those claims, if any, previously denominated as claims and submitted in writing to Owner by [letter] dated _____________________________.

Total EPC Contract Price:

Balance Due on Total EPC Contract Price after Invoice payment:

Date:

JSI Construction Group LLC

By:
Title:

State of ______________    )
                ) ss:
County of ____________    )

Subscribed and sworn before this ___ day of ____________, 20__.

                                                __
                                    Notary Public
My commission expires:

EXHIBIT E
MILESTONE COMPLETION CERTIFICATES

See attached.
Exhibit E - 43

EXHIBIT E-1
CERTIFICATE OF COMMERCIAL DELIVERY OF POWER

Date: ______________________

This Certificate of Commercial Delivery of Power is delivered pursuant to Section 14.1.3 of that certain Turnkey Engineering, Procurement and Construction Contract (Axial Basin Project), dated as of ____________, 2024 (the “EPC Contract”), by and between JSI Construction Group LLC, a Delaware limited liability company (“EPC Contractor”) and Tri-State Generation and Transmission Association, Inc., a cooperative corporation organized and existing under the laws of the State of Colorado (“Owner”). Capitalized terms not defined herein are defined in the EPC Contract.

Pursuant to Section 14.1.3 of the EPC Contract, the undersigned officer of EPC Contractor hereby confirms that [he/she] is familiar with the Project and certifies to Owner that Commercial Delivery of Power has been achieved, and all of the following have occurred:

(a)the Project (other than items that would be permitted to be included in the Punchlist, or actions that are enumerated in Sections 14.2.2.2 through 14.2.2.12 and Sections 15.1.1 through 15.1.11 of the EPC Contract), has been completely installed and is mechanically and electrically sound;
(b)EPC Contractor has provided to Owner a certificate addressed to Owner certifying that (i) all testing and commissioning of the Project required for delivery of commercial power (not test power) from the PV Facility to the Point of Interconnection and any tests required under applicable Permits have been satisfactorily completed, (ii) the Project has a PV Facility Rating of 145.0 MW AC, and (iii) the Project has achieved initial synchronization with Owner’s transmission system at the Point of Interconnection;
(c)the Project operates as a single unit capable of continuously generating electricity continuously at a PV Facility Rating 145.0 MW AC;
(d)EPC Contractor, on behalf of Owner, has obtained all Permits that are required to operate and maintain the Project, including self-certifications from the Federal Energy Regulatory Commission that the Project is an “exempt wholesale generator” under the Energy Policy Act of 2005, as amended, but excluding minor Permits that are expected to be obtained in the ordinary course, the failure of which to obtain would not adversely affect the operation or maintenance of the Project;
(e)the SCADA system has been programed and installed, and EPC Contractor has demonstrated it can reliably transmit data from the Project to Owner;
(f)the Project has been Placed in Service;
(g)the Project is capable of operating safely in accordance with Industry Standards and Applicable Law;
(h)the metering system has been installed and calibrated by EPC Contractor pursuant to Exhibit A of the EPC Contract and is functioning accurately;
Exhibit E-1 - 1

(i)the Project complies with Applicable Law and has passed all inspections required by any applicable Governmental Authority for the commercial operation of the Project; and
(j)[***].
[Signature Page Follows]
Exhibit E-1 - 2

                            Very truly yours,

                            JSI Construction Group LLC

                            By: ______________________________
                            Name:
                            Title:

Accepted and agreed

Tri-State Generation and Transmission Association, Inc.

By:_____________________________
Name:
Title:
Exhibit E-1 - 3

EXHIBIT E-2
CERTIFICATE OF SUBSTANTIAL COMPLETION

Date: ______________________

This Certificate of Substantial Completion is delivered pursuant to Section 14.2.3 of that certain Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project), dated as of ____________, 2024 (the “EPC Contract”), by and between JSI Construction Group LLC, a Delaware limited liability company (“EPC Contractor”) and Tri-State Generation and Transmission Association, Inc., a cooperative corporation organized and existing under the laws of the State of Colorado (“Owner”). Capitalized terms not defined herein are defined in the EPC Contract.

Pursuant to Section 14.2.3 of the EPC Contract, the undersigned officer of EPC Contractor hereby confirms that [he/she] is familiar with the Project and certifies to Owner that Substantial Completion has been achieved, and all of the following have occurred:

(a)Commercial Delivery of Power has been achieved and continues to be achieved;
(b)Performance Tests described on Exhibit I of the EPC Contract have been successfully completed and EPC Contractor has provided to Owner a certificate signed by an officer of EPC Contractor addressed to Owner;
(c)all requirements for interconnection of the Facility that comprise part of the Work have been satisfied, and EPC Contractor has delivered to Owner evidence thereof reasonably satisfactory to Owner;
(d)all inspections and approvals necessary to authorize the production and, if applicable, delivery of energy generated by the Facility to Owner have been obtained;
(e)EPC Contractor has completed performance of all Work except for those items set forth in the approved Punchlist and those actions enumerated in Sections 15.1.1 through 15.1.11of the EPC Contract;
(f)EPC Contractor has provided to Owner and Operator the operation and maintenance manuals and any training materials for the Project including any provided by any Supplier;
(g)EPC Contractor has provided to Owner a list of the Project’s major equipment, including [***];
(h)EPC Contractor has delivered to Owner all Lien waivers required under Section 27.1 of the EPC Contract;
(i)EPC Contractor has delivered to Owner manually marked drafts of As-Built Drawings to the extent available;
(j)EPC Contractor has assigned to Owner all of the Warranty Agreements provided by the Major Suppliers in accordance with Section 18.3 of the EPC Contract;
(k)[***];
Exhibit E-2 - 1

(l)[***];
(m)EPC Contractor shall have posted the Workmanship Credit Support; and
(n)the Facility complies with Applicable Law, Contract Documents, Industry Standards, Governmental Approvals, and Permits applicable to the Facility.

[Signature Page Follows]
Exhibit E-2 - 2

                            Very truly yours,

                            JSI Construction Group LLC

                            By: ______________________________
                            Name:
                            Title:

Accepted and agreed

Tri-State Generation and Transmission Association, Inc.

By:_____________________________
Name:
Title:
Exhibit E-2 - 3

EXHIBIT E-3
CERTIFICATE OF FINAL ACCEPTANCE

Date: ______________________

This Certificate of Final Acceptance is delivered pursuant to Section 15.2 of that certain Turnkey Engineering, Procurement and Construction Contract (Axial Basin Solar Project), dated as of ____________, 2024 (the “EPC Contract”), by and between JSI Construction Group LLC, a Delaware limited liability company (“EPC Contractor”) and Tri-State Generation and Transmission Association, Inc., a cooperative corporation organized and existing under the laws of the State of Colorado (“Owner”). Capitalized terms not defined herein are defined in the EPC Contract.

Pursuant to Section 15.2 of the EPC Contract, the undersigned officer of EPC Contractor hereby confirms that [he/she] is familiar with the Project and certifies to Owner that Final Acceptance has been achieved, and all of the following have occurred:

(a)Owner has countersigned a Certificate of Substantial Completion;
(b)the Site is free of construction debris;
(c)all items on the Punch List have been completed or otherwise resolved by mutual agreement of the Parties;
(d)EPC Contractor has provided Owner with (i) the final version of all Documentation required to be delivered to Owner by EPC Contractor hereunder and not otherwise delivered to Owner in connection with the achievement of Substantial Completion, including, without limitation, QA/QC (pursuant to Section 7.1.2 of the Scope of Work), (ii) all Major Suppliers’ instructions, tests and certified drawings relating to Materials furnished by EPC Contractor hereunder, (iii) other test and inspection certificates and reports applicable to the Work and all As-Built Drawings for the Project, and (iv) an as-built survey of the Project;
(e)EPC Contractor has delivered in escrow (or such equivalent arrangement as the Parties may agree) a Waiver and Final Release, in the form set forth in Exhibit C of the EPC Contract from EPC Contractor;
(f)Owner has received unconditional releases and waivers of all Liens against the Project, the Site, Owner, and Owner’s property from EPC Contractor and each Supplier; provided that EPC Contractor shall not be required to deliver such releases and waivers from any second tier (or lower tier) Supplier to the extent [***];
(g)EPC Contractor has delivered to Owner manually marked final version of As-Built Drawings;
(h)EPC Contractor has removed all of its construction equipment, material and support personnel from the Site;
(i)the amount of ITC-Direct Pay Liquidated Damages (if any), Substantial Completion Delay Liquidated Damages (if any), and PV Performance Liquidated Damages (if any) have been determined and paid by EPC Contractor;
Exhibit E-3 - 1

(j)EPC Contractor has assigned to Owner, and shall have provided evidence reasonably satisfactory to Owner that EPC Contractor has assigned to Owner, all of the Warranty Agreements set forth in Exhibit H of the EPC Contract with respect to the Project; and
(k)EPC Contractor has remedied any Defects in the equipment and materials provided by the Major Suppliers that were identified prior to the Substantial Completion Date

[Signature Page Follows]
Exhibit E-3 - 2

                            Very truly yours,

                            JSI Construction Group LLC

                            By: ______________________________
                            Name:
                            Title:

Accepted and agreed

Tri-State Generation and Transmission Association, Inc.

By:_____________________________
Name:
Title:

Exhibit E-3 - 3

EXHIBIT F
PAYMENT APPLICATION

EXHIBIT G

MILESTONE PAYMENT SCHEDULE
[***]

EXHIBIT H

MAJOR SUPPLIER WARRANTIES
[***]

EXHIBIT I

PERFORMANCE TESTS
[***]

EXHIBIT J-1
EPC CONTRACTOR PERMIT MATRIX

Authorization	Agency	Permit or Authorization Trigger
Federal
Jurisdictional Wetlands Determination	US Army Corps of Engineers (USACE)	A process required to make a definitive, official determination whether aquatic resources in the study area are or are not jurisdictional.
Preconstruction Notification (PCN) – Nationwide Permit	US Army Corps of Engineers (USACE)	Nationwide Permit 12 Expired March 2021; Nationwide Permit 57 not required as Axial does not impact 1/10th an acre.
Spill Prevention Control and Countermeasure (SPCC)	Environmental Protection Agency (EPA)	SPCC Plan required for aggregate oil containment on-sites that exceed 1,320 gal. of oil-filled transformers.
State
State Electrical Permit	Department of Regulatory Agencies (DORA)	A Colorado State Electrical permit must be obtained prior to installing electrical wiring.
Land Development Air Pollutant Emission Notice (APEN)	Colorado Department of Public Health & Environment (CDPHE)	Land development greater than 25 acres requires filing for an APCD-223 Permit (an APEN) from the Air Pollution Control Division of CDPHE.
Construction Stormwater General Permit (NPDES)	CDPHE	The Water Quality Control Division requires the COR400000 Permit to be filed; this satisfies the EPA’s National Pollution Discharge Elimination System requirements. As part of the COR400000, a Stormwater Pollution Prevention Plan will be created.
Access Permit 320127	Colorado Department of Transportation (CDOT)	Access Permit and Notice to Proceed (NTP) required for Access to Hwy 013 A.
Access Permit 320126	CDOT	Access Permit required for Access to CR 17.
Local (Moffat County)
Land Use Entitlements Required
Zoning Amendment	Moffat County	Rezone from Ag. to H-1 zoning designation.
Conditional Use Permit	Moffat County	Conditional Use Permit required to allow use in zoning district.
Other Local Permits Required
Building Permit (Solar Permit)	Regional Building Department	Local regulations require review and approval of building plans and design.
Driveway Access Permits	Moffat County	Driveway access permits required for all entry points

EXHIBIT J-2
OWNER PERMIT MATRIX

FERC approval, if any.

EXHIBIT K
MAJOR SUPPLIER, SUBCONTRACTORS AND VENDORS
[***]

EXHIBIT L

SAFE WORK PRACTICES MANUAL

EXHIBIT M
EPC CONTRACTOR PARENT GUARANTY

[***]

EXHIBIT N
PROJECT SCHEDULE

[***]